                                                FILED PURSUANT TO RULE 424(b)(2)
                                                       REGISTRATION NO. 333-8439

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 10, 1996)

                                 $275,420,000

                               [LOGO OF ICIFC]
                          Master Servicer and Seller
                          ICIFC SECURED ASSETS CORP.
                                    Company
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-1

  The Mortgage Pass-Through Certificates, Series 1997-1 (collectively, the "Certificates"), consist of all Classes identified in the chart below (the "Offered Certificates") as well as certain additional Classes of Other Certificates (as hereinafter defined) which are not being offered for sale hereunder. It is a condition to their issuance that each Class of Certificates receive the respective ratings (set forth under "Summary--Ratings") of Duff & Phelps Credit Rating Co. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
                                                 (cover continued on next page)
                                --------------
     THE CERTIFICATES DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE COMPANY, THE SELLER, THE TRUSTEE, THE MASTER SERVICER OR ANY OF THEIR
      RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY,
         THE COMPANY, THE SELLER, THE MASTER SERVICER OR ANY OF THEIR
            AFFILIATES, OR ANY OTHER PERSON. DISTRIBUTIONS ON THE
             CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS
            TRANSFERRED OR PLEDGED TO THE TRUST FOR THE BENEFIT OF
                             CERTIFICATEHOLDERS.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
      OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
         OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
            NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
               ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                --------------

                           INITIAL SUBCLASS OR                                                INITIAL SUBCLASS OR
  SUBCLASS OR CLASS                CLASS          PASS-THROUGH    SUBCLASS OR CLASS                  CLASS           PASS-THROUGH
     DESIGNATION            PRINCIPAL BALANCE         RATE           DESIGNATION              PRINCIPAL BALANCE          RATE
----------------------     --------------------   ------------    -----------------           -------------------    ------------
Class A-1 Certificates..        $32,898,000           6.70%       Class A-8 Certificates...        $ 5,512,000           7.75%
Class A-2 Certificates..        $67,450,000           9.00%       Class A-9 Certificates...        $ 6,672,000           7.75%
Class A-3 Certificates..        $19,379,000           6.85%       Class A-10 Certificates..        $56,121,000           7.75%
Class A-4 Certificates..        $21,578,000           7.00%       Class X Certificates.....        $   (1)                (1)
Class A-5 Certificates..        $15,706,000           7.20%       Class B-1 Certificates...        $ 6,311,000           7.75%
Class A-6 Certificates..        $16,675,000           7.30%       Class B-2 Certificates...        $ 2,805,000           7.75%
Class A-7 Certificates..        $22,209,000           7.75%       Class B-3 Certificates...        $ 2,104,000           7.75%

  (1) The Class X Certificates will have a notional principal amount ("Notional Amount") equal to the aggregate Scheduled Principal Balances (as defined herein) of the Mortgage Loans with Net Rates (as defined herein) greater than 7.75% per annum (the "Premium Mortgage Loans") and will bear interest on their Notional Amount (initially approximately $270,718,591) at a variable Pass-Through Rate equal to the excess of
      (a) the weighted average of the Net Rates of the Premium Mortgage Loans over (b) 7.75% per annum. The Pass-Through Rate for the Class X Certificates for the first Interest Accrual Period is expected to be approximately .93257% per annum.
                                --------------
  SEE "RISK FACTORS" BEGINNING ON PAGE S-24 HEREIN AND ON PAGE 11 OF THE PROSPECTUS FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING AN INVESTMENT IN THE OFFERED CERTIFICATES.
  Each Class of Offered Certificates (other than the Class X Certificates) will be purchased by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and/or Bear, Stearns & Co. Inc. ("Bear Stearns") and the Class X Certificates will be purchased by Lehman Brothers Inc. ("Lehman Brothers," and together with Morgan Stanley and Bear Stearns, the "Underwriters") from the Company and will be offered by the respective Underwriters from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Company are expected to be approximately 104.1% of the aggregate principal balance of such Offered Certificates plus accrued interest thereon, but before deducting expenses payable by the Company in connection with the Offered Certificates, estimated to be $350,000,000.
  The Offered Certificates are offered by the respective Underwriters when, as and if issued, delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that delivery of the Offered Certificates will be made in book entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, in each case on or about March 27, 1997.
                                --------------

MORGAN STANLEY & CO.                                   BEAR, STEARNS & CO. INC.
           Incorporated
March 21, 1997

(Cover continued from previous page)

    The Offered Certificates and the Other Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, fixed rate, first lien residential mortgage loans with original terms to maturity (based on the date of origination or any later modification) of up to 30 years (the "Mortgage Loans"). The characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool" and in Annex A hereto. All the Mortgage Loans will be acquired by ICIFC Secured Assets Corp. (the "Company") from ICI Funding Corporation on the date of issuance of the Certificates.

    Principal and interest on the Certificates are payable as described herein on the 25th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, beginning in April 1997 (each, a "Distribution Date"). Interest will accrue on the Offered Certificates at the applicable Pass-Through Rates described above and will be distributed in the amounts as described under "Description of the Certificates--Distributions on the Certificates--Interest" herein. Distributions of principal among the Certificates will be made as described under "Description of the Certificates--Distributions on the Certificates--Principal" herein. Realized Losses (as defined under "Description of the Certificates--Allocation of Realized Losses") on the Mortgage Loans will be allocated to the Certificates as described under "Description of the Certificates--Allocation of Realized Losses" herein.

    This Prospectus Supplement contains an "Index of Principal Definitions" at the end hereof, and the Prospectus contains an "Index of Principal Definitions" at the end of the Prospectus.

    There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

    THE YIELD TO MATURITY OF EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS WHICH GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE APPLICABLE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, AND INCLUDING THE CLASS X CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE CLASS X CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE PREMIUM MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER FULLY THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES (PARTICULARLY THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES) ALSO WILL BE ADVERSELY AFFECTED BY REALIZED LOSSES AND NET INTEREST SHORTFALLS (EACH AS DEFINED HEREIN) ON ALL OF THE MORTGAGE LOANS. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON ANY MORTGAGE LOANS, THE AMOUNT AND TIMING OF REALIZED LOSSES OR INTEREST SHORTFALLS (AS DEFINED HEREIN) OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF OFFERED CERTIFICATES. SEE "SUMMARY--YIELD AND PREPAYMENT CONSIDERATIONS" AND "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

    As described herein, two separate real estate mortgage investment conduit ("REMIC") elections will be made in connection with the Trust for federal income tax purposes. As described more fully herein and in the Prospectus, all of the Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated as "regular interests" in a REMIC and the Class R-1 and Class R-
2 Certificates will represent the "residual interests" in such REMICs. See "Federal Income Tax Consequences" herein and in the Prospectus. The Class R-1 and Class R-2 Certificates will be subject to certain restrictions on transfer and may have tax liabilities during the early years of the REMICs that substantially exceed the principal and interest paid thereon during such period.

    ICI Funding Corporation (the "Master Servicer") will act a master servicer of the Mortgage Loans and will make certain limited representations and warranties concerning the Mortgage Loans. The obligations of ICI Funding Corporation (and any successor Master Servicer) to repurchase or substitute for a Mortgage Loan as to which a breach has occurred and is continuing will constitute the sole remedies available to Certificateholders with respect to a breach of any representations or warranties concerning the Mortgage Loans. The Company will not make any representations or warranties for the benefit of the Certificateholders and will not have any liability to the Certificateholders.

                          ---------------------------

    THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED DECEMBER 10, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                            TABLE OF CONTENTS
                                                                                           Page
                                                                                           ----
                                          PROSPECTUS SUPPLEMENT
Summary...................................................................................  S-5
Risk Factors.............................................................................. S-24
Description of The Mortgage Pool.......................................................... S-24
Certain Yield and Prepayment Considerations............................................... S-54
The Pooling and Servicing Agreement....................................................... S-64
Federal Income Tax Consequences........................................................... S-77
ERISA Considerations...................................................................... S-78
Legal Investment.......................................................................... S-80
Method of Distribution.................................................................... S-80
Legal Opinions............................................................................ S-80
Ratings................................................................................... S-81
Annex A - Certain Characteristics of The Mortgage Loans...................................  A-1

                                               PROSPECTUS

Table of Contents.........................................................................    2
Available Information.....................................................................    3
Reports to Certificateholders.............................................................    3
Incorporation of Certain Information by Reference.........................................    4
Summary of Prospectus.....................................................................    5
Risk Factors..............................................................................   12
The Mortgage Pools........................................................................   19
Servicing of Mortgage Loans...............................................................   30
Description of the Certificates...........................................................   37
Description of Credit Enhancement.........................................................   49
Purchase Obligations......................................................................   57
Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder...........................   58
The Company...............................................................................   61
ICI Funding Corporation...................................................................   61
Imperial Credit Mortgage Holdings, Inc....................................................   61
The Pooling Agreement.....................................................................   62
Yield Considerations......................................................................   67
Maturity and Prepayment Considerations....................................................   69
Certain Legal Aspects of Mortgage Loans...................................................   70
Federal Income Tax Consequences...........................................................   82
State and Other Tax Consequences..........................................................  108
ERISA Considerations......................................................................  108
Legal Investment Matters..................................................................  111
Use of Proceeds...........................................................................  112
Methods of Distribution...................................................................  113
Legal Matters.............................................................................  114
Financial Information.....................................................................  114
Rating....................................................................................  114
Index of Principal Definitions............................................................  115

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. This Prospectus Supplement contains an "Index of Principal Definitions" at the end hereof, and the Prospectus contains an "Index of Principal Definitions" at the end of the Prospectus.

Title of Securities..........................        Mortgage Pass-Through Certificates, Series 1997-1.

Company......................................        ICIFC Secured Assets Corp. (the "Company"), a wholly-
                                                        owned subsidiary of ICI Funding Corporation ("ICI
                                                        Funding").  See "The Company" and "ICI Funding
                                                        Corporation" in the Prospectus.

Seller.......................................        ICI Funding Corporation (the "Seller" or "ICI Funding"), a
                                                        non-consolidating subsidiary of Imperial Credit Mortgage
                                                        Holdings, Inc. ("ICMH").  See "Description of the
                                                        Mortgage Pool--The Seller" herein and "ICI Funding
                                                        Corporation" and "Imperial Credit Mortgage Holdings,
                                                        Inc." in the Prospectus.

Master Servicer..............................        ICI Funding Corporation (the "Master Servicer" or "ICI
                                                        Funding"), a non-consolidating subsidiary of Imperial
                                                        Credit Mortgage Holdings, Inc. ("ICMH").  The
                                                        Mortgage Loans will be subserviced by Wendover
                                                        Funding, Inc., a wholly-owned subsidiary of State Street
                                                        Bank and Trust Company ("Wendover" or the "Sub-
                                                        Servicer").  See "Description of the Mortgage Pool--The
                                                        Master Servicer; the Sub-Servicer--Wendover" herein and
                                                        "ICI Funding Corporation" and "Imperial Credit
                                                        Mortgage Holdings, Inc." in the Prospectus.

Trustee......................................        Bankers Trust Company of California, N.A. (the "Trustee").

Cut-off Date.................................        March 1, 1997 (the "Cut-off Date").

Closing Date.................................        On or about March 27, 1997 (the "Closing Date").

Offered Certificates.........................        The Offered Certificates and the Other Certificates will
                                                        represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of
                                                        Mortgage Loans having aggregate principal balances as
                                                        of the Cut-off Date of approximately $280,491,412.  The
                                                        Certificates will be issued pursuant to a Pooling and
                                                        Servicing Agreement to be dated as of the Cut-off Date
                                                        (the "Agreement") among the Company, as seller, ICI
                                                        Funding, as master servicer , and the Trustee, as trustee.


                                               The Offered Certificates consist of the following
                                                 Classes with the indicated initial principal
                                                 balances and Pass- Through Rates:


                                                Class A-1            6.70%            $32,898,000
                                                Class A-2            9.00%            $67,450,000
                                                Class A-3            6.85%            $19,379,000
                                                Class A-4            7.00%            $21,578,000
                                                Class A-5            7.20%            $15,706,000
                                                Class A-6            7.30%            $16,675,000
                                                Class A-7            7.75%            $22,209,000
                                                Class A-8            7.75%            $ 5,512,000
                                                Class A-9            7.75%            $ 6,672,000
                                                Class A-10           7.75%            $56,121,000
                                                Class X              (1)              $   (1)
                                                Class B-1            7.75%            $ 6,311,000
                                                Class B-2            7.75%            $ 2,805,000
                                                Class B-3            7.75%            $ 2,104,000

                                               ----------

                                               (1)   The Class X Certificates will have a
                                                     Notional Amount equal to the ag gregate
                                                     Scheduled Principal Balances of all of the
                                                     Premium Mortgage Loans.


Other Certificates...........................  In addition to the Offered Certificates, the Trust will issue Class PO, Class B-4, Class B-5, Class
                                                 B-6, Class R-1 and Class R-2 Certificates
                                                 (collectively, the "Other Certificates"). The
                                                 Class PO Certificates will be issued in
                                                 aggregate original principal amounts of
                                                 approximately $162,446, are principal only
                                                 Certificates and will receive no interest. The
                                                 Class B-4, Class B-5 and Class B-6 Certificates
                                                 will be issued in aggregate original principal
                                                 amounts of approximately $2,384,000, $1,262,000
                                                 and $1,262,766, respectively. The Class R-1 and
                                                 Class R-2 Certificates will be issued in nominal
                                                 original principal amounts of $100.00 each.


                                               Each of the Other Certificates (other than the
                                                 Class PO Certificates) will bear interest at the
                                                 rate of 7.75% per annum.

                                               Any information contained herein with respect to
                                                 the Other Certificates is provided only to
                                                 permit a better understanding of the Offered
                                                 Certificates. The Other Certificates are not
                                                 offered hereby.



Designations
 Certificates................................  Offered Certificates and Other Certificates.

  Offered Certificates.......................  Class A-1, Class A-2, Class A-3, Class A-4, Class
                                                 A-5, Class A-6, Class A-7, Class A-8, Class A-9,
                                                 Class A-10, Class X, Class B-1, Class B-2 and
                                                 Class B-3 Certificates.

  Other Certificates.........................  Class PO, Class B-4, Class B-5, Class B-6, Class
                                                 R-1 and Class R-2 Certificates (not offered
                                                 hereby).

  Class A Certificates.......................  Class A-1, Class A-2, Class A-3, Class A-4, Class
                                                 A-5, Class A-6, Class A-7, Class A-8, Class A-9
                                                 and Class A-10 Certificates.

  Class B Certificates.......................  Class B-1, Class B-2, Class B-3, Class B-4, Class
                                                 B-5 and Class B-6 Certificates.

  Senior Certificates........................  Class A, Class PO, Class X and Class R-1 and Class
                                                 R-2 Certificates.

  Subordinate Certificates...................  Class B Certificates.

  Regular Certificates.......................  All Classes of Certificates other than the Class
                                                 R-1 and Class R-2 Certificates.

  Residual Certificates......................  Class R-1 and Class R-2 Certificates.

  Physical Certificates......................  Class B-4, Class B-5, Class B-6, Class R-1 and
                                                 Class R-2 Certificates.

  Book-Entry Certificates....................  The Offered Certificates and the Class PO
                                                 Certificates.

Denominations................................  Each Class of Offered Certificates will be
                                                 Book-Entry Certificates and will be registered
                                                 as a single Certificate held by a nominee of The
                                                 Depository Trust Company, and beneficial
                                                 interests will be held by investors through the
                                                 book-entry facilities of The Depository Trust
                                                 Company, as described herein, in minimum
                                                 denominations of $25,000, and in each case
                                                 increments of $1 in excess thereof. One
                                                 Certificate of each Class of Book-Entry
                                                 Certificates may be issued in a different
                                                 principal amount to accommodate the remainder of
                                                 the initial principal amount of the Certificates
                                                 of such Class.

                                               The Physical Certificates will be issued in
                                                 certificated fully-registered form. The Class
                                                 R-1 and Class R-2 Certificates will be issued in
                                                 single certificates of $100 each.

The Mortgage Loans...........................  The Mortgage Loans will consist of conventional, one- to four-family, fully amortizing, fixed
                                                 rate Mortgage Loans secured by first liens on
                                                 residential real properties (the "Mortgaged
                                                 Properties") and having an aggregate




                                                  principal balance as of the Cut-off Date of
                                                  approximately $280,491,412 (the "Cut-off Date
                                                  Scheduled Principal Balance"). All of the
                                                  Mortgage Loans will be acquired by the Company
                                                  on the date of issuance of the Certificates from
                                                  ICI Funding.

                                                Approximately $14,729,542 aggregate principal
                                                  balance of the Mortgage Loans have original
                                                  terms to stated maturity of up to 15 years and
                                                  approximately $265,761,871 aggregate principal
                                                  balance of the Mortgage Loans have original
                                                  terms to stated maturity of greater than 15 but
                                                  not more than 30 years, in each case based on
                                                  the date of origination or any later
                                                  modification. As of the Cut-off Date, the
                                                  weighted average remaining term to maturity of
                                                  the Mortgage Loans was approximately 348 months.
                                                  The original principal balances of the Mortgage
                                                  Loans ranged from approximately $22,500 to
                                                  approximately $650,000 and the average principal
                                                  balance at origination was approximately
                                                  $146,165. As of the Cut-off Date, the
                                                  outstanding principal balances of the Mortgage
                                                  Loans ranged from approximately $22,262 to
                                                  approximately $649,596, and the average
                                                  outstanding principal balance as of the Cut-off
                                                  Date was approximately $145,786.

                                                The Mortgage Rates on the Mortgage Loans are fixed
                                                  rates ranging from 7.250% per annum to 12.500%
                                                  per annum, with a weighted average Mortgage Rate
                                                  as of the Cut- off Date of approximately 8.911%
                                                  per annum. The weighted average Net Rate on the
                                                  Mortgage Loans as of the Cut-off Date is
                                                  approximately 8.646% per annum.

                                                Approximately 37.49%, 18.07%, 9.15% and 8.00% of
                                                  the Mortgage Loans (measured by Cut-off Date
                                                  Scheduled Principal Balance) are secured by
                                                  Mortgaged Properties located in California,
                                                  Florida, New York and New Jersey, respectively.

                                                For a further description of the Mortgage Loans,
                                                  see "Description of the Mortgage Pool" herein
                                                  and Annex A attached hereto.

Net Rate.....................................   The "Net Rate" for each Mortgage Loan is the
                                                  interest rate borne by such Mortgage Loan (the
                                                  "Mortgage Rate"), less the sum of the Master
                                                  Servicing Fee and the Trustee's Fee attributable
                                                  thereto (in each case expressed as a per annum
                                                  rate) (the "Aggregate Expense Rate"). It is
                                                  expected that with respect to each Distribution
                                                  Date, the Master Servicing Fee (which includes
                                                  the fee payable to the Sub-Servicer (as defined
                                                  herein)) for the Mortgage Loans will be 0.25%
                                                  per annum, and the Trustee's Fee will be 0.015%
                                                  per annum, of the Scheduled Principal Balance of
                                                  each Mortgage Loan as of the Due Date in


                                                 the month preceding the month in which such
                                                 Distribution Date occurs. For any Distribution
                                                 Date, the "Due Date" will be the first day of
                                                 the month in which such Distribution Date
                                                 occurs.

                                               The "Scheduled Principal Balance" of a Mortgage
                                                 Loan with respect to a Distribution Date is (i)
                                                 the unpaid principal balance of such Mortgage
                                                 Loan as of the close of business on the Due Date
                                                 in the month preceding the month of the
                                                 Distribution Date (i.e., taking account of the
                                                 principal payment to be made on such Due Date
                                                 and irrespective of any delinquency in its
                                                 payment), as specified in the amortization
                                                 schedule at the time relating thereto (before
                                                 any adjustment to such amortization schedule by
                                                 reason of any bankruptcy or similar proceeding
                                                 occurring after the Cut-off Date (other than a
                                                 Deficient Valuation, as defined under
                                                 "Description of the Certificates--Allocation of
                                                 Realized Losses" herein) or any or grace period)
                                                 less (ii) any Principal Prepayments and the
                                                 principal portion of any Net Liquidation
                                                 Proceeds (as defined herein) received during or
                                                 prior to the related Prepayment Period (as
                                                 defined herein); provided that the Scheduled
                                                 Principal Balance of any Liquidated Mortgage
                                                 Loan (as defined herein) is zero.

Distribution Dates...........................  The 25th day of each month, or if such day is not a Business Day, then the next succeeding
                                                 Business Day, beginning in April 1997 (each, a
                                                 "Distribution Date").

Record Date..................................  The "Record Date" for each Distribution Date will be the close of business on the last business
                                                 day of the month preceding the month in which
                                                 such Distribution Date occurs.

Due Period...................................  With respect to each Distribution Date, the period commencing on the second day of the month
                                                 preceding the month in which the Distribution
                                                 Date occurs and ending at the close of business
                                                 on the first day of the month in which the
                                                 Distribution Date occurs (each, a "Due Period").

Prepayment Period............................  With respect to each Distribution Date, the period from the first day through the last day of the
                                                 month preceding the month of such Distribution
                                                 Date (each, a "Prepayment Period").

Distributions on the
  Certificates...............................  General. On each Distribution Date, (i) the Senior
                                                 Certificates will be entitled to receive all
                                                 amounts distributable to them for such
                                                 Distribution Date before any distributions are
                                                 made to the Classes of Subordinate Certificates
                                                 on such date and (ii) the Subordinate

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                                                 Certificates of each Class will be entitled to
                                                 receive all amounts distributable to them for
                                                 such Distribution Date before any distributions
                                                 are made on such date on any Class of
                                                 Subordinate Certificates with a higher numerical
                                                 Class designation. The Available Funds (as
                                                 defined herein) for such Distribution Date will
                                                 be allocated first, to pay the holders of the
                                                 interest-bearing Senior Certificates Accrued
                                                 Certificate Interest (as defined herein) and
                                                 then to reduce the Current Principal Amounts of
                                                 the Senior Certificates in the order and in the
                                                 proportions described herein; second, subject to
                                                 the limitations described herein, to pay the
                                                 Class PO Deferred Amount for such Distribution
                                                 Date to the Class PO Certificates; and third, to
                                                 pay interest on and then principal of each Class
                                                 of Subordinate Certificates in the order of
                                                 their numerical Class designations. The
                                                 Available Funds will be allocated among the
                                                 Classes of Certificates in the manner set forth
                                                 in "Description of the Certificates--Distributions on
                                                 the Certificates-- Allocation of Available Funds" herein.
                                                 No distribution of interest or principal will be made
                                                 on any Class of Subordinate Certificates on any
                                                 Distribution Date until all distributions of interest and
                                                 principal have been made on such date on each Class
                                                 of Certificates having a higher priority with respect to
                                                 the same Available Funds.

                                               Interest. Interest will accrue during the
                                                 preceding Interest Accrual Period for each
                                                 interest-bearing Class of Certificates at the
                                                 related rate described below (each, a
                                                 "Pass-Through Rate") on the Current Principal
                                                 Amount (as defined below) or Notional Amount of
                                                 such Class immediately preceding such
                                                 Distribution Date. The Class PO Certificates are
                                                 principal only Certificates and will not bear
                                                 interest. With respect to each Distribution
                                                 Date, the "Interest Accrual Period" for each
                                                 Class of interest-bearing Certificates will be
                                                 the calendar month preceding the month in which
                                                 the Distribution Date occurs, commencing in
                                                 March 1997. Interest will be calculated on the
                                                 basis of a 360-day year comprised of twelve
                                                 30-day months.

                                               Each interest-bearing Class of Offered
                                                 Certificates (other than the Class X
                                                 Certificates) will bear interest at the fixed
                                                 Pass-Through Rates set forth on the cover page
                                                 hereof.

                                               The Class X Certificates will bear interest on
                                                 their Notional Amount at a variable Pass-Through
                                                 Rate equal to the excess of (a) the weighted
                                                 average of the Net Rates of the Premium Mortgage
                                                 Loans over (b) 7.75% per annum. The Pass-Through
                                                 Rate for the Class X Certificates for the first
                                                 Interest Accrual Period is expected to be
                                                 approximately .93257% per annum.
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                                               On each Distribution Date, interest will be
                                                 distributable on each interest-bearing Class of
                                                 Certificates from the Available Funds for such
                                                 Distribution Date in an aggregate amount equal
                                                 to the Accrued Certificate Interest for such
                                                 Class on such Distribution Date, plus any
                                                 Accrued Certificate Interest thereon remaining
                                                 undistributed from previous Distribution Dates.

                                               The "Accrued Certificate Interest" for any
                                                 interest-bearing Certificate for any
                                                 Distribution Date will equal the interest
                                                 accrued during the related Interest Accrual
                                                 Period at the applicable Pass-Through Rate on
                                                 the Current Principal Amount (or, in the case of
                                                 the Class X Certificates, the Notional Amount)
                                                 of such Certificate immediately prior to such
                                                 Distribution Date less (i) in the case of an
                                                 interest-bearing Senior Certificate, such
                                                 Certificate's share of any Net Interest
                                                 Shortfall and the interest portion of any Excess
                                                 Losses (each as defined herein) and, after the
                                                 Distribution Date on which the Current Principal
                                                 Amounts of the Subordinate Certificates are
                                                 reduced to zero (the "Cross-Over Date"), the
                                                 interest portion of any Realized Losses and (ii)
                                                 in the case of a Subordinate Certificate, such
                                                 Certificate's share of any Net Interest
                                                 Shortfalls and the interest portion of any
                                                 Realized Losses.

                                               Such shortfalls and losses will be allocated among
                                                 the Senior Certificates in proportion to the
                                                 amount of Accrued Certificate Interest that
                                                 would have been allocated thereto in the absence
                                                 of such shortfalls or losses. See "Description
                                                 of the Certificates-- Distributions on the
                                                 Certificates--Interest" and "--Allocation of
                                                 Realized Losses" herein.

                                               Any Interest Shortfalls resulting from prepayments
                                                 from the first through the last day of such
                                                 month will be offset by the Master Servicer to
                                                 the extent such Interest Shortfalls do not
                                                 exceed the lesser of (i) the Master Servicing
                                                 Fee in connection with such Distribution Date or
                                                 (ii) 1/12 of 0.125% of the Scheduled Principal
                                                 Balances of the Mortgage Loans with respect to
                                                 such Distribution Date (the amount of such fee
                                                 so used, a "Compensating Interest Payment"). No
                                                 assurance can be given that the servicing
                                                 compensation available to cover Interest
                                                 Shortfalls will be sufficient therefor. See "The
                                                 Pooling and Servicing Agreement--Servicing
                                                 Compensation and Payment of Expenses" herein.

                                               The "Current Principal Amount" of any Certificate
                                                 (other than a Class X Certificate) as of any
                                                 Distribution Date will equal such Certificate's
                                                 initial principal amount on the Closing Date as
                                                 reduced by (i) all amounts distributed on
                                                 previous Distribution Dates on such
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                                                 Certificate on account of principal (and the Class
                                                 PO Cash Shortfall with respect to a Class PO
                                                 Certificate), (ii) the principal portion of all
                                                 Realized Losses previously allocated to such
                                                 Certificate and (iii) in the case of a
                                                 Subordinate Certificate, such Certificate's
                                                 share, if any, of the Subordinate Certificate
                                                 Writedown Amount and the Class PO Deferred
                                                 Payment Writedown Amount (each, as defined
                                                 herein) for previous Distribution Dates.

                                               The Class X Certificates will have a Notional
                                                 Amount equal to the aggregate Scheduled
                                                 Principal Balances of all of the Premium
                                                 Mortgage Loans.

                                               Principal. Principal will be distributable monthly
                                                 on the Senior Certificates (other than the Class
                                                 X Certificates) on each Distribution Date in an
                                                 aggregate amount equal to the sum of the Senior
                                                 Optimal Principal Amount, and the Class PO
                                                 Principal Distribution Amount (each as defined
                                                 herein) for such Distribution Date to the extent
                                                 of the Available Funds, subject to certain
                                                 limited exceptions, for such Distribution Date,
                                                 remaining after distributions of interest are
                                                 made on the related interest- bearing Senior
                                                 Certificates on such date. Subject to such
                                                 limitation, the Senior Optimal Principal Amount
                                                 and the Class PO Principal Distribution Amount
                                                 will be allocated among the Senior Certificates
                                                 in the manner described herein.

                                               Principal will be distributed monthly on each
                                                 Class of Subordinate Certificates on each
                                                 Distribution Date in an aggregate amount equal
                                                 to such Class's Allocable Share (as defined
                                                 herein) for such Distribution Date to the extent
                                                 of the Available Funds remaining after (i)
                                                 distributions of interest and principal have
                                                 been made on each Senior Certificate entitled
                                                 thereto as described herein, (ii) subject to the
                                                 limitations described herein, the Class PO
                                                 Deferred Amount for such Distribution Date has
                                                 been distributed in respect of the Class PO
                                                 Certificates, (iii) distributions of interest
                                                 and principal have been made on each Class of
                                                 Subordinate Certificates, if any, with a lower
                                                 numerical Class designation than such Class and
                                                 (iv) distributions of interest have been made on
                                                 such Class of Subordinate Certificates.

                                               Distributions of principal on a Class of
                                                 Certificates will be made on a pro rata basis
                                                 among all outstanding Certificates of such
                                                 Class. See "Description of the Certificates
                                                 --Distributions on the Certificates" herein.
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                                               Class PO Deferred Amount. On each Distribution
                                                 Date, the PO Percentage (as defined herein) of
                                                 the principal portion of any Realized Loss in
                                                 respect of a Discount Mortgage Loan (as defined
                                                 herein) will be allocated to the Class PO
                                                 Certificates. See "Description of the
                                                 Certificates--Allocation of Realized Losses"
                                                 herein. On each Distribution Date through the
                                                 Cross-Over Date, the Class PO Certificates will
                                                 be entitled to receive, to the extent of
                                                 Available Funds remaining after distributions of
                                                 interest and principal on the Senior
                                                 Certificates have been made from such funds on
                                                 such Distribution Date, any Class PO Deferred
                                                 Amount for such Distribution Date; provided,
                                                 that distributions in respect of the Class PO
                                                 Deferred Amount on any Distribution Date will
                                                 not exceed the excess, if any, of (x) the
                                                 Available Funds remaining after giving effect to
                                                 the distributions pursuant to priorities (A)
                                                 first through third under "Description of the
                                                 Certificates--Distributions on the
                                                 Certificates-- Allocation of Available Funds"
                                                 herein over (y) the amount of Accrued
                                                 Certificate Interest for such Distribution Date
                                                 and Accrued Certificate Interest remaining
                                                 undistributed from previous Distribution Dates
                                                 on all Classes of Subordinate Certificates.
                                                 Distributions in respect of the Class PO
                                                 Deferred Amount shall not reduce the Current
                                                 Principal Amount of the Class PO Certificates.
                                                 The "Class PO Deferred Amount" means, as to each
                                                 Distribution Date through the Cross-Over Date,
                                                 the aggregate of all amounts allocable on such
                                                 date to the Class PO Certificates in respect of
                                                 the principal portion of Realized Losses and
                                                 Class PO Cash Shortfall and all amounts
                                                 previously allocated in respect of such losses
                                                 and Class PO Cash Shortfall to the Class PO
                                                 Certificates and not distributed on prior
                                                 Distribution Dates.

Additional Rights of the
  Residual Certificates......................  In addition to distributions of principal and interest, the holders of the Residual
                                                 Certificates will be entitled to receive (i) the
                                                 amount, if any, of Available Funds remaining on
                                                 any Distribution Date after distributions of
                                                 interest and principal are made on the
                                                 Certificates on such date and (ii) the proceeds,
                                                 if any, of the assets of the Trust remaining
                                                 after the Current Principal Amount of each Class
                                                 of Certificates has been reduced to zero. It is
                                                 not anticipated that any material assets will be
                                                 remaining for such distributions at any such
                                                 time.

Credit Enhancement--
  General....................................  Credit enhancement for the Senior Certificates will be provided by the Subordinate
                                                 Certificates. Credit enhancement for each Class
                                                 of Subordinate Certificates will be provided by
                                                 the Class or Classes of Subordinate
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                                                 Certificates with higher numerical Class
                                                 designations, if any.

Credit Enhancement--
  Subordination..............................  The rights of the holders of each Class of
                                                 Subordinate Certificates to receive
                                                 distributions with respect to the Mortgage Loans
                                                 will be subordinated to such rights of the
                                                 holders of the related Senior Certificates and
                                                 of each Class of Subordinate Certificates having
                                                 a lower numerical Class designation than such
                                                 Class. The subordination of the Subordinate
                                                 Certificates to Senior Certificates, and the
                                                 further subordination among the Subordinate
                                                 Certificates, are each intended to increase the
                                                 likelihood of timely receipt by the holders of
                                                 Certificates with higher relative payment
                                                 priority of the maximum amount to which they are
                                                 entitled on any Distribution Date and to provide
                                                 such holders protection against losses resulting
                                                 from defaults on Mortgage Loans to the extent
                                                 described herein. The Subordinate Certificates
                                                 also provide protection to a lesser extent
                                                 against Special Hazard Losses, Fraud Losses and
                                                 Bankruptcy Losses (each as defined herein) to
                                                 the extent described herein. However, in certain
                                                 circumstances, the amount of available
                                                 subordination (including the limited
                                                 subordination provided for certain types of
                                                 losses) may be exhausted and shortfalls in
                                                 distributions on the Offered Certificates could
                                                 result. Except with respect to the PO Percentage
                                                 of the principal portion of Realized Losses in
                                                 respect of a Discount Mortgage Loan, holders of
                                                 Senior Certificates (other than the Class PO
                                                 Certificates) will bear their pro rata share of
                                                 any Realized Losses in excess of the available
                                                 total subordination amount. See "Description of
                                                 the Certificates--Distributions on the
                                                 Certificates," "-- Allocation of Realized
                                                 Losses" and "--Subordination" herein.

                                               As of the Closing Date, the aggregate Current
                                                 Principal Amounts of all classes of Subordinate
                                                 Certificates and of the Other Certificates will
                                                 equal approximately 5.75% and 1.81%
                                                 respectively, of the aggregate Current Principal
                                                 Amounts of all Classes of Certificates.

                                               In addition, in order to extend the period during
                                                 which the Subordinate Certificates remain
                                                 available as credit enhancement for the Senior
                                                 Certificates, the entire amount of any
                                                 prepayments and certain other unscheduled
                                                 recoveries of principal with respect to the
                                                 Mortgage Loans will be allocated to the related
                                                 Senior Certificates to the extent described
                                                 herein during the first five years after the
                                                 Closing Date (with such allocation being subject
                                                 to reduction thereafter as described herein).
                                                 This allocation has the effect of accelerating
                                                 the
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                                                 amortization of the related Senior Certificates as
                                                 a whole while, in the absence of losses in
                                                 respect of the Mortgage Loans, increasing the
                                                 percentage interest in the principal balance of
                                                 the Mortgage Loans evidenced by the Subordinate
                                                 Certificates. See "Description of the
                                                 Certificates--Distributions on the Certificates"
                                                 and "--Subordination" herein.

Monthly Advances.............................  The Master Servicer will be obligated to advance delinquent scheduled payments of principal and
                                                 interest on the Mortgage Loans under certain
                                                 circumstances (each such advance, a "Monthly
                                                 Advance"). See "The Pooling and Servicing
                                                 Agreement--Monthly Advances" herein.

Allocation of Losses.........................  Subject to the limitations set forth below,
                                                 Realized Losses on the Mortgage Loans will be
                                                 allocated as follows: first, among the
                                                 Subordinate Certificates in the inverse order of
                                                 their numerical Class designations beginning
                                                 with the Class B-6 Certificates and second, pro
                                                 rata to the Classes of Senior Certificates as
                                                 described herein, until, in each case, the
                                                 Current Principal Amount of each such Class of
                                                 Certificates is reduced to zero. The Subordinate
                                                 Certificates will only be written down to the
                                                 extent of the amounts of Special Hazard Losses,
                                                 Fraud Losses and Bankruptcy Losses, which are
                                                 initially limited to $2,804,912, $5,606,579 and
                                                 $75,000, respectively. All of the foregoing
                                                 amounts are subject to periodic reduction as
                                                 described herein.

                                               Any Special Hazard Losses, Fraud Losses and
                                                 Bankruptcy Losses in excess of the respective
                                                 amounts of coverage therefor ("Excess Special
                                                 Hazard Losses," "Excess Fraud Losses" and
                                                 "Excess Bankruptcy Losses," respectively, and
                                                 collectively, "Excess Losses") on Non-Discount
                                                 Mortgage Loans will be allocated on a pro rata
                                                 basis among the Senior Certificates (other than
                                                 the Class PO Certificates) and Subordinate
                                                 Certificates (any such Realized Losses so
                                                 allocated to such Senior Certificates will be
                                                 allocated pro rata without priority among the
                                                 various Classes thereof). The principal portion
                                                 of such Realized Losses on Discount Mortgage
                                                 Loans will be allocated to the Class PO
                                                 Certificates in an amount equal to the related
                                                 PO Percentage thereof, and the remainder of such
                                                 losses on Discount Mortgage Loans will be
                                                 allocated among the remaining Certificates as
                                                 described above. After the Cross-Over Date, all
                                                 Realized Losses (including, without limitation,
                                                 all Special Hazard Losses, Fraud Losses and
                                                 Bankruptcy Losses) will be allocated among the
                                                 Senior Certificates as described above. The
                                                 amount of any Realized Loss allocated to the
                                                 Class PO Certificates on or prior to the
                                                 Cross-Over Date will be treated as Class

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                                                 PO Deferred Amount. See "Description of the
                                                 Certificates--Allocation of Realized Losses"
                                                 herein.

                                               Neither the Offered Certificates nor the Mortgage
                                                 Loans are insured or guaranteed by any
                                                 governmental agency or instrumentality or by the
                                                 Company, the Trustee, the Seller, the Master
                                                 Servicer or any affiliate thereof or any other
                                                 person.

Yield and Prepayment
  Considerations.............................  General Considerations. The yield to maturity of each Class of Offered Certificates will be
                                                 affected by the amount and timing of principal
                                                 payments on the related Mortgage Loans, the
                                                 allocation of Available Funds to such Class of
                                                 Certificates, the applicable Pass-Through Rate
                                                 for such Class of Certificates and the purchase
                                                 price paid for such Certificates. In addition,
                                                 the yields to investors in the Certificates will
                                                 be adversely affected by Realized Losses and Net
                                                 Interest Shortfalls allocated thereto. The
                                                 interaction of the foregoing factors may have
                                                 different effects on the various Classes of
                                                 Certificates and the effects on any Class may
                                                 vary at different times during the life of such
                                                 Class. No representation is made as to the
                                                 anticipated rate of prepayments on any Mortgage
                                                 Loans, the amount or timing of Realized Losses
                                                 or Net Interest Shortfalls or the anticipated
                                                 yield to maturity of any Certificates.
                                                 Prospective investors are urged to consider
                                                 their own estimates as to the anticipated rate
                                                 of future prepayments on the Mortgage Loans and
                                                 the suitability of the Certificates to their
                                                 investment objectives. In addition to the
                                                 discussion below, prospective investors should
                                                 review the discussion under "Yield and
                                                 Prepayment Considerations" herein and "Yield
                                                 Considerations" and "Maturity and Prepayment
                                                 Considerations" in the Prospectus.

                                               Mortgage Loan Payments. If prevailing mortgage
                                                 rates fall significantly below the Mortgage
                                                 Rates on the Mortgage Loans, the Mortgage Loans
                                                 are likely to be subject to higher prepayment
                                                 rates than if prevailing rates remain at or
                                                 above the Mortgage Rates on the Mortgage Loans.
                                                 Other factors affecting prepayments of Mortgage
                                                 Loans include changes in Mortgagors' housing
                                                 needs, job transfers, unemployment, net equity
                                                 in the Mortgaged Properties and servicing
                                                 decisions. Amounts received by virtue of
                                                 liquidations of Mortgage Loans, repurchases of
                                                 Mortgage Loans upon breach of representations or
                                                 warranties and optional termination of the Trust
                                                 also affect the receipt of principal on the
                                                 Mortgage Loans. In general, the Mortgage Loans
                                                 may be prepaid at any time without penalty. In
                                                 addition, the rate of prepayments will be
                                                 affected by the rate and timing of the sale of
                                                 the

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                                Mortgaged Properties because all of the Mortgage
                                Loans contain due-on-sale clauses.

                              Timing of Payments and Distributions. Unlike
                                certain corporate bonds, the timing and amount of principal payments on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the applicable Mortgage Loans. The timing of payments on the applicable Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the applicable Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to holders of interest-bearing
                                Certificates will be slightly lower than the yield otherwise produced by the applicable
                                Pass-Through Rate and purchase price because, while interest generally will accrue on each such Certificate from the first day of the month, the distribution of such interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to the extent any Net Interest Shortfall or the interest portion of any Realized Loss is allocated to a Class of Certificates the yield to investors in such Class will be reduced.

                              Discounts and Premiums. In the case of any
                                Certificates purchased at a discount, a slower than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. In the case of any Class X
                                Certificates or any other Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Premium Mortgage Loans could result in an actual yield that is lower than the anticipated yield. Under certain circumstances, investors in the Class X
                                Certificates could fail to recover fully their initial investments. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

                              Reinvestment Risk. Because the Mortgage Loans may
                                be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received.

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                                                 Since prevailing interest rates are subject to
                                                 fluctuation, there can be no assurance that
                                                 investors in the Certificates will be able to
                                                 reinvest the distributions thereon at yields
                                                 equaling or exceeding the yields on the
                                                 Certificates. Yields on any such reinvestment
                                                 may be lower, and may even be significantly
                                                 lower, than yields on the Certificates.
                                                 Generally, when prevailing interest rates
                                                 increase, prepayment rates on mortgage loans
                                                 tend to decrease, resulting in a reduced rate of
                                                 return of principal to investors at a time when
                                                 reinvestment at such higher prevailing rates
                                                 would be desirable. Conversely, when prevailing
                                                 interest rates decline, prepayment rates on
                                                 mortgage loans tend to increase, resulting in a
                                                 greater rate of return of principal to investors
                                                 at a time when reinvestment at comparable yields
                                                 may not be possible. Prospective investors in
                                                 the Certificates should consider carefully the
                                                 related reinvestment risks in light of other
                                                 investments that may be available to such
                                                 investors.

                                               Subordination of Certain Classes of Certificates.
                                                 The rights of the holders of the Subordinate
                                                 Certificates to receive distributions with
                                                 respect to each Mortgage Loan will be
                                                 subordinated to such rights of the holders of
                                                 the applicable Senior Certificates, and to the
                                                 rights of the holders of the Subordinate
                                                 Certificates having a lower numerical Class
                                                 designation, in each case, to the extent
                                                 described herein. The level of subordination
                                                 available as support to the Senior Certificates
                                                 will be directly affected by the rate and timing
                                                 of prepayments and the occurrence of Realized
                                                 Losses.

                                               Between Senior Certificates, on the one hand, and
                                                 Subordinate Certificates, on the other,
                                                 prepayments on each Mortgage Loan will be
                                                 allocated solely to the Senior Certificates
                                                 during at least the first five years after the
                                                 Closing Date, and then such allocation will
                                                 decrease subject to meeting certain loss and
                                                 delinquency tests during the next four years
                                                 until Senior Certificates (other than the Class
                                                 PO Certificates) and Subordinate Certificates
                                                 share pro rata in such allocations.
                                                 Consequently, during not less than the first
                                                 nine years after the Closing Date, prepayments
                                                 will have the effect of accelerating the
                                                 amortization of the Senior Certificates (other
                                                 than the Class PO Certificates) while increasing
                                                 the percentage interest in the related Mortgage
                                                 Loans evidenced by Subordinate Certificates.

                                               As among the Senior Certificates (other than the
                                                 Class PO Certificates), amounts equal to the
                                                 prepayments on Mortgage Loans generally will be
                                                 allocated solely to such classes of Senior
                                                 Certificates other than the Class A-10
                                                 Certificates during the first five years after
                                                 the Closing

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                                Date, and then such allocation will be reduced
                                over the next two years at which time such
                                Senior Certificates will share pro rata in such
                                allocations. Consequently, during the first
                                seven years after the Closing Date, prepayments
                                will have the effect of accelerating the
                                amortization of such Senior Certificates other
                                than the Class A-10 Certificates, while
                                increasing the percentage interest in the
                                Mortgage Loans evidenced by the Class A-10
                                Certificate.

                              To the extent that Realized Losses are incurred,
                                the allocation of such Realized Losses to the Subordinate Certificates will have the effect of increasing the percentage interest in the Mortgage Loans, evidenced by the Senior
                                Certificates in the aggregate. See "Description of the Certificates-- Distributions on the Certificates" and "-- Allocation of Realized
                                Losses" herein.

                              Sequential Pay Senior Certificates. The Classes of
                                Senior Certificates are subject to various priorities for payment of principal as described herein. Distributions on Classes currently entitled to receive principal payments will be immediately affected by the prepayment rate of the related Mortgage Loans at such time.
                                Distributions on Classes with a later priority of payment will not be directly affected by the prepayment rate until such time as principal is distributable on such Classes. However, the timing of commencement of principal distributions and the weighted average lives of such Classes will be affected by the prepayment rate on the related Mortgage Loans experienced both before and after the commencement of principal distributions on such Classes. In addition, because principal distributions are paid to certain Classes of Senior Certificates before other Classes of Senior Certificates, holders of Senior Certificates that receive principal later bear a greater risk of being allocated Realized Losses than holders of such Classes that receive principal earlier.

                              Class X Certificates. Because the Notional Amount
                                of the Class X Certificates will equal the aggregate Scheduled Principal Balances of all of the Premium Mortgage Loans, the yield on the Class X Certificates will be sensitive to the rate and timing of principal prepayments on the Premium Mortgage Loans. A rapid rate of principal prepayments on the Premium Mortgage
                                Loans will have a materially negative effect on the yield to investors in the Class X
                                Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal prepayments could result in the failure of investors in the Class X
                                Certificates to recover fully their initial investments. See "Yield and Prepayment
                                Considerations--Yield on Class X Certificates" herein.

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                                               Since the Pass-Through Rate applicable to the
                                                 Class X Certificates will be based upon the
                                                 weighted average of the Net Rates of the Premium
                                                 Mortgage Loans, disproportionate prepayments of
                                                 the Premium Mortgage Loans with higher Net Rates
                                                 will adversely affect the yield on the Class X
                                                 Certificates.

Liquidity....................................  There is currently no secondary market for the
                                                 Certificates, and there can be no assurance that
                                                 one will develop. Each Underwriter intends to
                                                 establish a market in the Classes of Offered
                                                 Certificates being underwritten by it, but it is
                                                 not obligated to do so. There is no assurance
                                                 that any such market, if established, will
                                                 continue. Each Certificateholder will receive
                                                 monthly reports pertaining to the Certificates
                                                 as described under "Reports to
                                                 Certificateholders" in the Prospectus. There are
                                                 a limited number of sources which provide
                                                 certain information about mortgage pass-through
                                                 certificates in the secondary market, and there
                                                 can be no assurance that any of these sources
                                                 will provide information about the Certificates.
                                                 Investors should consider the effect of limited
                                                 information on the liquidity of the
                                                 Certificates.

Optional Termination.........................  On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans
                                                 is less than 10% of the aggregate Scheduled
                                                 Principal Balance of the Mortgage Loans as of
                                                 the Cut-off Date, the Master Servicer or its
                                                 designee may repurchase from the Trust all
                                                 Mortgage Loans remaining outstanding and any REO
                                                 Property remaining in the Trust at the purchase
                                                 price set forth in the Agreement. The Trust may
                                                 also be terminated and the Certificates retired
                                                 on any Distribution Date upon the Master
                                                 Servicer's determination, based upon an opinion
                                                 of counsel, that the REMIC status of REMIC I or
                                                 REMIC II (as defined below) has been lost or
                                                 that a substantial risk exists that such status
                                                 will be lost for the then current taxable year.
                                                 Upon termination, the holders of Certificates
                                                 (other than the Class X Certificates) will
                                                 receive the Current Principal Amount of their
                                                 Certificates and any accrued but unpaid interest
                                                 and the holders of the Class X Certificates will
                                                 receive accrued but unpaid interest on their
                                                 Certificates. See "The Pooling and Servicing
                                                 Agreement--Termination" herein.

Federal Income Tax
  Consequences...............................  An election will be made to treat the Mortgage
                                                 Loans, the Certificate Account and certain other
                                                 assets owned by the Trust as a real estate
                                                 mortgage investment conduit ("REMIC II") for
                                                 federal income tax purposes. REMIC II will issue
                                                 "regular interests" and one "residual interest."
                                                 An election will be made to treat the "regular
                                                 interests" in REMIC II and certain other assets
                                                 owned by the Trust


                                                 as a REMIC ("REMIC I"). The Certificates (other
                                                 than the Class R-1 and Class R-2) will be
                                                 designated as regular interests in REMIC I. The
                                                 Certificates (other than the Class R-1 and Class
                                                 R-2 Certificates) and are herein referred to as
                                                 the "Regular Certificates" or the "REMIC Regular
                                                 Certificates." The Class R-2 Certificates will
                                                 be designated as the residual interest in REMIC
                                                 II, and the Class R-1 Certificates will be
                                                 designated as the residual interest in REMIC I
                                                 (collectively, the "Residual Certificates" or
                                                 the "REMIC Residual Certificates"). See "Federal
                                                 Income Tax Consequences" herein and "Federal
                                                 Income Tax Consequences" in the Prospectus.

ERISA Considerations.........................  Fiduciaries of employee benefit plans subject to
                                                 Title I of the Employee Retirement Income
                                                 Security Act of 1974, as amended ("ERISA"),
                                                 should consider the ERISA fiduciary investment
                                                 standards before authorizing an investment by a
                                                 plan in the Certificates. In addition,
                                                 fiduciaries of employee benefit plans or other
                                                 retirement arrangements (such as individual
                                                 retirement accounts or certain Keogh plans)
                                                 which are subject to Title I of ERISA, and/or
                                                 Section 4975 of the Internal Revenue Code of
                                                 1986, as amended (the "Code"), as well as any
                                                 entity, including an insurance company general
                                                 account, whose underlying assets include plan
                                                 assets by reason of a plan or account investing
                                                 in such entity (collectively, "Plan(s)"), should
                                                 consult with their legal counsel to determine
                                                 whether an investment in the Certificates will
                                                 cause the assets of the Trust ("Trust Assets")
                                                 to be considered plan assets pursuant to the
                                                 plan asset regulations set forth in 29 C.F.R.
                                                 (S) 2510.3-101, thereby subjecting the Plan to
                                                 the prohibited transaction rules with respect to
                                                 the Trust Assets and the Trustee or the Master
                                                 Servicer to the fiduciary investment standards
                                                 of ERISA, or cause the excise tax provisions of
                                                 Section 4975 of the Code to apply to the Trust
                                                 Assets, unless some exemption granted by the
                                                 Department of Labor applies to the acquisition,
                                                 holding or transfer of the Certificates.

                                               Subject to the considerations set forth under
                                                 "ERISA Considerations" herein and in the
                                                 Prospectus, the purchase or holding of the
                                                 Senior Certificates (other than Class PO
                                                 Certificates) by, on behalf of, or with plan
                                                 assets of, a Plan may qualify for exemptive
                                                 relief under Prohibited Transaction Exemption
                                                 90-30, Prohibited Transaction Exemption 90-24
                                                 and Prohibited Transaction Exemption 91-14 (the
                                                 "Exemptions").

                                               The Class B Certificates generally may be
                                                 purchased by, on behalf of, or with plan assets
                                                 of, a Plan, if the proposed transferee provides
                                                 the Trustee with a satisfactory "Benefit Plan Opinion"
                                                 to the effect

                                                 that a prohibited transaction class exemption based on
                                                 the identity of the fiduciary making the
                                                 decision to acquire such Certificates on behalf
                                                 of the Plan is applicable to the acquisition,
                                                 holding and transfer of the Class B Certificates
                                                 as further described in "ERISA Considerations"
                                                 herein.

Ratings......................................  It is a condition to their issuance that each
                                                 Class of Offered Certificates receives the
                                                 ratings set forth below from Standard & Poor's
                                                 Rating Services, a division of The McGraw-Hill
                                                 Companies, Inc. ("S&P") and Duff & Phelps Credit
                                                 Rating Co. ("DCR"). S&P and DCR are referred to
                                                 herein as the "Rating Agencies."

                                                                                  RATING
                                                                                  ------
                                                CLASS                        S&P          DCR
                                                -----                        ---          ---
                                                Class A-1                    AAA          AAA
                                                Class A-2                    AAA          AAA
                                                Class A-3                    AAA          AAA
                                                Class A-4                    AAA          AAA
                                                Class A-5                    AAA          AAA
                                                Class A-6                    AAA          AAA
                                                Class A-7                    AAA          AAA
                                                Class A-8                    AAA          AAA
                                                Class A-9                    AAA          AAA
                                                Class A-10                   AAA          AAA
                                                Class X                     AAAr          AAA
                                                Class B-1                     AA           AA
                                                Class B-2                      A            A
                                                Class B-3                    BBB          BBB


                                               The "r" symbol is appended to the rating by S&P of
                                                 those Certificates that S&P believes may
                                                 experience high volatility or high variability
                                                 in expected returns due to non-credit risks. The
                                                 absence of an "r" symbol in the ratings of the
                                                 other Offered Certificates should not be taken
                                                 as an indication that such Certificates will
                                                 exhibit no volatility or variability in total
                                                 return.

                                               The ratings of the Offered Certificates of any
                                                 Class should be evaluated independently from
                                                 similar ratings on other types of securities. A
                                                 rating is not a recommendation to buy, sell or
                                                 hold securities and may be subject to revision
                                                 or withdrawal at any time by the Rating
                                                 Agencies. See "Ratings" herein.

                                               The Company has not requested a rating of the
                                                 Offered Certificates by any rating agency other
                                                 than the Rating Agencies. However, there can be
                                                 no assurance as to whether any other rating
                                                 agency will rate the Offered Certificates or, if
                                                 it does, what rating would be assigned


                                                  by such other rating agency. The rating assigned
                                                  by such other rating agency to the Offered
                                                  Certificates could be lower than the respective
                                                  ratings assigned by the Rating Agencies.

Legal Investment.............................   The Senior Certificates and the Class B-1
                                                  Certificates will constitute "mortgage related
                                                  securities" for purposes of the Secondary
                                                  Mortgage Market Enhancement Act of 1984
                                                  ("SMMEA") for so long as they are rated in one
                                                  of the two highest rating categories by at least
                                                  one nationally recognized statistical rating
                                                  organization, and, as such, will be legal
                                                  investments for certain entities to the extent
                                                  provided in SMMEA, subject to state laws
                                                  overriding SMMEA. Certain states have enacted
                                                  legislation overriding the legal investment
                                                  provisions of SMMEA. The remaining Classes of
                                                  Certificates will not constitute "mortgage
                                                  related securities" under SMMEA (the "Non-SMMEA
                                                  Certificates"). The appropriate characterization
                                                  of the Non-SMMEA Certificates under various
                                                  legal investment restrictions, and thus the
                                                  ability of investors subject to these
                                                  restrictions to purchase Non- SMMEA
                                                  Certificates, may be subject to significant
                                                  interpretive uncertainties.

                                                All investors whose investment activities are
                                                  subject to legal investment laws and regulations
                                                  or to review by certain regulatory authorities
                                                  may be subject to restrictions on investment in
                                                  the Certificates. Any such institution should
                                                  consult its own legal advisors in determining
                                                  whether and to what extent there may be
                                                  restrictions on its ability to invest in the
                                                  Certificates. See "Legal Investment" herein and
                                                  "Legal Investment Matters" in the Prospectus.

Listing Application..........................   The Company does not currently intend to make an
                                                  application to list the Offered Certificates on
                                                  a national securities exchange or to quote the
                                                  Offered Securities in the automated quotation
                                                  system of a registered securities association.

Risk Factors.................................   There are material risks associated with an
                                                  investment in the Offered Certificates. See
                                                  "Risk Factors" beginning on page S-24 herein and
                                                  on page 11 of the Prospectus for a discussion of
                                                  significant matters affecting investments in the
                                                  Certificates.


                                  RISK FACTORS

         Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates:

         General. The yield to maturity of each Class of Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans which generally may be prepaid in full or in part at any time without penalty. The yield to maturity of a Class of Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of the Offered Certificates should consider, in the case of any such Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, and including the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. Holders of the Class X Certificates should carefully consider the risk that a rapid rate of principal payments on the Premium Mortgage Loans could result in the failure of such holders to recover fully their initial investments. The yield to investors in the Offered Certificates (particularly the Class B-1, Class B-2 and Class B-3 Certificates) also will be adversely affected by Realized Losses and Net Interest Shortfalls (each as defined herein) on all of the Mortgage Loans. No representation is made as to the anticipated rate of prepayments on any Mortgage Loans, the amount and timing of Realized Losses or Interest Shortfalls (as defined herein) or as to the resulting yield to maturity of any Class of Offered Certificates. See "Summary--Yield and Prepayment Considerations" and "Certain Yield and Prepayment Considerations" herein.

         Underwriting. Approximately 2.65% of the Mortgage Loans (measured by Cut-off Date Scheduled Principal Balance) were underwritten in accordance with underwriting standards that are intended to provide one- to-four family mortgage loans to borrowers whose creditworthiness and credit histories only satisfy the requirements of typical "B/C" credit borrowers. The Mortgagors with respect to such Mortgage Loans may have records of major derogatory credit such as credit write-offs, outstanding judgments and prior bankruptcies. Such Mortgage Loans generally bear higher rates of interest than mortgage loans made to "A" credit borrowers. Such Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans made to "A" credit borrowers.

         Book-Entry System. Transactions in the Book-Entry Certificates generally can be effected only through DTC, Participants and Indirect Participants. The ability of Certificate Owners to pledge Book-Entry Certificates and the liquidity of the Book-Entry Certificates in general may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, Certificate Owners may experience delays in their receipt of payments. See "Risk Factors--Book-Entry Registration May Affect Liquidity" in the Prospectus.

         See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         All of the Mortgage Loans are conventional (neither insured by the Federal Housing Administration ("FHA") nor guaranteed by the Veterans' Administration ("VA")) fully amortizing, fixed-rate Mortgage Loans secured by first liens on one- to four-family residential Mortgaged Properties. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date is referred to as the "Cut-off Date Scheduled Principal Balance."

The following paragraphs and the tables contained in Annex A set forth certain additional information with respect to the Mortgage Loans.*

         All of the Mortgage Loans will have been sold to the Company by ICI Funding Corporation ("ICI Funding" or the "Master Servicer"), pursuant to a mortgage loan purchase agreement among the Company, as purchaser, ICI Funding, as seller, and ICI Funding's parent, Imperial Credit Mortgage Holdings, Inc., as guarantor. The Mortgage Loans will have been acquired by ICI Funding in accordance with the underwriting criteria described herein. All of the Mortgage Loans have monthly payments due on the first day of each month. Each Mortgage Rate will be fixed for the life of the related Mortgage Loan.

         The Cut-off Date Scheduled Principal Balance of the Mortgage Loans is approximately $280,491,412. Mortgage Loans with a Cut-off Date Scheduled Principal Balance of approximately $14,729,542 have original terms to stated maturity of up to 15 years, and Mortgage Loans with a Cut-off Date Scheduled Principal Balance of approximately $265,761,871 have original terms to stated maturity of greater than 15 but not more than 30 years, in each case based upon the date of origination or any later modification.

         Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% (except for ten Mortgage Loans with an aggregate Cut-off Date Scheduled Principal Balance of approximately $1,251,827) is insured by a primary mortgage insurance policy ("Primary Insurance Policy"). Each such Primary Insurance Policy provides coverage in an amount equal at least to the excess of the original principal balance of the Mortgage Loan covered thereby, plus accrued interest thereon and related foreclosure expenses over 75% of the value of the related Mortgaged Property as determined at the time of origination of the related Mortgage Loan. For these purposes Loan-to-Value Ratio means the ratio, expressed as a percentage, of the principal balance of the Mortgage Loan at origination to the original value of the Mortgaged Property (i.e., the value at origination based upon an appraisal or the selling price, whichever is less, or in the case of certain refinancings, the value set forth in an appraisal). There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio.

         As of the Cut-off Date, it is expected that one of the Mortgage Loans representing approximately .05% of the aggregate Cut-off Date Scheduled Principal Balance of all of the Mortgage Loans is a Buydown Loan (as hereinafter defined). "Buydown Loans" are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor in the early years of a Buydown Loan will be less than the scheduled monthly payments thereon after the expiration of the buydown period, the resulting difference to be made-up from an amount contributed by the mortgagor, the seller of the related Mortgaged Property, a lender or another party and placed in a custodial account.

         None of the Mortgage Loans will be assumable. None of the Mortgage Loans will be 30 or more days delinquent in payment as of the Closing Date, or will have been 30 or more days delinquent more than once during the 12 months preceding the Closing Date.

         Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the


----------------------------
  * The description herein of the Mortgage Loans is based upon estimates of the composition of the Mortgage Loans as of the Cut-off Date, as adjusted for all scheduled principal payments due on or before the Cut-off Date. The Company believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

improvements on the Mortgaged Property. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" in the Prospectus.

         No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the date of origination of the related Mortgage Loan. Approximately 37.49% of the Mortgage Loans (by Cut-off Date Scheduled Principal Balance) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may be expected to increase substantially.

CHARACTERISTICS OF THE MORTGAGE LOANS

         Certain additional expected characteristics (as of the Cut-off Date) of the Mortgage Loans are set forth in the tables appearing as Annex A to this Prospectus Supplement.

THE SELLER

         ICI Funding, a California corporation, is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide. ICI Funding is a non-consolidating subsidiary of Imperial Credit Mortgage Holdings, Inc., a publicly traded real estate investment trust. ICI Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, ICI Funding was a division of Imperial Credit Industries, Inc. ("ICII"). In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to Imperial Credit Mortgage Holdings, Inc., in exchange for approximately 10% of Imperial Credit Mortgage Holdings, Inc.'s common stock. All of the outstanding shares of common stock of ICI Funding were retained by ICII.

         ICI Funding had sub-contracted with ICII to perform its mortgage loan servicing, which included the processing and administration of mortgage loan payments, in return for a sub-servicing fee through June 30, 1996. Commencing on July 1, 1996, Wendover Funding, Inc., a wholly-owned subsidiary of State Street Bank and Trust Company ("Wendover"), undertook to perform ICI Funding's mortgage loan servicing for a sub-servicing fee. At December 31, 1996, Wendover serviced approximately $9.8 billion outstanding principal amount of mortgage loans. Wendover is hereinafter at times referred to herein as the "Sub-Servicer." See "--The Master Servicer; the Sub-Servicer" herein.

         At December 31, 1996, ICI Funding had approximately 105 employees. ICI Funding's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

UNDERWRITING STANDARDS

         All of the Mortgage Loans were acquired by ICI Funding and substantially all were underwritten pursuant to, or in accordance with, the standards of either ICI Funding's Progressive Series Program or its Progressive Express Program, each of which is described below.

         The Progressive Series Program

         General. The underwriting guidelines utilized in the Progressive Series Program, as developed by ICI Funding, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of six mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and Loan-to-Value Ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV or V, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV and V allow for less restrictive standards because of certain compensating or offsetting factors such as a lower Loan-to-Value Ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinance mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I Program utilizes an average annual salary to calculate the debt service-to-income ratio. Salaried borrowers are evaluated based on a 12 month salary history, and self-employed and commission borrowers are evaluated on a 24 month basis. The debt service-to-income ratio for Series I borrowers is required to be within the range of 36% to 50%. The Progressive Series II, III, III+, IV and V Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the Loan-to-Value Ratio of the Mortgage Loan.

         Under the Progressive Series Program, ICI Funding underwrites one- to four-family mortgage loans with Loan-to-Value Ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than ICI Funding at origination; however, the combined Loan-to-Value Ratio ("CLTV") generally may not exceed 95% for mortgage loan amounts up to $400,000 and 90% for mortgage loan amounts above $400,000. In certain circumstances, ICI Funding may allow second lien financing with CLTVs of up to 100%. The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with FHLMC and FNMA standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, ICI Funding may approve mortgage loans in excess of such amount on a case-by-case basis.

         All of the mortgage loans originated under the Progressive Series I Program are underwritten either by employees of ICI Funding or by contracted mortgage insurance companies or delegated conduit sellers. All mortgage loans originated under the Series II and III Programs are underwritten by employees of ICI Funding and/or Commonwealth Mortgage Assurance Company. Substantially all of the mortgage loans originated under the Series III+, IV and V Programs are underwritten by employees of ICI Funding or contracted due diligence firms. Substantially all of the Series I Program mortgage loans and all of the Series II and III Program mortgage loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a Primary Insurance Policy. None of the Series III+ Program Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. In general, all Series IV and Series V Program Mortgage Loans have Loan-to-Value Ratios at origination which are less than or equal to 80% and do not require a Primary Insurance Policy. ICI Funding receives verbal verification from ICI Funding's conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

         Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. ICI Funding requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program, the Lite Documentation Program, the "No Ratio" Program or the "No Income, No Assets" Program (any of the foregoing, a "Reduced Documentation Program"). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves as required based upon the Loan-to-Value Ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or FHLMC Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-l's, federal business tax returns for two years, year-to-date financial statements, a business credit report (for corporations) and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Limited Documentation Program, which is available to borrowers in every Progressive Series Program, ICI Funding obtains from prospective borrowers either a verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application. In addition, the Lite Documentation Program is available to Series III+, Series IV and Series V self-employed borrowers where the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Limited Documentation and Lite Documentation Programs generally are limited.

         The Progressive Series Program also allows for approval of applications pursuant to the "No Ratio" Program and "No Income, No Assets" Program. The "No Ratio" Program, available to borrowers in the Series I and Series II Programs, is designed for a mortgage loan which requires a minimum 20% down payment from the borrower with employment information, but no income information, stated on the application (and, therefore, the debt service-to-income ratio is not calculated). The verification of assets is confirmed by written verification of deposits and supported by bank statements. With respect to the "No Ratio" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is not eligible.

         The "No Income, No Assets" Program, available to borrowers in the Series I Program, requires a much larger down payment than under the "No Ratio" Program. Under this program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the "No Income, No Assets" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 70% is generally not eligible.

         Under all Progressive Series Programs, ICI Funding's conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation

Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a Loan-to-Value Ratio at origination in excess of 80% for Series I, II and III and mortgage loans on mortgaged property used as a second or vacation home by the prospective borrowers are not eligible for a Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions and rate-term transactions and a maximum loan amount of $650,000 for cash out refinance transactions. The maximum loan amount for mortgage loans underwritten in accordance with Series III+, IV and V Reduced Documentation Program is $450,000. Secondary financing is allowed in the origination of the Limited Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. Secondary financing is not allowed in the case of the "No Ratio" or the "No Income, No Assets" Programs. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

         Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of five trade accounts, with 24 months credit history, no 30-day delinquent mortgage payments in the last 24 months, and a maximum of two 30-day delinquent payments on any installment credit account within the past 24 months. No bankruptcies or foreclosures are allowed in the past 24 months. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months.

         With respect to the Series II Program, a borrower must have a minimum of five trade accounts with no late mortgage payments for the past 12 months and may have one 30-day delinquent mortgage payment within the past 13th through 24th months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30-day delinquent payments within the past 24 months on any installment credit account. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

         With respect to the Series III Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 24 months. The borrower may not have more than three 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 24 months and may not have more than three 30-day delinquent and one 60-day delinquent payment on any installment credit account in the past 24 months. Any open judgment, suit, lien, collection or charge-off must be paid prior to closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. No late mortgage payments are permitted on equity take-out refinances under the Limited Documentation Program offered under the Progressive Series Program.

         With respect to the Series III+ Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. The borrower may not have more than two 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 12 months and may not have more than two 30-day delinquent payments and one 60-day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens collections, charge-offs not to exceed $500 must be paid in full at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have reestablished a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

         With respect to the Series IV Program, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. The borrower may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90-day delinquent payment on revolving debt in the last 12 months and may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90-day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $ 1,000 must be paid in full at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 18 months.

         With respect to the Series V Program, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments and one 90-day delinquent mortgage payment within the past 12 months. The borrower may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on revolving debt in the last 12 months and may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections or charge-offs not to exceed $4,000 must be paid in full at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 12 months.

         Quality Control. ICI Funding generally performs a pre-funding audit on each Progressive Series Program mortgage loan. This audit includes a review for compliance with Progressive Series Program parameters and accuracy of the legal documents. ICI Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Series Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         Appraisals. One- to four-family residential properties that are to secure Progressive Series Program mortgage loans are appraised by qualified independent appraisers who are approved by ICI Funding's correspondents. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of ICI Funding's quality control procedures, either field or desk appraisal reviews are obtained on 10% of all mortgage loans originated under the Progressive Series Program. Selected mortgage loans will also be reviewed for compliance and document accuracy. Historically, desk and/or field appraisal reviews have been required on all mortgage loans originated under the Progressive Series Program with Loan-to-Value Ratios in excess of 65% on mortgaged properties located in the State of California, Loan-to-Value Ratios in excess of 70% on any properties in all other states, loan amounts in excess of $350,000, non-owner occupied properties, second home properties, cash-out refinance mortgage loans and whenever in the underwriter's judgment it is necessary to reverify the appraised value of the property. Effective February 3, 1997, each loan includes one full appraisal and an enhanced review appraisal by a national appraisal company designated by ICI Funding. The enhanced appraisal review is not required when the full appraisal is ordered by the Conduit Seller from one of ICI Funding's approved national appraisal companies.

         Variations. ICI Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, ICI Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) the prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         The Progressive Express(TM) Program

         General. In July 1996, ICI Funding developed an additional Series to the Progressive Program, the "Progressive Express(TM) Program". The concept of the Progressive Express(TM) Program is to underwrite the loan focusing on the borrowers Fair Issac ("FICO") credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgage property as collateral for the loan. The FICO Score was developed by Fair, Issac Co., Inc. of San Rafael, California. It is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express(TM) Program offers six levels of mortgage loan programs. The Progressive Express(TM) Program has a minimum FICO score that must be met by each of the borrowers and does not allow for any exceptions to the FICO score requirement. The FICO Score requirement is as follows: Progressive Express(TM) I 681 & above, Progressive Express(TM) II 680-621, Progressive Express(TM) III 620-601, Progressive Express(TM) IV 600-581, Progressive Express(TM) V 580-551, and Progressive Express(TM) VI 550-500. Each Progressive Express(TM) program has different FICO score requirements, credit criteria, reserve requirements, and Loan-to-Value Ratio restrictions. Progressive Express(TM) I is designed for credit history and income requirements typical of "A+" credit borrowers. In the event a borrower does not fit the Progressive Express(TM) I criteria, the borrower's mortgage loan is placed into either Progressive Express(TM) II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrower unique credit profile.

         Under the Progressive Express(TM) Program, ICI Funding underwrites single family dwellings with Loan-to-Value Ratios at origination of up to 95%. In order for the property to be eligible for the Progressive Express(TM) Program, it must be a single family residence (1 unit only), condominium, and/or planned unit development (PUD). Each mortgage loan is individually underwritten by an ICI Funding employee or by contracted Commonwealth Mortgage Assurance Company staff on-site at ICI Funding. This program is not offered to Conduit Sellers under their Delegated Underwriting program. Progressive Express(TM) Programs I through IV with Loan-to-Value Ratios at origination in excess of 80% are insured by Commonwealth Mortgage Assurance Company. Loan-to-Value Ratios of 80.01% to 85% require 22% mortgage insurance coverage and 85.01% to 90% require 30% mortgage insurance coverage.

         Each respective buyer completes a Progressive Express(TM) Doc loan application and certifies the following when signing the application; property is intended to be owner-occupied, funds are not from a gift, borrower is presently employed, and the transaction is not a non-arms length transaction. At the time of signing loan documents, Progressive Express(TM) I - IV borrowers execute a "Borrower's Certification" certifying the above and that the borrower has 4 months principal, interest, taxes, and insurance reserves available, exclusive of cash-out proceeds. The borrower must disclose employment and assets on the application, however, there is no verification of the information. The Conduit Seller obtains a Verbal Verification of Employment on each borrower. ICI Funding uses the foregoing parameters as guidelines only. Sellers may include certain criteria that ICI Funding may not enforce, particularly, when a fixed rate loan includes an Addendum to the Note for a prepayment penalty. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Product Line.

         Credit History. The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive Express(TM) I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of 5 trade accounts, no 30-day delinquent mortgage payments in the past 24 months, and a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 24 months and one 30-day delinquent payment on any installment credit accounts within the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months. Tax liens are not allowed.

         With respect to Progressive Express(TM) II, a borrower must have a minimum of 5 trade accounts, no late mortgage payments for the past 12 months, and a maximum of two 30-day or no 60-day delinquent payments on any revolving credit accounts and a maximum of one 30-day or no 60-day delinquent payments on any installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) III, a borrower must have a minimum of 5 trade accounts, no late mortgage payments for the past 12 months and may have one 30-day late mortgage payment within the past 13 and 24 months. A borrower may not have more than a maximum of three 30-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) IV, a borrower must have a minimum of 5 trade accounts, no more than two 30-day late mortgage payments in the past 12 months or three 30-day late mortgage payments in the past 24 months. A borrower may not have more than a maximum of three 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs, not to exceed $500, must be paid prior to closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) V, a borrower must have a minimum of 3 trade accounts, no more than two 30-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of two 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, not to exceed $500, must be paid at closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) VI, a borrower must have a minimum of 3 trade accounts, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of four 30-day or two 60-day or one 90-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, not to exceed $1,000, must be paid at closing. Tax liens are not allowed.

         Quality Control. ICI Funding generally performs a pre-funding audit on each Progressive Express(TM) Program mortgage loan. This audit includes a review for compliance with Progressive Express(TM) Program parameters and accuracy of the legal documents. ICI Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Express(TM) Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         Appraisals. Each Progressive Express(TM) loan includes one full appraisal and an enhanced review appraisal by a national appraisal company designated by ICI Funding. The enhanced appraisal review is not required when the full appraisal is ordered by the Conduit Seller from one of ICI Funding's approved national appraisal companies. In full appraisals, appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All full appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. Selected mortgage loans will also be reviewed for compliance and document accuracy.

         ICI Funding commenced acquiring mortgage loans underwritten pursuant to the Progressive Series Program in November 1995 and pursuant to the Progressive Express(TM) Program in late 1996. Accordingly, ICI Funding does not have any historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the Progressive Series Program and the Progressive Express(TM) Program. There can be no assurance that the delinquency experience of the servicing portfolio of ICII or of Wendover as described herein will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to the Progressive Series Program or the Progressive Express(TM) Program. It is contemplated that all of the Progressive Series Program and Progressive Express(TM) Program mortgage loans originated or acquired by ICI Funding will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

         Variations. ICI Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, ICI Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) the prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         See "The Mortgage Pools-Underwriting Standards" in the Prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE

         Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Seller. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.

                                                                                At December 31, 1996
                                                                        -----------------------------------
                                                                               Number        Principal
                                                                              of Loans         Amount
                                                                              --------       ----------
                                                                                (Dollars in thousands)
Total Loans Outstanding ..............................................         11,996        $1,550,121

DELINQUENCY(1)

    Period of Delinquency:

          30-59 Days .................................................            587        $   66,272

          60-89 Days .................................................            118            15,089

          90 Days or More ............................................              3                95
                                                                           ----------        ----------

    Total Delinquencies ..............................................            708        $   81,456
                                                                           ==========        ==========

Delinquencies as a Percentage of
Total Loans Outstanding ..............................................           5.90%             5.25%

                                                                                At December 31, 1996
                                                                        -----------------------------------
                                                                               Number        Principal
                                                                              of Loans         Amount
                                                                              --------       ----------
                                                                                (Dollars in thousands)
FORECLOSURES PENDING(2) ..............................................           180          $ 25,697

Foreclosures Pending as a Percentage of Total Loans Outstanding.......         1.50%             1.66%

BANKRUPTCIES PENDING(3) ..............................................            55          $  6,315

Bankruptcies Pending as a Percentage of Total Loans Outstanding.......         0.46%             0.41%

Total Delinquencies plus Foreclosures Pending and Bankruptcies
Pending ..............................................................           943           113,468

Total Delinquencies plus Foreclosures Pending and Bankruptcies
Pending as a Percentage of Total Loans Outstanding
                                                                               7.86%             7.32%

REO PROPERTIES(4) ....................................................             2          $    429

REO Properties as a Percentage of Total Loans Outstanding ............         0.02%             0.03%

--------------
(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and
         (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "30- 59 Days," "60-89 Days," "90 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(3) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(4) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         From November 1995 through December 1996, ICI Funding has experienced zero charge-offs and recoveries. However, the total amount of mortgage loans outstanding at December 31, 1996 included a number of mortgage loans that were not outstanding long enough to give rise to charge-offs. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual charge-offs with respect to the Mortgage Pool may therefore result in charge-offs which may be substantial.

         The information set forth in the preceding paragraphs concerning ICI Funding has been provided by ICI Funding.

THE MASTER SERVICER; THE SUB-SERVICER

         ICI Funding (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Agreement. As set forth above, Wendover will sub-service the Mortgage Loans in exchange for a sub-servicing fee. See "Description of the Mortgage Pool--The Seller."

         Wendover. Wendover is a sub-servicer of residential, consumer and commercial mortgage loans in 50 states. Additionally, Wendover provides contract master servicing for residential mortgage loans, origination and servicing for Federal Housing Authority home equity conversion mortgages, specialized asset management and default servicing for non-performing loans, and special servicing activities for government entities. As of December 31, 1996, Wendover employed 441 employees. Wendover is located in Greensboro, North Carolina. Wendover is an approved servicer in good standing with FNMA and FHLMC.

         Established in 1986, Wendover was originally owned by Sunbelt Savings FSB, which was formed to receive the assets and certain liabilities of Independent American Mortgage Services Inc. ("IAMSI") and other insolvent Texas savings and loan associations. Wendover was a subsidiary of IAMSI until it was purchased by Wendover Financial Services Corp. in June 1990. In October 1992, Wendover was acquired by State Street Bank and Trust Company.

         The following table sets forth certain information concerning delinquency experience including bankruptcies and foreclosures in progress on one- to four-family residential mortgage, consumer, and commercial loans included in Wendover's servicing portfolio at the dates indicated. Consumer and commercial loans represented less than 3% of the overall portfolio volume at December 31, 1996. As of December 31, 1993, 1994, 1995 and 1996, the total principal balance of loans being serviced by Wendover was (in millions) $4,785.6, $7,160.8, $7,637.4 and $9,819.8, respectively. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage, consumer, or commercial loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                                                                At December 31,
                                            -----------------------------------------------------------------------------------

                                                   1993                 1994                1995                   1996
                                            -------------------   -------------------  -------------------  -------------------
                                                     Percent of            Percent of           Percent of           Percent of
                                             Number   Servicing    Number   Servicing   Number   Servicing   Number   Servicing
                                            of Loans  Portfolio   of Loans  Portfolio  of Loans  Portfolio  of Loans  Portfolio
                                            --------  ---------   --------  ---------  --------  ---------  --------  ---------
Total Portfolio/1/                           78,372      100%      96,270       100%    94,662       100%   112,980      100%
                                             ======      ====      ======       ====    ======       ====   =======      ====

Period of Delinquency:
         30-59 days ...................       2,778     2.85%       4,093      4.73%     5,364      6.10%     5,273      4.67
         60-89 days ...................         679     0.66%       1,162      1.39%     1,291      1.46%     1,311     1.16%
         90 days or more...............       8,694     5.67%      10,082      5.98%     8,409      7.31%     6,097     5.40%
                                             ------     -----      ------     ------    ------     ------    ------     ------


Total Delinquencies
(excluding Foreclosures)                     12,151      9.18%     15,337     12.10%    15,064     14.87%    12,681     11.22%
                                             ======      =====     ======     ======    ======     ======    ======     ======

Foreclosures Pending                          1,962      3.70%      1,632      2.28%     4,041      4.86%     4,240      3.75%


---------------------
(1) Includes purchased mortgag e servic ing rights owned by Wendover totaling 6,332 loans for $614.9 mil lion unp aid principal balance and 9,004 loans for $890.4 million unpaid principa l balance as of December 31, 1995 and 1996, respectively.

         Wendover sub-services for a variety of clients with portfolios that include sub-performing and non-performing loans. In 1995 Wendover added several new clients with an inordinate amount of loans that were severely delinquent, in foreclosure, bankruptcy or the post-foreclosure claim process. Clients with special needs or those with "B" or "C" quality portfolios are assigned to Wendover's Asset Management Division. Such division handles approximately 400 delinquent loans per employee and is responsible for the collection, workout, foreclosure, bankruptcy or REO management of each account in their respective portfolios. Standards for these portfolios typically require intensive collection activity which include collection contacts early and often, innovative workout programs and fast track foreclosure processing where appropriate.

         General. There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of Wendover set forth in the foregoing tables. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. Each servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. In addition, Wendover's servicing portfolio includes consumer and commercial loans. Each servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wendover. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

         The information set forth in this section concerning the Master Servicer and the Sub-Servicer has been provided by the Master Servicer and the Sub-Servicer, respectively.

Additional Information

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Senior Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Senior Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Senior Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Senior Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Senior Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

General

         The Mortgage Pass-Through Certificates, Series 1997-1 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the Class PO, Class B-4, Class B-5, Class B-6, Class R-1 and Class R-2 Certificates (the "Other Certificates"), which are not being offered hereby.

         The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Protected Account") established by the Master Servicer for the collection of payments on the Mortgage Loans and in the Certificate Account and belonging to the Trust, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies and standard hazard insurance policies; and (v) all proceeds of the foregoing.

         Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and beneficial interests will be held by investors in minimum denominations of $25,000 and in each case increments of $1 in excess thereof. One Certificate of each such Class may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class. No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust, except in the event Definitive Certificates are issued under the limited circumstances set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to holders of Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

         Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to the holders of the Physical Certificates. Upon the issuance of Definitive Certificates to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day (as defined below) of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Agreement or (ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount or Notional Amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or California are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that, except as provided below under "--Definitive Certificates," the only "Certificateholder" with respect to the Book-Entry Certificates will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the absence of physical certificates for such Book-Entry Certificates.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Book-Entry Certificates under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book- Entry Certificates are credited. Additionally, DTC has advised the Company that it will take such action where the consent of specified percentages of the Book-Entry Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

         Neither the Company, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Except for the Physical Certificates, the Offered Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Company is unable to locate a qualified successor within 30 days or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either event described in clause (i) or (ii) of the immediately preceding paragraph, the Trustee is required to notify DTC, which in turn will notify all Certificate Owners through Participants, of the availability of Definitive Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for reregistration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners. Under no circumstances will Definitive Certificates of any Class be issued in an amount representing an interest in, as of the Cut-off Date, less than $25,000 principal amount of the respective Class of Book-Entry Certificate.

         Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in Irvine, California. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of

Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 3 Park Plaza, Irvine, CA 92714.

AVAILABLE FUNDS

         "Available Funds" for any Distribution Date will be an amount equal to the aggregate of the following with respect to the Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement--Monthly Advances" herein) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein) by the Master Servicer and (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments, except:

                  (i)     all payments that were due on or before the Cut-off
         Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and all related payments of interest;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the Due Date in the month in which such Distribution Date occurs;

                  (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

                  (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

                  (vi)    amounts of Trustee's Fees for such Distribution Date;
         and

                  (vii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xi) described under the caption "The Pooling and Servicing Agreement--Certificate Account" herein.

DISTRIBUTIONS ON THE CERTIFICATES

         Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in April 1997, in an aggregate amount equal to the Available Funds for such Distribution Date.

         (A) On each Distribution Date on or prior to the Distribution Date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero (the "Cross-Over Date"), an amount equal to the Available Funds will be distributed in the following order of priority among the Certificates:

         first, to the interest-bearing Classes of Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date;

         second, to the interest-bearing Classes of Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class or Component for such Distribution Date;

         third, to the Senior Certificates (other than the Class X Certificates) in reduction of the Current Principal Amounts thereof:

         (a) the Senior Optimal Principal Amount (as defined herein), in the following order of priority:

                  (i) to the Class A-10 Certificates, up to the Class A-10 Optimal Principal Amount (as defined herein) for such Distribution Date, until their Current Principal Amounts have been reduced to zero;

                  (ii) concurrently, to the Class R-1 and Class R-2 Certificates, pro rata, based upon their current Principal Amounts, until the respective Current Principal Amounts thereof have been reduced to zero;

                  (iii)   54.3472155700% and 45.6527844300% concurrently to the
         Class A-1 Certificates and Class A-2 Certificates, until the Current Principal Amount of the Class A-1 Certificates has been reduced to zero;

                  (iv)    58.1393255700% and 41.8606744300% concurrently to the
         Class A-3 Certificates and Class A-2 Certificates, until the Current Principal Amount of the Class A-3 Certificates has been reduced to zero;

                  (v)     62.4996379400% and 37.5003620600% concurrently to the
         Class A-4 Certificates and the Class A-2 Certificates until the Current Principal Amount of the Class A-4 Certificates has been reduced to zero;

                  (vi)    69.4433390800% and 30.5566609200% concurrently to the
         Class A-5 Certificates and the Class A-2 Certificates until the Current Principal Amount of the Class A-5 Certificates has been reduced to zero;

                  (vii)   73.5261695800% and 26.4738304200% concurrently to the
         Class A-6 Certificates and Class A-2 Certificates, until the Current Principal Amounts thereof have been reduced to zero;

                  (viii) sequentially to the Class A-7, Class A-8, Class A-9 Certificates, in that order, in each case until the Current Principal Amount of each such Class of Certificates has been reduced to zero; and

         (b) the Class PO Principal Distribution Amount (as defined herein) for such Distribution Date, to the Class PO Certificates until the Current Principal Amount thereof has been reduced to zero;

         fourth, the Class PO Deferred Amount for such Distribution Date to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority (A) fourth, shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to priorities (A) first through third above over (y) the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Deferred Amount after the Cross-Over Date; and

         fifth, sequentially, in the following order, to the Class B-1, Class B-2, Class B- 3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share of the Subordinate Optimal Principal Amount (as defined herein) for such Distribution Date.

         The "Class A-10 Optimal Principal Amount" for any Distribution Date occurring prior to the Distribution Date in April 2002 will equal zero. The Class A-10 Optimal Principal Amount for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth and seventh years after the Closing Date, 50% of the Class A-10 Pro Rata Optimal Principal Amount (as defined below) for such Distribution Date; and, for any Distribution Date thereafter, 100% of the Class A-10 Pro Rata Optimal Principal Amount for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the Current Principal Amount of each Class of Class A Certificates (other than the Class A-10 Certificates) has been reduced to zero, the Class A-10 Optimal Principal Amount shall equal the Senior Optimal Principal Amount to the extent not distributed on such Distribution Date to other Classes of Class A Certificates or Residual Certificates.

         For any Distribution Date, the "Class A-10 Pro Rata Optimal Principal Amount" shall be an amount equal to the product of (x) the Senior Optimal Principal Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class A-10 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Current Principal Amounts of all Classes of Class A Certificates and Residual Certificates immediately prior to such Distribution Date.

         "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amounts of such Classes.

         If, after distributions have been made pursuant to priorities (A) first and second above on any Distribution Date, remaining Available Funds are less than the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates (other than the Class X Certificates) in accordance with clauses (a) and (b) of priority (A) third above on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with clause (b) of priority (A) third above and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (the "Class PO Cash Shortfall"). The Class PO Cash Shortfall with respect to any Distribution Date will be added to the Class PO Deferred Amount.

         (B) On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Senior Certificates (other than the Class PO and Class X Certificates) will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority (A) third above, based upon the then Current Principal Amounts of such Certificates, and interest will be distributed as described above with respect to Distribution Dates on or prior to the Cross-Over Date.

         (C) On each Distribution Date, any Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R-1 and Class R-2 Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         Interest. Interest will accrue during the preceding Interest Accrual Period for each interest-bearing Class of Certificates at its Pass-Through Rate on the Current Principal Amount or Notional Amount of such Class immediately preceding such Distribution Date. The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

         All interest-bearing Offered Certificates will bear interest at the fixed Pass-Through Rates set forth on the cover page hereof.

         All interest-bearing Other Certificates (other than the Class X Certificates) will bear interest at the rate of 7.75% per annum. The Class X Certificates will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the excess of (a) the weighted average of the Net Rates of the Premium Mortgage Loans over (b) 7.75% per annum. The Pass-Through Rate for the Class X Certificates for the first Interest Accrual Period is expected to be approximately .93257% per annum.

         The "Accrued Certificate Interest" for any interest-bearing Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or, in the case of a Class X Certificate, the Notional Amount) of such Certificate immediately prior to such Distribution Date less (i) in the case of an interest-bearing Senior Certificate, such Certificate's share of any Net Interest Shortfall (as defined herein) and the interest portion of any Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses. Such shortfalls and losses will be allocated among the Senior Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls and losses. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding principal balance (or Notional Amount) of such Certificate has been reduced to zero.

         The "Current Principal Amount" of any Certificate (other than a Class X Certificate) as of any Distribution Date will equal such Certificate's initial principal amount on the Closing Date as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal (and the Class PO Cash Shortfall with respect to a Class PO Certificate), (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Subordinate Certificate, such Certificate's share, if any, of the Subordinate Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Class X Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class.

         As of any Distribution Date, the "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses and the Class PO Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) exceeds (b) the sum of the Scheduled Principal Balances of the Mortgage Loans on the first day of the month of such Distribution Date less any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date (as defined herein). For any Distribution Date, the "Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority (A) fourth under "--Allocation of Available Funds" above. The Subordinate Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the Classes of Subordinate Certificates in inverse order of their numerical Class designations, until the Current Principal

Amount of each such Class has been reduced to zero and, from and after the Cross-Over Date, the Subordinate Certificate Writedown Amount will be allocated pro rata among the Classes of Senior Certificates (other than the Class X and Class PO Certificates) based on their then-outstanding Current Principal Amounts.

         The Class X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of all of the Premium Mortgage Loans, initially approximately $270,718,519.

         With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because (i) Mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Distribution Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Amount of any Certificate and
(iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the lesser of (i) the Master Servicing Fee in connection with such Distribution Date or (ii) 1/12 of 0.125% of the Scheduled Principal Balances of the Mortgage Loans with respect to such Distribution Date. The amount of the Master Servicing Fee used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

         If on any Distribution Date the Available Funds are less than the Accrued Certificate Interest on the Senior Certificates for such Distribution Date, the shortfall will be allocated among the holders of each Class of interest-bearing Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date on each such Class. In addition, the amount of any interest shortfalls that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of Available Funds, after interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the limited extent described above.

         Principal. All amounts payable in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class PO and Class X Certificates) and the Subordinate Certificates, on the one hand, and (ii) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Rate less than 7.75% per annum (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net Rate thereof divided by 7.75% The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Rate equal to or greater than 7.75% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to 100% minus the Non-PO Percentage (defined above). The "PO Percentage" with respect to any Non-Discount Mortgage Loan will be 0%.

         Distributions in reduction of the Current Principal Amount of each Class of Senior Certificates (other than the Class X Certificates) will be made on each Distribution Date pursuant to priority (A) third above, the fourth paragraph following priority (A) fifth and paragraphs (B) and (C) above under "--Allocation of Available Funds." In accordance with priority (A) third, the Available Funds remaining after distribution of interest on the interest-bearing Senior Certificates on such Distribution Date will be allocated to Certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date.

         Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to paragraph (A) fifth under "-- Allocation of Available Funds" above. In accordance with each such priority, Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and payments in respect of the Class PO Deferred Amount on such Distribution Date will be allocated to the Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

         The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

                  (i) the Senior Percentage (as defined below) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the Senior Prepayment Percentage (as defined below) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

                  (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received on each Mortgage Loan during the applicable Prepayment Period;

                  (iv) the lesser of (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) incurred during the related Prepayment Period; and

                  (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Master

         Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

         With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

         The "Senior Percentage" will initially equal approximately 94.25% The Senior Percentage will be recalculated with respect to each Distribution Date to equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all of the Class A Certificates and the Residual Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of all the Mortgage Loans (other than the PO Percentage of the Discount Mortgage Loans) immediately preceding such Distribution Date. The initial Senior Percentage is greater than the initial percentage interest in Mortgage Loans evidenced by the related Classes of Class A Certificates and Residual Certificates in the aggregate, because each such percentage is calculated without regard to the PO Percentage of the Scheduled Principal Balance of Discount Mortgage Loans.

         The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)          Senior Prepayment Percentage
------------------------          ----------------------------
Through March 25, 2002..........  100%
April 25, 2002 - March 25, 2003.  applicable Senior Percentage plus 70% of the
                                   Subordinate Percentage
April 25, 2003 - March 25, 2004.  applicable Senior Percentage plus 60% of the
                                   Subordinate Percentage
April 25, 2004 - March 25, 2005.  applicable Senior Percentage plus 40% of the
                                   Subordinate Percentage
April 25, 2005 - March 25, 2006.  applicable Senior Percentage plus 20% of the
                                   Subordinate Percentage
April 25, 2006 and thereafter...  applicable Senior Percentage

         Notwithstanding the foregoing, if on any Distribution Date the applicable Senior Percentage exceeds the applicable Senior Percentage as of the Cut-off Date, the related Senior Prepayment Percentage for such Distribution Date will equal 100%.

         In addition, no reduction of a Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either (a)(i)(X) the aggregate outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates averaged over the last six months, does not exceed 50% or (Y) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (V) 30% of the aggregate Current Principal Amounts of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including April 2002 and March 2003, (W) 35% of the related Original Subordinate Principal Balance if such

Distribution Date occurs between and including April 2003 and March 2004, (X) 40% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005, (Y) 45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, and (Z) 50% of the related Original Subordinate Principal Balance if such Distribution Date occurs during or after April 2006 or (b)(i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the Original Subordinate Principal Balance.

         The "Class PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

                  (i) the applicable PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (iii) the applicable PO Percentage of all partial prepayments of principal on Mortgage Loans received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the sum of (w) the applicable PO Percentage of the net liquidation proceeds allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Discount Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the applicable PO Percentage of the sum of (w) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Discount Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the applicable PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) with respect to Mortgage Loans incurred during the related Prepayment Period; and

                  (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by the Master Servicer with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

         The "Subordinate Percentage" on any Distribution Date will equal 100% minus the Senior Percentage for such Distribution Date. The "Subordinate Prepayment Percentage" on any Distribution Date will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the related Senior Certificates (other than the Class PO Certificates) have each been reduced to zero, the applicable Subordinate Prepayment Percentage will equal 100%. The initial Subordinate Percentage is expected to equal 5.75%.

         The "Subordinate Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the Subordinate Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (iii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received on Mortgage Loans during the applicable Prepayment Period (plus, on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates (other than the Class PO Certificates) have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount remaining undistributed on such date);

                  (iv) the excess, if any, of the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan (other than Mortgage Loans described in clause (b)) and (b) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of each of the definitions of "Senior Optimal Principal Amount" and "Class PO Principal Distribution Amount" on such Distribution Date; and

                  (v) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

         The "Allocable Share" with respect to any Class of Subordinate Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Current Principal Amount of each Class entitled thereto) of each of the components of the definition of the Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no Class of Subordinate Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the Due Date in the month immediately preceding such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Subordinate Optimal Principal Amount," to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Current Principal Amounts in the order of their numerical Class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Certificates. On any Distribution Date, any reduction in funds available for distribution to the Classes of Subordinate Certificates resulting from a distribution of the Class PO Deferred Amount will be allocated to the Classes of Subordinate Certificates, in reduction of the Allocable Shares thereof, in inverse order of their numerical Class designations.

         "Determination Date" means the 21st day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Distribution Date).

         "Insurance Proceeds" are amounts paid by an insurer under any Primary Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

         "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by ICI Funding and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Representations and Warranties" herein.

         "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

ALLOCATION OF REALIZED LOSSES

         A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below), (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property, (iii) a Fraud Loss, or (iv) a Special Hazard Loss. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" are amounts received by the Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

         A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

         A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

         The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than Excess Losses) on a Mortgage Loan for any Distribution Date will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of any such Realized Loss will be allocated among the outstanding Classes of Subordinate Certificates, in reverse order of numerical designation, until the Current Principal Amount of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B-6 Certificates while such Certificates are outstanding, second to the Class B-5 Certificates, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Bankruptcy Loss (other than a Debt Service Reduction), Excess Fraud Loss or Excess Special Hazard Loss for any Distribution Date will be allocated pro rata among all outstanding Classes of Certificates (other than the Class PO and Class X Certificates) based on their Current Principal Amounts. An "Excess Bankruptcy Loss," "Excess Fraud Loss" or "Excess Special Hazard Loss" (collectively, the "Excess Losses") is any Bankruptcy Loss, Fraud Loss or Special Hazard Loss, respectively, occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) on a Mortgage Loan will be allocated among the outstanding Classes of Senior Certificates (other than the Class PO and Class X Certificates) pro rata based upon their Current Principal Amounts.

         On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and Class PO Cash Shortfall will be allocated to the Class PO Certificates until the Current Principal Amount thereof is reduced to zero. With respect to any Distribution Date through the Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of Realized Losses (other than Excess Losses) and Class PO Cash Shortfall and all amounts previously allocated in respect of such losses or Class PO Cash Shortfall to the Class PO Certificates and not distributed on prior Distribution Dates will be the "Class PO Deferred Amount." To the extent Available Funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority (A) fourth under "--Allocation of Available Funds" above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the Class PO Current Principal Amount. No interest will accrue on the Class PO Deferred Amount. On each Distribution Date through the Cross-Over Date, the Current Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding having the highest numerical Class designation will be reduced by the amount of any distributions in respect of the Class PO Deferred Amount on such Distribution Date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no more distributions will be made in respect of, and Realized Losses and Class PO Cash Shortfalls allocated to the Class PO Certificates will not be added to, the Class PO Deferred Amount.

         No reduction of the Current Principal Amount of any Class shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Certificates as of such Distribution Date to an amount less than the Scheduled Principal Balances of all of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause
(i) of each of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, any Debt Service Reductions prior to the Bankruptcy Coverage Termination Date will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses to be allocated to the Class PO Certificates on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such Distribution Date.

         The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "--Interest" above.

         Any Deficient Valuation will on each Distribution Date be allocated solely to the outstanding Subordinate Certificates, in reverse numerical order, until the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $75,000 (approximately 0.03% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from S&P and DCR (each as defined herein) that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by S&P and DCR. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

         Any Fraud Loss will on each Distribution Date be allocated solely to the outstanding Subordinate Certificates, in reverse numerical order, until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal approximately 2.0% (approximately $5,606,579) of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $5,609,579, minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first through the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.0% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         Any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Subordinate Certificates, in reverse numerical order, until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" will equal approximately 1.0% (approximately $2,804,914) of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $2,804,914, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of S&P and DCR, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

SUBORDINATION

         Priority of Senior Certificates. As of the Closing Date, the aggregate Current Principal Amounts of all classes of Subordinate Certificates will equal approximately 5.75% of the aggregate Current Principal Amounts of all Classes of Certificates. The rights of the holders of each Class of Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the related Senior Certificates and of each Class of Subordinate Certificates having a lower numerical Class designation than such Class, to the extent described above. The subordination of the Subordinate Certificates to the Senior Certificates, and the further subordination among the Subordinate Certificates, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priorities of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on the applicable Mortgage Loans to the extent described above.

         However, in certain circumstances, the amount of available subordination (including the limited subordination provided for Excess Losses) may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of Realized Losses in excess of the total subordination amount. The allocation of the principal portion of the Non-PO Percentage of any Realized Loss, and of the Class PO Deferred Payment Writedown Amount, to the Subordinate Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Current Principal Amount of the Subordinate Certificates then outstanding.

         In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the Senior Certificates to the extent described herein during the first five years after the Closing Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the applicable Senior Certificates while, in the absence of losses in respect of the related Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans evidenced by the Subordinate Certificates.

         After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Subordinate Certificates. Amounts so distributed to Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates.

         Priority Among Subordinate Certificates. On each Distribution Date, the holders of any particular Class of Subordinate Certificates will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, the Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the related Classes of Subordinate Certificates in the inverse order of their numerical Class designation. The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a Class of Subordinate Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Subordinate Certificates.

         In order to maintain the relative levels of subordination among the related Classes of Subordinate Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which generally will not be distributable to such Certificates for at least the first five years) will not be distributable to the holders of any Class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "--Distributions on the Certificates--Principal" above. If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates, the amortization of more senior Classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

         As a result of the subordination of any Class of Subordinate Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and weighted average lives of the Certificates will be affected by the amount and timing of principal payments on the Mortgage Loans and the allocation of Available Funds to various Classes of Certificates. Investors should carefully consider the associated risks discussed under the headings "Summary--Yield Considerations" and "Summary--Legal Investment" herein and under the headings "Yield Considerations," and "Legal Investment Matters" in the Prospectus.

ASSUMED FINAL DISTRIBUTION DATE

         The "Assumed Final Distribution Date" for distributions on the Certificates is March 25, 2028. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, the Master Servicer or its designee may, at its option, repurchase all the Mortgage Loans from the Trust on or after any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. See "The Pooling and Servicing Agreement--Termination" herein.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans. Principal payments of such Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, will be shortened if the level of such prepayments of principal on the Mortgage Loans increases.

         The prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional amount of approximately 1.090909% (precisely 12/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

PRICING ASSUMPTION

         The Certificates were structured assuming, among other things, a 100% Prepayment Assumption with respect to the Certificates. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount (or Notional Amount) of each Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of such Classes of Offered Certificates.

         The following tables have been prepared based on the assumptions that:
(i) the Mortgage Loans consist of 1,924 Mortgage Loans with the following characteristics:

                                               Original Term   Remaining Term
 Principal        Approximate    Approximate    to Maturity     to Maturity
  Balance        Mortgage Rate    Net Rate      (in months)     (in months)
 ---------       -------------   -----------   -------------   --------------
  $2,120,667.82     7.88496%       7.61996%          180             177
 $12,608,873.72     8.72083%       8.45583%          180             178
  $7,652,153.36     7.88652%       7.62152%          360             354
$258,109,717.51     8.95866%       8.69366%          360             358


(ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in April 1997 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in March 1997, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its remaining term to maturity, (viii) the initial principal or notional amounts of the Certificates are as set forth on the cover page hereof and under "Summary--Other Certificates," (ix) interest accrues on each Class of Certificates at the applicable interest rate or in the amounts described herein, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in April 1997, (xi) the Offered Certificates are purchased on March 27, 1997 and (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement--Termination." While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual Mortgage Loans that will be delivered to the Trustee and the characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentages of the initial Current Principal Amount of each such Class that would be outstanding after the Distribution Date in March of each of the years indicated, assuming that the Mortgage Loans prepay at the percentage of the Prepayment Assumption indicated therein. Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

                                  PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                          Class A-1 Certificates                  Class A-2 Certificates
                   -------------------------------------   -------------------------------------
                        % of Prepayment Assumption              % of Prepayment Assumption
                   -------------------------------------   -------------------------------------
       Period       50%     75%    100%    125%    150%     50%     75%    100%    125%    150%
       ------       ---     ---    ----    ----    ----     ---     ---    ----    ----    ----
Initial Percent...  100     100     100     100     100     100     100     100     100     100
March 1998 .......   69      55      41      27      13      87      81      76      70      64
March 1999 .......   31       2       0       0       0      72      60      49      39      30
March 2000 .......    0       0       0       0       0      57      42      29      18       9
March 2001 .......    0       0       0       0       0      45      28      14       4       0
March 2002 .......    0       0       0       0       0      35      16       4       0       0
March 2003 .......    0       0       0       0       0      27      10       0       0       0
March 2004 .......    0       0       0       0       0      21       5       0       0       0
March 2005 .......    0       0       0       0       0      17       2       0       0       0
March 2006 .......    0       0       0       0       0      13       *       0       0       0
March 2007 .......    0       0       0       0       0      10       0       0       0       0
March 2008 .......    0       0       0       0       0       8       0       0       0       0
March 2009 .......    0       0       0       0       0       6       0       0       0       0
March 2010 .......    0       0       0       0       0       4       0       0       0       0
March 2011 .......    0       0       0       0       0       2       0       0       0       0
March 2012 .......    0       0       0       0       0       0       0       0       0       0
March 2013 .......    0       0       0       0       0       0       0       0       0       0
March 2014 .......    0       0       0       0       0       0       0       0       0       0
March 2015 .......    0       0       0       0       0       0       0       0       0       0
March 2016 .......    0       0       0       0       0       0       0       0       0       0
March 2017 .......    0       0       0       0       0       0       0       0       0       0
March 2018 .......    0       0       0       0       0       0       0       0       0       0
March 2019 .......    0       0       0       0       0       0       0       0       0       0
March 2020 .......    0       0       0       0       0       0       0       0       0       0
March 2021 .......    0       0       0       0       0       0       0       0       0       0
March 2022 .......    0       0       0       0       0       0       0       0       0       0
March 2023 .......    0       0       0       0       0       0       0       0       0       0
March 2024 .......    0       0       0       0       0       0       0       0       0       0
March 2025 and
thereafter .......    0       0       0       0       0       0       0       0       0       0
Weighted
Average Life to
Maturity
(years)** ........  1.5     1.1     0.9     0.8     0.7     4.6     3.0     2.2     1.8     1.6


----------
 *       Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


                                  PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                         Class A-3 Certificates                   Class A-4 Certificates
                   -------------------------------------   -------------------------------------
                       % of Prepayment Assumption               % of Prepayment Assumption
                   -------------------------------------   -------------------------------------
       Period       50%     75%    100%    125%    150%     50%     75%    100%    125%    150%
       ------       ---     ---    ----    ----    ----     ---     ---    ----    ----    ----
Initial Percent.... 100     100     100     100     100     100     100     100     100     100
March 1998 ........ 100     100     100     100     100     100     100     100     100     100
March 1999 ........ 100     100      52       3       0     100     100     100     100      57
March 2000 ........  92      18       0       0       0     100     100      51       0       0
March 2001 ........  34       0       0       0       0     100      45       0       0       0
March 2002 ........   0       0       0       0       0      81       0       0       0       0
March 2003 ........   0       0       0       0       0      43       0       0       0       0
March 2004 ........   0       0       0       0       0       8       0       0       0       0
March 2005 ........   0       0       0       0       0       0       0       0       0       0
March 2006 ........   0       0       0       0       0       0       0       0       0       0
March 2007 ........   0       0       0       0       0       0       0       0       0       0
March 2008 ........   0       0       0       0       0       0       0       0       0       0
March 2009 ........   0       0       0       0       0       0       0       0       0       0
March 2010 ........   0       0       0       0       0       0       0       0       0       0
March 2011 ........   0       0       0       0       0       0       0       0       0       0
March 2012 ........   0       0       0       0       0       0       0       0       0       0
March 2013 ........   0       0       0       0       0       0       0       0       0       0
March 2014 ........   0       0       0       0       0       0       0       0       0       0
March 2015 ........   0       0       0       0       0       0       0       0       0       0
March 2016 ........   0       0       0       0       0       0       0       0       0       0
March 2017 ........   0       0       0       0       0       0       0       0       0       0
March 2018 ........   0       0       0       0       0       0       0       0       0       0
March 2019 ........   0       0       0       0       0       0       0       0       0       0
March 2020 ........   0       0       0       0       0       0       0       0       0       0
March 2021
and thereafter.....   0       0       0       0       0       0       0       0       0       0
Weighted
Average Life to
Maturity
(years)** ......... 3.8     2.6     2.1     1.7     1.4     5.9     4.0     3.1     2.5     2.1

------------

 *       Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                                              PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                                    Class A-5 Certificates               Class A-6 Certificates
                            -------------------------------------   ------------------------------------
                                  % of Prepayment Assumption             % of Prepayment Assumption
                            -------------------------------------   ------------------------------------
     Period                  50%     75%    100%    125%     50%     50%     75%    100%    125%    150%
     ------                  ---     ---    ----    ----     ---     ---     ---    ----    ----    ----
Percent Initial..........    100     100     100     100     100     100     100     100     100     100
March 1998...............    100     100     100     100     100     100     100     100     100     100
March 1999...............    100     100     100     100     100     100     100     100     100     100
March 2000...............    100     100     100      85       0     100     100     100     100     100
March 2001...............    100     100      52       0       0     100     100     100      49       0
March 2002...............    100      73       0       0       0     100     100      47       0       0
March 2003...............    100      10       0       0       0     100     100       0       0       0
March 2004...............    100       0       0       0       0     100      57       0       0       0
March 2005...............     76       0       0       0       0     100      28       0       0       0
March 2006...............     44       0       0       0       0     100       2       0       0       0
March 2007...............     14       0       0       0       0     100       0       0       0       0
March 2008...............      0       0       0       0       0      87       0       0       0       0
March 2009...............      0       0       0       0       0      62       0       0       0       0
March 2010...............      0       0       0       0       0      39       0       0       0       0
March 2011...............      0       0       0       0       0      18       0       0       0       0
March 2012...............      0       0       0       0       0       0       0       0       0       0
March 2013...............      0       0       0       0       0       0       0       0       0       0
March 2014...............      0       0       0       0       0       0       0       0       0       0
March 2015...............      0       0       0       0       0       0       0       0       0       0
March 2016...............      0       0       0       0       0       0       0       0       0       0
March 2017...............      0       0       0       0       0       0       0       0       0       0
March 2018...............      0       0       0       0       0       0       0       0       0       0
March 2019...............      0       0       0       0       0       0       0       0       0       0
March 2020...............      0       0       0       0       0       0       0       0       0       0
March 2021...............      0       0       0       0       0       0       0       0       0       0
March 2022...............      0       0       0       0       0       0       0       0       0       0
March 2023...............      0       0       0       0       0       0       0       0       0       0
March 2024...............      0       0       0       0       0       0       0       0       0       0
March 2025...............      0       0       0       0       0       0       0       0       0       0
March 2026...............      0       0       0       0       0       0       0       0       0       0
March 2027
and
thereafter...............      0       0       0       0       0       0       0       0       0       0
Weighted
Average Life
to Maturity
(years)**................    8.9     5.4     4.1     3.3     2.7     12.6    7.4     5.1     4.0     3.4

-----------
 *       Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


                                              PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                                    Class A-7 Certificates                        Class A-8 Certificates
                            -----------------------------------------    -----------------------------------------
                                  % of Prepayment Assumption                    % of Prepayment Assumption
                             -----------------------------------------    -----------------------------------------
   Period                    50%      75%     100%     125%     150%      50%      75%     100%     125%     150%
   ------                    ---      ---     ----     ----     ----      ---      ---     ----     ----     ----
Initial Percent .........    100      100      100      100      100      100      100      100      100      100
March 1998 ..............    100      100      100      100      100      100      100      100      100      100
March 1999 ..............    100      100      100      100      100      100      100      100      100      100
March 2000 ..............    100      100      100      100      100      100      100      100      100      100
March 2001 ..............    100      100      100      100       59      100      100      100      100      100
March 2002 ..............    100      100      100       40        0      100      100      100      100        0
March 2003 ..............    100      100       87        0        0      100      100      100       57        0
March 2004 ..............    100      100       40        0        0      100      100      100        0        0
March 2005 ..............    100      100       22        0        0      100      100      100        0        0
March 2006 ..............    100      100        8        0        0      100      100      100        0        0
March 2007 ..............    100       81        0        0        0      100      100       88        0        0
March 2008 ..............    100       62        0        0        0      100      100       50        0        0
March 2009 ..............    100       45        0        0        0      100      100       19        0        0
March 2010 ..............    100       30        0        0        0      100      100        0        0        0
March 2011 ..............    100       18        0        0        0      100      100        0        0        0
March 2012 ..............     99        7        0        0        0      100      100        0        0        0
March 2013 ..............     82        0        0        0        0      100       89        0        0        0
March 2014 ..............     66        0        0        0        0      100       57        0        0        0
March 2015 ..............     52        0        0        0        0      100       29        0        0        0
March 2016 ..............     38        0        0        0        0      100        4        0        0        0
March 2017 ..............     26        0        0        0        0      100        0        0        0        0
March 2018 ..............     14        0        0        0        0      100        0        0        0        0
March 2019 ..............      4        0        0        0        0      100        0        0        0        0
March 2020 ..............      0        0        0        0        0       76        0        0        0        0
March 2021 ..............      0        0        0        0        0       40        0        0        0        0
March 2022 ..............      0        0        0        0        0        7        0        0        0        0
March 2023 ..............      0        0        0        0        0        0        0        0        0        0
March 2024 ..............      0        0        0        0        0        0        0        0        0        0
March 2025 ..............      0        0        0        0        0        0        0        0        0        0
March 2026
and
thereafter ..............      0        0        0        0        0        0        0        0        0        0
Weighted
Average Life
to Maturity
(years)** ...............    18.3     11.9     7.1      5.0      4.1      23.8     17.3     11.1     6.1      4.7

------------
 *       Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


                                            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                                 Class A-9 Certificates                  Class A-10 Certificates
                          -------------------------------------   -------------------------------------
                               % of Prepayment Assumption               % of Prepayment Assumption
                          -------------------------------------   -------------------------------------
      Period               50%     75%    100%    125%    150%     50%     75%    100%    125%    150%
      ------               ---     ---    ----    ----    ----     ---     ---    ----    ----    ----
Initial Percent .......    100     100     100     100     100     100     100     100     100     100
March 1998 ............    100     100     100     100     100     100     100     100     100     100
March 1999 ............    100     100     100     100     100     100     100     100     100     100
March 2000 ............    100     100     100     100     100     100     100     100     100     100
March 2001 ............    100     100     100     100     100     100     100     100     100     100
March 2002 ............    100     100     100     100      18     100     100     100     100     100
March 2003 ............    100     100     100     100       0      95      93      90      87      72
March 2004 ............    100     100     100      29       0      90      86      81      76      51
March 2005 ............    100     100     100      22       0      81      74      66      58      36
March 2006 ............    100     100     100      17       0      73      63      54      45      26
March 2007 ............    100     100     100      14       0      66      55      44      35      19
March 2008 ............    100     100     100      11       0      59      47      36      28      14
March 2009 ............    100     100     100       8       0      53      40      30      21      11
March 2010 ............    100     100      94       6       0      47      34      24      17       8
March 2011 ............    100     100      77       5       0      42      29      20      13       6
March 2012 ............    100     100      62       4       0      37      25      16      10       4
March 2013 ............    100     100      50       3       0      33      21      13       8       3
March 2014 ............    100     100      41       2       0      29      18      10       6       2
March 2015 ............    100     100      33       2       0      26      15       8       5       2
March 2016 ............    100     100      26       1       0      23      13       7       3       1
March 2017 ............    100      86      21       1       0      20      10       5       3       1
March 2018 ............    100      71      16       1       0      17       9       4       2       1
March 2019 ............    100      57      13       1       0      14       7       3       1       *
March 2020 ............    100      46      10       *       0      12       6       2       1       *
March 2021 ............    100      36       7       *       0      10       4       2       1       *
March 2022 ............    100      27       5       *       0       8       3       1       1       *
March 2023 ............     81      20       4       *       0       6       2       1       *       *
March 2024 ............     57      13       2       *       0       4       2       1       *       *
March 2025 ............     35       8       1       *       0       3       1       *       *       *
March 2026 ............     15       3       1       *       0       1       *       *       *       *
March 2027
and
thereafter ............      0       0       0       0       0       0       0       0       0       0
Weighted
Average Life
to Maturity
(years)** .............    27.4    23.2    17.2    7.9     4.9     14.0    12.1    10.7    9.7     8.1


------------
 *       Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                              Class B-1, B2 and B-3 Certificates
                          -----------------------------------------
                                 % of Prepayment Assumption
                          -----------------------------------------
            Period        50%      75%     100%     125%     150%
            ------        ---      ---     ----     ----     ----
Initial Percent ......... 100      100      100      100      100
March 1998 ..............  99       99       99       99       99
March 1999 ..............  98       98       98       98       98
March 2000 ..............  97       97       97       97       97
March 2001 ..............  96       96       96       96       96
March 2002 ..............  95       95       95       95       95
March 2003 ..............  91       90       89       88       86
March 2004 ..............  87       84       82       79       76
March 2005 ..............  81       77       72       68       64
March 2006 ..............  75       68       62       56       50
March 2007 ..............  67       59       51       44       37
March 2008 ..............  60       50       42       34       28
March 2009 ..............  54       43       34       27       20
March 2010 ..............  48       37       28       21       15
March 2011 ..............  43       31       22       16       11
March 2012 ..............  38       27       18       12        8
March 2013 ..............  34       23       15        9        6
March 2014 ..............  30       19       12        7        4
March 2015 ..............  26       16       10        6        3
March 2016 ..............  23       13        8        4        2
March 2017 ..............  20       11        6        3        2
March 2018 ..............  17        9        5        2        1
March 2019 ..............  15        7        4        2        1
March 2020 ..............  12        6        3        1        1
March 2021 ..............  10        5        2        1        *
March 2022 ..............   8        4        2        1        *
March 2023 ..............   6        3        1        *        *
March 2024 ..............   4        2        1        *        *
March 2025 ..............   3        1        *        *        *
March 2026 ..............   1        *        *        *        *
March 2027 and
thereafter ..............   0        0        0        0        0
Weighted Average Life
to Maturity (years)**.... 13.9     12.2     11.0     10.2     9.5

------------
 *       Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

YIELD ON CLASS X CERTIFICATES

         The significance of the effects of prepayments on the Class X Certificates is illustrated in the following table entitled "Sensitivity of the Class X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of the Prepayment Assumption. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price including accrued interest of the Class X Certificates is approximately $8,387,573 for 100% of such Class of Certificates and such Certificates are purchased on March 27, 1997.

         AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS X CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE PREMIUM MORTGAGE LOANS (ESPECIALLY THOSE WITH HIGH NET RATES), WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED ABOVE, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 171% OF THE PREPAYMENT ASSUMPTION. USING SUCH ASSUMPTIONS, IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE FOREGOING RATE FOR AS LITTLE AS ONE MONTH (WHILE EQUALING SUCH RATE FOR ALL OTHER MONTHS), INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT RECOVER FULLY THEIR INITIAL INVESTMENTS.

         It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X Certificate.

         The yields set forth in the following table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class X Certificates indicated below and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.


                           SENSITIVITY OF THE CLASS X
                           CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                         % OF PREPAYMENT ASSUMPTION
                                              -------------------------------------------------
                                                 50%       75%      100%      125%      200%
                                                -----     -----    ------    ------    ------
Pre-Tax Yield to Maturity..................    22.29%    17.89%    13.39%     8.79%    <5.70>%

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. The Company will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to ICIFC Secured Assets Corp., 20371 Irvine Avenue, Santa Ana Heights, California 92707.

VOTING RIGHTS

         Voting rights of the Trust in general will be allocated 1% to the Class X Certificates with the balance allocated among the Classes of Certificates based upon their respective Current Principal Amounts.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, the Company will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trustee. The Mortgage Loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the Net Rate, the Monthly Payment, the maturity date of each Mortgage Note, and the Loan-to-Value Ratio.

         In addition, the Company will deposit with the Trustee, with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon; all intervening assignments of the Mortgage, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; originals of all assumption and modification agreements; provided, however, that in lieu of the foregoing, the Company may deliver certain other documents, under the circumstances set forth in the Agreement. The documents delivered to the Trustee with respect to each Mortgage Loan are referred to collectively as the "Mortgage File." The Master Servicer will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date.

         The Trustee will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the Trustee after the initial 45-day period, promptly after its delivery to the Trustee). If, as a result of its review, the Trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the Trustee shall notify ICI Funding of such Material Defect. ICI Funding shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if ICI Funding does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, ICI Funding will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The Trustee also will review the Mortgage Files within 180 days of the Closing Date. If the Trustee discovers a Material Defect, the Trustee shall notify ICI Funding of such Material Defect. ICI Funding shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if ICI Funding does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, ICI Funding will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase reduced by (ii) any portion of the Master Servicing Fee (as defined under "--Servicing Compensation and Payment of Expenses" herein) or advances payable to the purchaser of the Mortgage Loan.

         As of any time of determination, the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

REPRESENTATIONS AND WARRANTIES

         In the purchase agreement pursuant to which the Company purchased the Mortgage Loans, ICI Funding made certain representations and warranties to the Company concerning the Mortgage Loans. The Company will assign to the Trustee all of its right, title and interest in such purchase agreement insofar as it relates to such representations and warranties, as well as the repurchase and substitution remedies provided for breach of such representations and warranties. The representations and warranties of ICI Funding include, among other things, that as of the Closing Date:

                  (a) the information set forth in the Mortgage Loan schedules delivered and to be delivered to the Trustee is true and correct in all material respects;

                  (b) each Mortgage relating to a Mortgage Loan is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to certain permitted exceptions;

                  (c) as of the Cut-off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due:

                  (d) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                  (e) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor, was issued on the date of the origination of each Mortgage Loan, each such policy, binder or assurance is valid and remains in full force and effect;

                  (f) with the exception of two Mortgage Loans with a Cut-off Date Scheduled Principal Balance of $318,166, the original principal amount of each Mortgage Loan is not more than 95% of the Original Value; with the exception of ten Mortgage Loans with a Cut-off Date Scheduled Principal Balance of approximately $1,251,827, each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% at origination is covered by a Primary Insurance Policy issued by a private mortgage insurer insuring against default under the Mortgage Note in an amount at least equal to the excess of such outstanding principal amount over 75% of such Original Value until the principal balance of such Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal balance of such Mortgage Loan represents less than 80% of the new appraised value;

                  (g) approximately 49.75% of the Mortgage Loans (by Cut-off Date Scheduled Principal Balance) were underwritten pursuant to, or in accordance with the standards of, the Progressive Series I Program, 4.05% pursuant to, or in accordance with the standards of, the Progressive Series II Program, 2.52% pursuant to, or in accordance with the standards of, the Progressive Series III Program, 1.63% pursuant to, or in accordance with the standards of, the Progressive Series III+ Program, 0.26% pursuant to, or in accordance with the standards of, the Progressive Series IV Program, 0.09% pursuant to, or in accordance with the standards of, the Progressive Series V Program, and 40.23% pursuant to, or in accordance with the Progressive Express(TM) Program;

                  (h) at the time of origination of the Mortgage Loans, at least 93.02% of the Mortgage Loans (by aggregate Cut-off Date Scheduled Principal Balance) will be secured by Mortgages on properties which were owner-occupied primary residences;

                  (i) the improvements on each Mortgaged Property securing such Mortgage Loan is insured (by an insurer which is acceptable to ICI Funding) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale where the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan and the outstanding principal balance of the Mortgage Loan but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property and (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

                  (j) there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither ICI Funding nor any of its affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                  (k) to ICI Funding's knowledge, no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding; and

                  (l) to ICI Funding's knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property.

         Upon discovery or receipt of notice by ICI Funding, the Company or the Trustee of a breach of any representation or warranty relating to the Mortgage Loans which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 60 days from the date of discovery by ICI Funding, or the date ICI Funding is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), ICI Funding will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price (or, if such Mortgage Loan or the related Mortgaged Property acquired in respect thereof has been sold, pay the excess of the Repurchase Price over the Net Liquidation Proceeds (as defined herein)) to the Trust or (iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of ICI Funding to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Certificateholders' sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless continue to make advances as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property, but the obligation of the Master Servicer to advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Master Servicer has knowledge thereof, the Master Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Master Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans-- Enforceability of Certain Provisions" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Insurance Policy continues as to that Mortgage Loan after such assumption.

         The Master Servicer, and any permitted sub-servicer, will establish and maintain, in addition to the Protected Account described below under "--Protected Account," one or more accounts (each, a "Servicing Account") in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The Master Servicer or such sub- servicers will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the Agreement ("Permitted Investments"). Such Permitted Investments must be held in trust by the Master Servicer or such sub-servicers, as described above. In addition, the Master Servicer may permit a sub-servicer to establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer or any sub-servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the Master Servicer or the related sub-servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

         For each Mortgage Loan which as of the Cut-off Date was covered by a Primary Insurance Policy, the Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth under "Description of the Mortgage Pool--General" herein, at least until such excess has been eliminated. Pursuant to applicable state law, the Master Servicer may permit the Primary Insurance Policy to be terminated if a reappraisal of the Mortgaged Property indicates a new appraised value of which the then outstanding principal balance of the Mortgage Loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

         The Master Servicer will require each sub-servicer to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by the Master Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of the Master Servicer to reimbursement for such costs incurred will be prior to the right of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Master Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Insurance Policy or hazard insurance policy. As set forth above, all collections by the Master Servicer under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE LOANS

         The Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The Master Servicer will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans; provided, however, that the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

         Notwithstanding the foregoing, under the Agreement, the Master Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to the Repurchase Price of such Mortgage Loan. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the Business Day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

CERTAIN RIGHTS RELATED TO FORECLOSURE

         The Agreement may permit the Master Servicer, at its option, to grant certain rights in connection with the foreclosure of Defaulted Mortgage Loans to holders of the Class B-6 Certificates which are unaffiliated with ICI Funding Inc. Such rights, if granted, would be granted after the date of initial issuance of the Certificates and may or may not inure to the benefit of successive holders of the Class B-6 Certificates. These rights would include, among other things, the right to receive notice from the Master Servicer that foreclosure of a Defaulted Mortgage Loan is imminent and the right to request that the Master Servicer, but only with the consent of the Master Servicer, delay the commencement of foreclosure proceedings for up to six months after the Mortgage Loan has become delinquent. It would be a condition to the exercise of this latter right that a reserve fund for the benefit of holders of the other applicable Classes of Certificates and the Master Servicer be established. An amount equal to 125% of the greater of the Scheduled Principal Balance of the Defaulted Mortgage Loan and the current appraised value of the underlying Mortgaged Property, together with interest at the applicable Mortgage Rate for the period that foreclosure is delayed, would be deposited into such reserve fund. The principal purpose of the reserve fund would be to protect holders of the other applicable Classes of Certificates from any diminution in value of the underlying Mortgaged Property attributable to the delay in foreclosure. Amounts on deposit in the reserve fund may be invested in certain specified investments acceptable to the Rating Agencies.

         The exercise by holders of the Class B-6 Certificates of the right to delay foreclosure would not alter the obligation of the Master Servicer to make advances as described under "Monthly Advances" below. Monthly Advances made by the Master Servicer after the date foreclosure is delayed would be recoverable from amounts on deposit in the reserve fund.

         Any exercise by the holders of the Class B-6 Certificates of any right to delay commencement of foreclosure proceedings as described above, if granted, could affect the amount recovered upon the liquidation of the related Mortgaged Property and could also affect the extent of any losses recognized thereon if the amounts available in the reserve fund are not sufficient to make up the difference between the net liquidation proceeds and the unpaid principal balance of the related Defaulted Mortgage Loan. There can be no assurance that this situation would not arise under circumstances in which it could be in the interest of more senior Classes of Certificates to proceed promptly to pursue remedies against the Mortgagor and Mortgaged Property in order to expedite recovery on a Defaulted Mortgaged Loan. Any right to request the delay of commencement of foreclosure proceedings granted to the holders of the Class B-6 Certificates would terminate in certain specified circumstances, including when the Current Principal Amount of such Class had reduced to zero.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer shall be entitled to receive the Master Servicing Fee (as defined below) from full payments of accrued interest on each Mortgage Loan as compensation for its activities under the Agreement. However, Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent such Interest Shortfalls do not exceed the lesser of (i) the Master Servicing Fee in connection with such Distribution Date or
(ii) 1/12 of 0.125% of the Scheduled Principal Balances of the Mortgage Loans for such Distribution Date (the amount of the Master Servicing Fee used to offset Interest Shortfalls is referred to herein as "Compensating Interest Payments"). The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "Net Interest Shortfalls."

         In addition to the primary compensation described above, the Master Servicer will retain all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors. The Master Servicer will also be entitled to retain, as additional servicing compensation, (a) amounts in respect of interest paid by borrowers in connection with any principal prepayment received by the Master Servicer from the first day through the last day of the month preceding the month of the Cut-off Date, (b) any income earned on the Certificate Account and certain other accounts and (c) any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Agreement.

         The Master Servicer or any sub-servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). On each Distribution Date, the Trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such Distribution Date from amounts in the Certificate Account.

         In the event a successor Trustee is appointed by the Certificateholders pursuant to the Agreement, that portion, if any, of the successor Trustee's fees which exceeds the Trustee's fees established at the time of issuance of the Certificates will be borne by the Certificateholders.

         The "Master Servicing Fee" in respect of each Mortgage Loan will be 0.25% per annum of the Outstanding Principal Balance of such Mortgage Loan. The Master Servicing Fee consists of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) sub-servicing and other related compensation payable to the Sub-Servicer.

PROTECTED ACCOUNT

         The Master Servicer and each permitted sub-servicer will establish and maintain an account (each, a "Protected Account") into which it will deposit daily all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any Mortgage Loans repurchased, and advances made from the Master Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted investments meeting the requirements of the Rating Agencies or to the Certificate Account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

         Prior to each Distribution Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) Scheduled payments on the related Mortgage Loans received or advanced by the Master Servicer which were due on the related Due Date, net of servicing fees due the Master Servicer;

                  (ii) Full principal prepayments and any Liquidation Proceeds received by the Master Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of servicing fees due the Master Servicer; and

                  (iii) Partial prepayments of principal received by the Master Servicer for such Mortgage Loans in the related Prepayment Period.

CERTIFICATE ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The Trustee will deposit in the appropriate subaccount of the Certificate Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)    Any Monthly Advance and Compensating Interest
         Payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the Agreement.

         All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) at the written direction of the Master Servicer invested, in the name of the Trustee, in such Permitted Investments as the Master Servicer may direct or deposited in demand deposits with such depository institutions as designated by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment.

         The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal for the following purposes:

                  (i) to reimburse the Master Servicer or a Sub-Servicer for any Monthly Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                  (ii) to reimburse the Master Servicer or a Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or a Sub-Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer or a Sub-Servicer to the extent permitted by the Agreement from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or a Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

                  (iv) to pay the Master Servicer or a Sub-Servicer to the extent permitted by the Agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which the Master Servicer or a Sub-Servicer would have been entitled to receive under subclause (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer or a Sub-Servicer to the extent permitted by the Agreement from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer or a Sub-Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

                  (vi) to reimburse the Master Servicer or a Sub-Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to pay the Master Servicer or a Sub-Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

                  (viii) to reimburse the Master Servicer or a Sub-Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Distribution Date, if the advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (ix) to pay the Master Servicer and a Sub-Servicer servicing compensation as set forth above;

                  (x) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Agreement;

                  (xi) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                  (xii)   to clear and terminate the Certificate Account; and

                  (xiii)  to remove amounts deposited in error.

         On each Distribution Date, the Trustee shall make the following payments from the funds in the Certificate Account:

         (i)   First, the Trustee's Fees shall be paid to the Trustee; and

                  (ii)    Second, the amount distributable to the
         Certificateholders shall be paid in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates."

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Insurer (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the rating of the Certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) is reasonably satisfactory to the Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Agreement from and after the date of such agreement.

         The Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Master Servicer and its directors, officers, employees and agents are entitled to indemnification from the Certificate Account and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loans (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Master Servicer will be entitled to be reimbursed therefor from the Certificate Account.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of FNMA or FHLMC.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for two Business Days, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Certificates or the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates aggregating ownership of not less than 25% of the Trust, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by the Master Servicer of its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement, automatically and without further action pass to and be vested in the Trustee.

         Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by such Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA or FHLMC-approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement.

MONTHLY ADVANCES

         If the scheduled payment on a Mortgage Loan which was due on the Due Date in the month of a Distribution Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the appropriate subaccount of the Certificate Account which will be used for a Certificate Account Advance (as defined below) with respect to such Mortgage Loan, the Master Servicer will deposit in the appropriate subaccount of the Certificate Account not later than the fourth Business Day immediately preceding the Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred to the appropriate subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to Certificateholders during such calendar month on account of scheduled payments on the Mortgage Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount or Notional Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans.

TERMINATION

         The obligations of the Master Servicer and the Trustee created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

         On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance as of the Cut-off Date, the Master Servicer or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate to the next Due
Date), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The Trust may also be terminated and the Certificates retired on any Distribution Date upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of REMIC I or REMIC II has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon termination, the holders of Certificates (other than the Class X Certificates) will receive the Current Principal Amount of their Certificates, if any, and accrued but unpaid interest and the holders of the Class X Certificates will receive accrued but unpaid interest on their Certificates.

THE TRUSTEE

         The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Master Servicer, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                         FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the Mortgage Loans, the Certificate Account and certain assets owned by the Trust as a REMIC ("REMIC II") for federal income tax purposes. REMIC II will issue "regular interests" and one "residual interest." An election will be made to treat the "regular interests" in REMIC II and certain other assets owned by the Trust as a REMIC ("REMIC I"). The Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated as regular interests in REMIC I. The Certificates (other than the Class R-1 and Class R-2 Certificates) are herein referred to as "Regular Certificates" or "REMIC Regular Certificates". The Class R-2 Certificates will be designated as the residual interest in REMIC II and the Class R-1 Certificates will be designated as the residual interest in REMIC I (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). All Certificateholders are advised to see "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. The Class PO Certificates and Class X Certificates will be treated as issued with original issue discount. Some or all of the other Classes of Regular Certificates may also be subject to the original issue discount provisions. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the OID Regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 100% of the Prepayment Assumption. The Prepayment Assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other Classes of Regular Certificates may be treated as having been issued at a premium. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         The Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Federal Income Tax Consequences--REMICS--Characterization of Investments in REMIC Certificates" in the Prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks, domestic building and loan associations and cooperative banks without capital stock for tax years beginning after December 31, 1995. As a result, Section 593(d) of the Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."


                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. (S) 10.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee or the Master Servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517
(1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or recent federal legislation enacted affecting insurance company general accounts (see
Section 1460 of the Small Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

         Prohibited Transaction Exemption 90-30 ("PTE 90-30"), Prohibited Transaction Exemption 90-24 ("PTE 90-24") and Prohibited Transaction Exemption 91-14 ("PTE 91-14" and collectively with PTE 90-30 and 90-24, the "Exemptions") will generally be met with respect to the Senior Certificates (other than the Class

PO Certificates), except for those conditions which are dependent on facts unknown to the Company or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Senior Certificates. However, before purchasing a Senior Certificate (other than a Class PO Certificate), a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemptions or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Senior Certificates. See "ERISA Considerations" in the Prospectus.

         The Exemptions do not apply to the Class B Certificates because the rights and interests evidenced by such Class B Certificates are subordinated to the rights and interests evidenced by other Classes of Certificates issued by the Trust.

         The Exemptions do not apply to the Class PO Certificates because none of the Underwriters nor any of their affiliates is either underwriting or acting as a selling or placement agent with respect to the Class PO Certificates. However, if the Class PO Certificates were to be made available for purchase in the secondary market through an underwriting or sale or placement by an entity (including any of the Underwriters) which has been granted an underwriters' prohibited transaction exemption similar to the Exemptions, such Class PO Certificates, as applicable would be eligible for purchase by Plans, subject to the same considerations set forth herein with respect to the other Classes of Senior Certificates.

         The Class PO and Class B Certificates may be acquired for or on behalf of a purchaser which is acquiring such Certificates directly or indirectly for or on behalf of a Plan, provided that the proposed transferee provides a Benefit Plan Opinion to the Trustee or a representation letter to the same effect. A "Benefit Plan Opinion" is an opinion of counsel satisfactory to the Trustee (and upon which the Trustee and the Master Servicer are authorized to rely) to the effect that neither the proposed transfer and/or holding of a Certificate nor the servicing, management and operation of the Trust (i) will result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which will not be covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) or (ii) will give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee. A Benefit Plan Opinion shall not be an expense of the Trustee or the Master Servicer.

         In the event that the Class PO Certificates are made available for purchase in the secondary market through an underwriting or sale or placement by an entity (including any of the Underwriters) which has been granted an underwriter's prohibited transaction exemption similar to Prohibited Transaction Exemption 90-30, Prohibited Transaction Exemption 90-24 and Prohibited Transaction Exemption 91-14, no Benefit Plan Opinion shall be required for the Class PO Certificates to be acquired by, or transferred to, an entity which is acquiring such Certificates directly or indirectly for or on behalf of, a Benefit Plan Investor.

         Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Senior Certificates. Assets of a Plan should not be invested in the Senior Certificates unless it is clear that the Exemptions or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

         The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. The remaining Classes of Certificates will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" In the Prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates are being purchased from the Company by the Underwriters upon issuance. Each of Morgan Stanley and Bear Stearns has agreed to purchase 50% of each Class of Offered Certificates (other than the Class X Certificates), Lehman Brothers has agreed to purchase 100% of the Class X Certificates, and ICI Funding has agreed to purchase 100% of the Class PO, Class R-1, Class R-2, Class B-4, Class B-5 and Class B-6 Certificates. ICI Funding is an affiliate of the Company. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company are expected to be approximately 104.1% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Company in connection with the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts.

         The Company will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Company by Freshman, Marantz, Orlanski, Cooper & Klein and for the Underwriters by Brown & Wood LLP.

                                     RATINGS

         It is a condition to the issuance of each Class of Offered Certificates that it receives the ratings set forth below from S&P and DCR.


                                                Rating
                                          -------------------

                       Class               S&P           DCR
                       -----               ---           ---
                       Class A-1           AAA           AAA
                       Class A-2           AAA           AAA
                       Class A-3           AAA           AAA
                       Class A-4           AAA           AAA
                       Class A-5           AAA           AAA
                       Class A-6           AAA           AAA
                       Class A-7           AAA           AAA
                       Class A-8           AAA           AAA
                       Class A-9           AAA           AAA
                       Class X             AAAr          AAA
                       Class A-10          AAA           AAA
                       Class B-1           AA            AA
                       Class B-2            A             A
                       Class B-3           BBB           BBB


         S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Agreement. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. S&P's rating on the Offered Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. The "r" symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the ratings of the other Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

         The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the Mortgage Loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, in the case of the Class X Certificates, the rating does not address whether investors will recoup the purchase price of the Certificates.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments (i) Certificateholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Premium Mortgage Loans, investors in the Class X Certificates could fail to fully recover their initial investments.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Company has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----
Accrued Certificate Interest..........................................S-11, S-43
Adjustment Amount...........................................................S-52
Aggregate Expense Rate.......................................................S-8
Agreement....................................................................S-5
Allocable Share.............................................................S-48
Assumed Final Distribution Date.............................................S-54
Available Funds.............................................................S-40
Bankruptcy Coverage Termination Date........................................S-51
Bankruptcy Loans............................................................S-34
Bankruptcy Loss.............................................................S-50
Bankruptcy Loss Amount......................................................S-51
Benefit Plan Opinion..................................................S-22, S-79
Book-Entry Certificates......................................................S-7
Business Day................................................................S-38
Buydown Loans...............................................................S-25
Cede........................................................................S-37
Certificate Account.........................................................S-72
Certificate Account Advance.................................................S-76
Certificate Owner...........................................................S-38
Certificate Register........................................................S-39
Certificateholder...........................................................S-38
Certificates......................................................S-1, S-7, S-37
Class A Certificates.........................................................S-7
Class A-10 Optimal Principal Amount.........................................S-42
Class A-10 Pro Rata Optimal Principal Amount................................S-42
Class B Certificates.........................................................S-7
Class PO Cash Shortfall.....................................................S-42
Class PO Deferred Amount..............................................S-13, S-51
Class PO Deferred Payment Writedown Amount..................................S-43
Class PO Principal Distribution Amount................................S-47, S-48
Class Prepayment Distribution Trigger.......................................S-48
Closing Date.................................................................S-5
CLTV........................................................................S-27
Code..................................................................S-21, S-78
Company.................................................................S-2, S-5
Compensating Interest Payment...................................S-11, S-44, S-71
CPR.........................................................................S-54
Cross-Over Date.......................................................S-11, S-40
Current Principal Amount..............................................S-11, S-43
Cut-off Date Scheduled Principal Balance...............................S-8, S-24
Cut-off Date.................................................................S-5
DCR.........................................................................S-22
Debt Service Reduction......................................................S-50
Defaulted Mortgage Loan.....................................................S-70
Deficient Valuation.........................................................S-50
Definitive Certificates.....................................................S-39
Determination Date..........................................................S-49
Discount Mortgage Loan......................................................S-44
Distribution Date.......................................................S-2, S-9

DTC.........................................................................S-37
Due Date.....................................................................S-9
Due Period...................................................................S-9
ERISA.......................................................................S-21
Events of Default...........................................................S-75
Excess Bankruptcy Loss......................................................S-50
Excess Fraud Loss.....................................................S-15, S-50
Excess Losses.........................................................S-15, S-50
Excess Special Hazard Loss............................................S-15, S-50
Exemptions............................................................S-21, S-78
FHA.........................................................................S-24
FICO........................................................................S-31
Foreclosure Loans...........................................................S-34
Fraud Coverage Termination Date.............................................S-52
Fraud Loss..................................................................S-50
Fraud Loss Amount...........................................................S-52
IAMSI.......................................................................S-35
ICI Funding............................................................S-5, S-25
ICII........................................................................S-26
ICMH.........................................................................S-5
Indirect Participants.......................................................S-38
Insurance Proceeds..........................................................S-49
Interest Accrual Period.....................................................S-10
Interest Shortfall..........................................................S-44
Liquidated Mortgage Loan....................................................S-49
Liquidation Proceeds........................................................S-50
Loss Allocation Limitation..................................................S-51
Master Servicer.............................................S-3, S-5, S-25, S-35
Master Servicing Fee........................................................S-71
Material Defect.............................................................S-64
Monthly Advance.......................................................S-15, S-70
Monthly Payment.............................................................S-49
Mortgage File...............................................................S-64
Mortgage Loans...............................................................S-2
Mortgage Rate................................................................S-8
Mortgaged Properties.........................................................S-7
Net Interest Shortfalls...............................................S-44, S-71
Net Liquidation Proceeds....................................................S-50
Net Rate.....................................................................S-8
Non-Discount Mortgage Loan..................................................S-44
Non-PO Percentage...........................................................S-44
Non-SMMEA Certificates................................................S-23, S-80
Notional Amount..............................................................S-1
Offered Certificates..............................................S-1, S-5, S-37
Original Subordinate Principal Balance......................................S-46
Other Certificates.....................................................S-6, S-37
Outstanding Principal Balance...............................................S-65
Participants................................................................S-38
Pass-Through Rate...........................................................S-10
Permitted Investments.......................................................S-68
Physical Certificates........................................................S-7
Plan Asset Regulations......................................................S-78
Plan(s)...............................................................S-21, S-78

PO Percentage..............................................................S-44
Premium Mortgage Loans......................................................S-1
Prepayment Assumption......................................................S-54
Prepayment Period.....................................................S-9, S-46
Primary Insurance Policy...................................................S-25
Principal Prepayment.......................................................S-49
Protected Account....................................................S-37, S-71
PTE........................................................................S-79
PTE 90-24..................................................................S-78
PTE 90-30..................................................................S-78
PTE 91-14..................................................................S-78
Rating Agencies............................................................S-22
Realized Loss..............................................................S-49
Record Date.................................................................S-9
Reduced Documentation Program..............................................S-28
Regular Certificates............................................S-7, S-21, S-77
Relief Act.................................................................S-44
REMIC.......................................................................S-2
REMIC I..............................................................S-21, S-77
REMIC II.............................................................S-20, S-77
REMIC Regular Certificates...........................................S-21, S-77
REMIC Residual Certificates..........................................S-21, S-77
REO Property...............................................................S-49
Repurchase Price...........................................................S-65
Repurchase Proceeds........................................................S-49
Residual Certificates...........................................S-7, S-21, S-77
Rules......................................................................S-39
S&P........................................................................S-22
Scheduled Principal Balance.................................................S-9
Seller......................................................................S-5
Senior Certificates.........................................................S-7
Senior Optimal Principal Amount......................................S-45, S-48
Senior Percentage..........................................................S-46
Senior Prepayment Percentage...............................................S-46
Senior Prepayment Percentage Stepdown Limitation...........................S-46
Servicing Account..........................................................S-67
Similar Law................................................................S-79
SMMEA................................................................S-23, S-80
Special Hazard Loss........................................................S-50
Special Hazard Loss Amount.................................................S-52
Special Hazard Termination Date............................................S-52
Sub-Servicer..........................................................S-5, S-26
Subordinate Certificate Writedown Amount...................................S-43
Subordinate Certificates....................................................S-7
Subordinate Optimal Principal Amount.......................................S-48
Subordinate Percentage.....................................................S-47
Subordinate Prepayment Percentage..........................................S-47
Sub-Servicer................................................................S-5
Trust..................................................................S-2, S-5
Trust Assets.........................................................S-21, S-78
Trustee.....................................................................S-5
Underwriters................................................................S-1
VA.........................................................................S-24
Wendover..............................................................S-5, S-26

                                     ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The tables below set forth estimates of certain expected characteristics (as of the Cut-off Date) of the Mortgage Loans. In each of the following tables, the percentages are based on the Cut-off Date Scheduled Principal Balances and have been rounded and, as a result, may not total 100.00%.

         The description herein of the Mortgage Loans is based upon estimates of the composition of the Mortgage Loans as of the Cut-off Date, as adjusted for all scheduled principal payments due on or before the Cut-off Date. The Company believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.


                 Years of First Payment of the Mortgage Loans(1)

                                                                                          % of
                                                                                      Cut-off Date
                                             Number of         Cut-off Date            Scheduled
                                              Mortgage           Scheduled             Principal
Year of First Payment                          Loans         Principal Balance          Balance
---------------------                        ---------       -----------------        -------------
1977 ....................................           1          $     52,586               0.02%
1992 ....................................           1               113,818               0.04%
1994 ....................................          15             2,070,026               0.74%
1995 ....................................           3               440,199               0.16%
1996 ....................................         135            18,835,581               6.72%
1997 ....................................       1,769           258,979,203              92.33%
                                                -----          ------------             -------
      Total..............................       1,924          $280,491,412             100.00%
                                                =====          ============             =======

(1) As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is expected to be approximately 2 months.


             Types of Mortgaged Properties Securing Mortgage Loans

                                                                                        % of
                                                                                     Cut-off Date
                                              Number of       Cut-off Date            Scheduled
                                              Mortgage          Scheduled             Principal
Property Type                                   Loans        Principal Balance         Balance
-------------                                 ---------      -----------------       ------------
Single-Family ...........................      1,486          $223,198,712              79.57%
Planned Unit Development ................        123            18,463,053               6.58%
Condominium .............................        152            15,094,162               5.38%
De Minimis Planned Unit Development......         72            12,673,599               4.52%
Two- to Four-Family .....................         90            11,011,887               3.93%
Manufactured Housing ....................          1                50,000               0.02%
                                               -----          ------------             -------
         Total ..........................      1,924          $280,491,412             100.00%
                                               =====          ============             =======

Geographical Distribution of the Mortgaged Property Securing Mortgage Loans(1)


                                                                                                                 % of
                                                                                    Cut-off Date              Cut-off Date
                                                                   Number of          Scheduled                 Scheduled
State                                                              Mortgage           Principal                 Principal
-----                                                                Loans            Balance                    Balance
                                                                   ---------       --------------             ------------
Alabama....................................................            5           $     530,333                   0.19%
Arizona....................................................           17               1,878,099                   0.67%
California.................................................          552             105,147,177                  37.49%
Colorado...................................................           16               2,127,611                   0.76%
Connecticut................................................           22               3,442,845                   1.23%
District of Columbia.......................................            6                 758,769                   0.27%
Delaware...................................................            7                 700,710                   0.25%
Florida....................................................          465              50,686,491                  18.07%
Georgia....................................................           27               3,386,005                   1.21%
Hawaii.....................................................            1                 122,033                   0.04%
Idaho......................................................            3                 711,144                   0.25%
Illinois...................................................           18               2,058,792                   0.73%
Indiana....................................................            3                 354,467                   0.13%
Kansas.....................................................            2                 164,660                   0.06%
Kentucky...................................................            1                  49,945                   0.02%
Louisiana..................................................            2                 168,777                   0.06%
Maine......................................................            2                 161,634                   0.06%
Maryland...................................................           30               5,442,541                   1.94%
Massachusetts..............................................           46               6,143,599                   2.19%
Michigan...................................................            2                 170,863                   0.06%
Minnesota..................................................            7               1,284,214                   0.46%
Missouri...................................................            8                 966,279                   0.34%
Mississippi................................................            2                 615,712                   0.22%
Montana....................................................            3                 199,214                   0.07%
North Carolina.............................................           57               7,205,916                   2.57%
Nevada.....................................................           47               6,725,506                   2.40%
New Hampshire..............................................            4                 241,958                   0.09%
New Jersey.................................................          155              22,433,119                   8.00%
New Mexico.................................................            3                 348,854                   0.12%
New York...................................................          170              25,669,544                   9.15%
Ohio.......................................................            2                 178,403                   0.06%
Oklahoma...................................................            8               1,335,930                   0.48%
Oregon.....................................................           21               2,519,631                   0.90%
Pennsylvania...............................................           27               3,187,377                   1.14%
Rhode Island...............................................            8                 867,665                   0.31%
South Carolina.............................................            7                 949,972                   0.34%
Tennessee..................................................            6                 790,899                   0.28%
Texas......................................................           49               5,857,924                   2.09%
Utah.......................................................           23               3,501,777                   1.25%
Virginia...................................................           25               3,664,468                   1.31%
Vermont....................................................            1                 149,680                   0.05%
Washington.................................................           63               7,470,000                   2.66%
Wisconsin..................................................            1                 120,874                   0.04%
                                                                  ------                 -------                --------
         Total.............................................        1,924            $280,491,412                 100.00%
                                                                   =====            ============                 =======


(1) As of the Cut-off Date, no more than approximately .52% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans is expected to be secured by properties located in any one zip code.

                      Loan Purposes of the Mortgage Loans


                                                                                  % of
                                                               Cut-off Date   Cut-off Date
                                                  Number of     Scheduled       Scheduled
                                                   Mortgage     Principal       Principal
Loan Purpose                                        Loans        Balance         Balance
------------                                      ---------    ------------   ------------
Purchase ................................             1,245    $181,591,649      64.74%
Cash-Out Refinance ......................               394      51,418,636      18.33%
Rate and Term Refinance .................               267      44,545,889      15.88%
Rate and Term Construction...............                18       2,935,239       1.05%
                                                      -----    ------------     -------
         Total ..........................             1,924    $280,491,412     100.00%
                                                      =====    ============     =======

               Distribution of Original Mortgage Loan Amounts(1)


                                                                                       % of
                                                                Cut-off Date       Cut-off Date
                                                  Number of       Scheduled          Scheduled
                                                  Mortgage        Principal          Principal
Original Mortgage Loan Amount                       Loans         Balance             Balance
-----------------------------                     ---------    -------------       -------------
$50,000 or less .........................            103       $  4,439,432            1.58%
$50,001 - $100,000.......................            561         43,066,240           15.35%
$100,001 - $150,000......................            567         70,455,087           25.12%
$150,001 - $200,000......................            303         52,507,610           18.72%
$200,001 - $250,000......................            175         38,759,220           13.82%
$250,001 - $300,000......................            103         28,233,014           10.07%
$300,001 - $350,000......................             49         15,955,579            5.69%
$350,001 - $400,000......................             27         10,247,885            3.65%
$400,001 - $450,000......................             18          7,620,372            2.72%
$450,001 - $500,000......................             13          6,192,706            2.21%
$500,001 - $550,000......................              2          1,066,045            0.38%
$600,001 - $650,000......................              3          1,948,223            0.69%
                                                  ------       ------------          -------
         Total ..........................          1,924       $280,491,412          100.00%
                                                  ======       ============          =======

--------------
(1) As of the Cut-off Date, the average Cut-off Date Scheduled Principal Balance of the Mortgage Loans is expected to be approximately $145,786.

            Original Loan-to-Value Ratios of the Mortgage Loans(1)


                                                                                                         % of
                                                                                 Cut-off Date         Cut-off Date
                                                                     Number of    Scheduled            Scheduled
                                                                     Mortgage     Principal            Principal
Original Loan-to-Value Ratio                                           Loans       Balance              Balance
----------------------------                                         ---------   ------------         -------------
50.00% or less .......................................                 108       $ 10,945,661            3.90%
50.01% - 55.00%.......................................                  39          4,764,795            1.70%
55.01% - 60.00%.......................................                  65          6,724,793            2.40%
60.01% - 65.00%.......................................                 106         12,739,389            4.54%
65.01% - 70.00%.......................................                 168         24,364,219            8.69%
70.01% - 75.00%.......................................                 315         47,079,699           16.78%
75.01% - 80.00%.......................................                 471         74,164,055           26.44%
80.01% - 85.00%.......................................                  64          8,192,045            2.92%
85.01% - 90.00%.......................................                 566         87,348,768           31.14%
90.01% - 95.00%.......................................                  20          3,849,822            1.37%
95.01% - 100.00%......................................                   2            318,166            0.11%
                                                                     -----       ------------           ------
         Total .......................................               1,924       $280,491,412          100.00%
                                                                     =====       ============          =======

---------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 78.16%.



         Occupancy of Mortgaged Properties Securing Mortgage Loans(1)



                                                                                                               % of
                                                                                       Cut-off Date         Cut-off Date
                                                                     Number of          Scheduled             Scheduled
                                                                     Mortgage           Principal             Principal
Occupancy Status                                                       Loans             Balance               Balance
----------------                                                     ---------         -------------        ------------
Primary Residence.....................................                 1,711           $260,909,252            93.02%
Second Home...........................................                    81              8,460,189             3.02%
Investor Property.....................................                   132             11,121,971             3.97%
                                                                      ------           ------------           -------
         Total........................................                 1,924           $280,491,412           100.00%
                                                                      ======           ============           =======

------------------
(1) Based on representations of the Mortgagor at the time of Mortgage Loan origination.

                    Mortgage Rates of the Mortgage Loans(1)

                                                                                                              Cut-off Date
                                                               Number of              Cut-off Date              Scheduled
                                                                Mortgage               Scheduled                Principal
Mortgage Rate                                                    Loans             Principal Balance             Balance
-------------                                                  ---------          ------------------          ------------
7.250%..........................................                    1             $    111,515                     0.04%
7.500%..........................................                    4                  584,145                     0.21%
7.750%..........................................                    3                  758,008                     0.27%
7.755%..........................................                    2                  313,526                     0.11%
7.825%..........................................                    1                  101,611                     0.04%
7.875%..........................................                   15                3,620,471                     1.29%
8.000%..........................................                   29                4,283,545                     1.53%
8.045%..........................................                    1                   91,493                     0.03%
8.115%..........................................                    1                  103,571                     0.04%
8.125%..........................................                   22                4,364,686                     1.56%
8.205%..........................................                    2                  284,978                     0.10%
8.250%..........................................                   75               13,890,021                     4.95%
8.275%..........................................                    1                  125,217                     0.04%
8.295%..........................................                    1                   86,572                     0.03%
8.365%..........................................                    1                  195,228                     0.07%
8.375%..........................................                   78               13,570,687                     4.84%
8.500%..........................................                  131               20,873,691                     7.44%
8.625%..........................................                  141               20,642,400                     7.36%
8.675%..........................................                    1                  126,085                     0.04%
8.750%..........................................                  272               39,761,208                    14.18%
8.875%..........................................                  282               42,213,000                    15.05%
9.000%..........................................                  215               29,794,770                    10.62%
9.125%..........................................                  152               20,831,187                     7.43%
9.250%..........................................                  138               19,128,105                     6.82%
9.375%..........................................                   84               11,204,605                     3.99%
9.500%..........................................                   65                8,763,073                     3.12%
9.625%..........................................                   32                4,693,843                     1.67%
9.750%..........................................                   39                4,438,012                     1.58%
9.875%..........................................                   33                4,416,524                     1.57%
10.000%.........................................                   24                3,197,588                     1.14%
10.125%.........................................                    7                  687,300                     0.25%
10.250%.........................................                   13                1,399,620                     0.50%
10.375%.........................................                    4                  390,653                     0.14%
10.500%.........................................                   11                1,313,854                     0.47%
10.625%.........................................                    5                  493,247                     0.18%
10.750%.........................................                   10                  885,931                     0.32%
10.875%.........................................                    3                  210,223                     0.07%
11.000%.........................................                   10                1,340,504                     0.48%
11.125%.........................................                    4                  364,039                     0.13%
11.250%.........................................                    2                  174,404                     0.06%
11.375%.........................................                    3                  228,451                     0.08%
11.500%.........................................                    3                  219,900                     0.08%
11.625%.........................................                    1                   52,484                     0.02%
11.750%.........................................                    1                   87,973                     0.03%
12.500%.........................................                    1                   73,462                     0.03%
                                                               ------              -----------                   -------
         Total..................................                1,924             $280,491,412                   100.00%
                                                                =====             ============                   =======

------------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 8.911% per annum.

                    Original Terms of the Mortgage Loans(1)



                                                                                                                    % of
                                                                                                                Cut-off Date
                                                                         Number of          Cut-off Date         Scheduled
                                                                         Mortgage            Scheduled           Principal
Original Term (Months)                                                    Loans           Principal Balance       Balance
-------------                                                            ---------        -----------------     ------------
180 ....................................................                   131            $  14,729,542             5.25%
300 ....................................................                     1                  154,978             0.06%
360 ....................................................                 1,792              265,606,893            94.70%
                                                                         -----             ------------           -------
         Total..........................................                 1,924             $280,491,412           100.00%
                                                                         =====             ============           =======

------------------
(1) As of the Cut-off Date, the remaining scheduled term of the Mortgage Loans is expected to be approximately 348 months.

                   Documentation Types of the Mortgage Loans



                                                                                                                      % of
                                                                                                                   Cut-off Date
                                                                       Number of          Cut-off Date               Scheduled
                                                                       Mortgage             Scheduled                Principal
Documentation Type                                                      Loans           Principal Balance             Balance
------------------                                                     ---------        -----------------          ------------
Full...................................................                   325            $  51,165,566                18.24%
Limited................................................                   554               78,776,167                28.09%
No Ratio...............................................                   214               28,644,717                10.21%
Alternative............................................                    20                2,805,033                 1.00%
No Income-No Asset.....................................                    47                6,290,334                 2.24%
Express................................................                   764              112,809,594                40.22%
                                                                        -----             ------------               -------
         Total.........................................                 1,924             $280,491,412               100.00%
                                                                        =====             ============               =======


PROSPECTUS

Mortgage Pass-Through Certificates
ICIFC Secured Assets Corp.

The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be established by ICIFC Secured Assets Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a pooling and servicing or other agreement (in either case, a "Pooling Agreement") as more fully described herein under "Description of the Certificates" and in the related Prospectus Supplement. Information regarding the Offered Certificates of a series, and the general characteristics of the Mortgage Loans and other assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and other assets in the related Trust Fund in the manner described herein under "Description of the Certificates" and in the related Prospectus Supplement. A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both. See "Description of the Certificates."

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF CERTIFICATES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF CERTIFICATES WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE CERTIFICATES."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Certificates. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Certificates entitled to a portion of principal payments on the Mortgage Loans and other assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Certificates in the manner described herein under "Yield Considerations" and in the related Prospectus Supplement.

One or more separate elections may be made to treat a Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" herein.

SEE "RISK FACTORS" BEGINNING ON PAGE 11 HEREIN AND ON PAGE S-24 OF THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFICATES.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described herein under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement. This Prospectus contains in "Index of Principal Definitions" beginning on page 115 herein.

The date of this Prospectus is December 10, 1996.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS......................................................   5
RISK FACTORS...............................................................  12
THE MORTGAGE POOLS.........................................................  19
   General.................................................................  19
   The Mortgage Loans......................................................  21
   Underwriting Standards..................................................  25
   Federal Home Loan Mortgage Corporation ("Freddie Mac")..................  26
   Qualifications of Originators and Sellers...............................  27
   Representations by Sellers..............................................  27
SERVICING OF MORTGAGE LOANS................................................  30
   General.................................................................  30
   The Master Servicer.....................................................  30
   Collection and Other Servicing Procedures; Mortgage Loan Modifications..  30
   Subservicers............................................................  32
   Special Servicers.......................................................  33
   Realization Upon or Sale of Defaulted Mortgage Loans....................  33
   Servicing and Other Compensation and Payment of Expenses; Spread........  35
   Evidence as to Compliance...............................................  36
DESCRIPTION OF THE CERTIFICATES............................................  37
   General.................................................................  37
   Form of Certificates....................................................  38
   Assignment of Trust Fund Assets.........................................  39
   Certificate Account.....................................................  42
   Distributions...........................................................  45
   Distributions of Interest and Principal on the Certificates.............  46
   Distributions on the Certificates in Respect of Prepayment Premiums or
        in Respect of Equity Participations................................  47
   Allocation of Losses and Shortfalls.....................................  47
   Advances................................................................  47
   Reports to Certificateholders...........................................  48
DESCRIPTION OF CREDIT ENHANCEMENT..........................................  49
   General.................................................................  49
   Subordinate Certificates................................................  50
   Letter of Credit........................................................  51
   Mortgage Pool Insurance Policies........................................  51
   Special Hazard Insurance Policies.......................................  53
   Bankruptcy Bonds........................................................  54
   Reserve Funds...........................................................  54
   Maintenance of Credit Enhancement.......................................  55
   Reduction or Substitution of Credit Enhancement.........................  57
PURCHASE OBLIGATIONS.......................................................  57
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER............  58
   General.................................................................  58
   Primary Mortgage Insurance Policies.....................................  58
   Hazard Insurance Policies...............................................  59
   FHA Insurance...........................................................  60

THE COMPANY.................................................................  61
ICI FUNDING CORPORATION.....................................................  61
IMPERIAL CREDIT MORTGAGE HOLDINGS, INC......................................  61
THE POOLING AGREEMENT.......................................................  62
   General..................................................................  62
   Certain Matters Regarding the Master Servicer and the Company............  62
   Events of Default........................................................  63
   Rights Upon Event of Default.............................................  64
   Amendment................................................................  64
   Termination; Retirement of Certificates..................................  65
   The Trustee..............................................................  66
   Limitations on the Duties of the Trustee.................................  66
   Certain Matters Regarding the Trustee....................................  66
   Resignation and Removal of the Trustee...................................  67
YIELD CONSIDERATIONS........................................................  67
MATURITY AND PREPAYMENT CONSIDERATIONS......................................  69
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................  70
   Single Family Loans and Multifamily Loans................................  70
   Contracts................................................................  71
   Foreclosure on Mortgages.................................................  73
   Repossession with respect to Contracts...................................  74
   Rights of Redemption.....................................................  75
   Anti-Deficiency Legislation and Other Limitations on Lenders.............  76
   Junior Mortgages.........................................................  77
   Consumer Protection Laws with respect to Contracts.......................  78
   Environmental Legislation................................................  79
   Enforceability of Certain Provisions.....................................  79
   Subordinate Financing....................................................  80
   Applicability of Usury Laws..............................................  80
   Alternative Mortgage Instruments.........................................  81
   Formaldehyde Litigation with respect to Contracts........................  81
   Soldiers' and Sailors' Civil Relief Act of 1940..........................  81
FEDERAL INCOME TAX CONSEQUENCES.............................................  82
   General..................................................................  82
   REMICS...................................................................  83
   Grantor Trust Funds......................................................  98
STATE AND OTHER TAX CONSEQUENCES............................................ 108
ERISA CONSIDERATIONS........................................................ 108
   Plan Asset Regulations................................................... 108
   Tax Exempt Investors..................................................... 111
   Consultation With Counsel................................................ 111
LEGAL INVESTMENT MATTERS.................................................... 111
USE OF PROCEEDS............................................................. 112
METHODS OF DISTRIBUTION..................................................... 113
LEGAL MATTERS............................................................... 114
FINANCIAL INFORMATION....................................................... 114
RATING...................................................................... 114
INDEX OF PRINCIPAL DEFINITIONS.............................................. 115

  UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov.). The Company does not intend to send any financial reports to Certificateholders.

  This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                         REPORTS TO CERTIFICATEHOLDERS

  The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Certificates. Such information will be provided in accordance with the requirements of recent SEC No-Action Letters. Such information will include, among other things, the following: (i) with respect to each series of Offered Certificates, a form 8-K will be filed within fifteen days after the issuance of such series and will include the relevant Pooling Agreement for such series; (ii) pursuant to the Pooling Agreement for the related series, concurrently with each distribution on each distribution date, the holders of each class of Registered Certificates will receive a monthly statement setting forth material information pertaining to each distribution, as required by the Pooling Agreement; (iii) for so long as the Pool Insurer, if any, is eligible to use Form S-3 and is making reports pursuant to the Exchange Act, incorporated by reference into the appropriate Monthly Statements, on a quarterly and annual basis, the current financial statements of the Pool Insurer, if any, for such series; (iv) for so long as the Company has a duty to file periodic reports with respect to any Trust Fund and series pursuant to the Exchange Act, a form 8-K will be filed with the Commission within fifteen days after the related distribution to Certificateholders of any series is made containing the Monthly Statement; (v) if any monthly (or other periodic) distribution to Certificateholders of a series is not made as required by the related Pooling Agreement, or in the event of any material change in the procedures or forms described above for the reports to the Certificateholders or Trustee, the Company will file within fifteen days of the due date for such distribution, a Form 8-K responding to
Item 5 thereof, to the extent applicable to the related Trust Fund the Registered Certificates of such series, describing such failure to make payment or such change in reporting; (vi) within fifteen days under Item 5 of Form 8-K, any matters that have occurred during any month that would be reportable under Item 1, 2, 4 or 5 of Part II of Form 10-Q, to the extent applicable; (vii) on or prior to 90 days following the Company's fiscal year end, an annual report on Form 10-K containing information required under Items 2, 3, 4, 5, 9, 12, 13 and 14 thereof, to the extent material to the operations of the Trust Fund and required by recent SEC No-Action Letters. The Company will not provide Quarterly Reports on Form 10-Q since pertinent information will be covered in the Form 8-Ks to be filed with the Commission as described above. See "Description of the Certificates-Reports to Certificateholders."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to ICIFC Secured Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Offered Certificates.

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An "Index of Principal Definitions" indicating where certain capitalized terms used herein are defined appears in this Prospectus beginning on page 115.

 Securities Offered.................... Mortgage pass-through certificates.
                                        The mortgage pass-through certificates
                                        (the "Offered Certificates") offered
                                        hereby and by the various Prospectus
                                        Supplements with respect hereto will
                                        be offered from time to time in
                                        series. The Offered Certificates of
                                        each series, together with any other
                                        mortgage pass-through certificates of
                                        such series, are collectively referred
                                        to herein as the "Certificates."

 Company............................... ICIFC Secured Assets Corp. (the
                                        "Company"), a wholly-owned subsidiary
                                        of ICI Funding Corporation ("ICI
                                        Funding"). See "The Company" and "ICI
                                        Funding Corporation."

 Master Servicer....................... The master servicer (the "Master
                                        Servicer"), if any, for a series of
                                        Certificates will be specified in the
                                        related Prospectus Supplement and may
                                        either be an entity not affiliated
                                        with the Company or an affiliate of
                                        the Company, including ICI Funding,
                                        the Company's parent and a non-
                                        consolidating subsidiary of Imperial
                                        Credit Mortgage Holdings, Inc.
                                        ("ICMH"). See "ICI Funding
                                        Corporation," "Imperial Credit
                                        Mortgage Holdings, Inc." and
                                        "Servicing of Mortgage Loans--The
                                        Master Servicer."

 Special Servicer...................... The special servicer (the "Special
                                        Servicer"), if any, for a series of
                                        Certificates will be specified, or the
                                        circumstances under which a Special
                                        Servicer will be appointed will be
                                        described, in the related Prospectus
                                        Supplement. Any Special Servicer may
                                        either be an entity unaffiliated with
                                        the Company or an affiliate of the
                                        Company. See "Servicing of Mortgage
                                        Loans--Special Servicers."

 Trustee............................... The trustee (the "Trustee") for each series of Certificates will be
                                        specified in the related Prospectus
                                        Supplement. See "The Pooling
                                        Agreement--The Trustee."

 The Certificates...................... Each series of Certificates will include one or more classes of
                                        Certificates which will represent in
                                        the aggregate the entire beneficial
                                        ownership interest in a segregated
                                        pool of Mortgage Loans (exclusive of
                                        any portion of interest payments (the
                                        "Spread") relating to each Mortgage
                                        Loan retained by the Company or any of
                                        its affiliates) or interests therein
                                        (which may include Mortgage Securities
                                        as defined herein), and certain other
                                        assets as described below
                                        (collectively, a "Trust Fund"), and
                                        will be issued pursuant to a pooling
                                        and servicing

                                        agreement or other agreement specified
                                        in the related Prospectus Supplement
                                        (in either case, a "Pooling
                                        Agreement"). Except for certain Strip
                                        Certificates and REMIC Residual
                                        Certificates (each as hereinafter
                                        described), each series of
                                        Certificates, or class of Certificates
                                        in the case of a series consisting of
                                        two or more classes, will have a
                                        stated principal balance and will be
                                        entitled to distributions of interest
                                        based on a specified interest rate or
                                        rates (each, a "Pass-Through Rate").
                                        Each series or class of Certificates
                                        may have a different Pass-Through
                                        Rate, which may be a fixed, variable
                                        or adjustable Pass-Through Rate, or
                                        any combination of two or more such
                                        Pass-Through Rates. The related
                                        Prospectus Supplement will specify the
                                        Pass-Through Rate or Rates for each
                                        series or class of Certificates, or
                                        the initial Pass-Through Rate or Rates
                                        and the method for determining
                                        subsequent changes to the Pass-Through
                                        Rate or Rates.

                                        A series may include one or more
                                        classes of Certificates ("Strip
                                        Certificates") entitled (i) to
                                        principal distributions, with
                                        disproportionate, nominal or no
                                        interest distributions, or (ii) to
                                        interest distributions, with
                                        disproportionate, nominal or no
                                        principal distributions. In addition,
                                        a series may include two or more
                                        classes of Certificates which differ
                                        as to timing, sequential order,
                                        priority of payment, pass-through rate
                                        or amount of distributions of
                                        principal or interest or both, or as
                                        to which distributions of principal or
                                        interest or both on any class may be
                                        made upon the occurrence of specified
                                        events, in accordance with a schedule
                                        or formula, or on the basis of
                                        collections from designated portions
                                        of the Mortgage Pool, which series may
                                        include one or more classes of
                                        Certificates ("Accrual Certificates"),
                                        as to which certain accrued interest
                                        will not be distributed but rather
                                        will be added to the principal balance
                                        thereof on each Distribution Date, as
                                        hereinafter defined, in the manner
                                        described in the related Prospectus
                                        Supplement.

                                        If so provided in the related
                                        Prospectus Supplement, a series of
                                        Certificates may include one or more
                                        classes of Certificates (collectively,
                                        the "Senior Certificates") which are
                                        senior to one or more classes of
                                        Certificates (collectively, the
                                        "Subordinate Certificates") in respect
                                        of certain distributions of principal
                                        and interest and allocations of losses
                                        on Mortgage Loans. In addition,
                                        certain classes of Senior (or
                                        Subordinate) Certificates may be
                                        senior to other classes of Senior (or
                                        Subordinate) Certificates in respect
                                        of such distributions or losses. As to
                                        each series, one or more elections may
                                        be made to treat the related Trust
                                        Fund or a designated portion thereof
                                        as a "real estate mortgage investment
                                        conduit" or "REMIC" as defined in the
                                        Internal Revenue Code of 1986, as
                                        amended (the "Code"). See "Description
                                        of the Certificates."

                                        The Certificates will not be
                                        guaranteed or insured by any
                                        governmental agency or
                                        instrumentality, by the Company, the
                                        Master Servicer or any of their
                                        respective affiliates or by any other
                                        person, unless otherwise specified in
                                        the related Prospectus Supplement.

 The Mortgage Pools.................... Each Trust Fund will consist primarily of a segregated pool (a "Mortgage
                                        Pool") of mortgage loans and/or
                                        manufactured housing conditional sales
                                        and installment loan agreements
                                        (collectively, the "Mortgage Loans").
                                        Each Mortgage Loan will be secured by
                                        a first or junior lien on or security
                                        interest in (i) a one- to four-family
                                        residential property, (ii) a
                                        residential property consisting of
                                        five or more rental or cooperatively
                                        owned dwelling units or (iii) a new or
                                        used manufactured home (each, a
                                        "Mortgaged Property"). The Mortgaged
                                        Properties may be located in any one
                                        of the 50 states, the District of
                                        Columbia or the Commonwealth of Puerto
                                        Rico. For a description of the types
                                        of Mortgage Loans that may be included
                                        in the Mortgage Pools, see "The
                                        Mortgage Pools--The Mortgage Loans."
                                        The Mortgage Loans will not be
                                        guaranteed or insured by the Company,
                                        any of its affiliates or, unless
                                        otherwise specified in the related
                                        Prospectus Supplement, by any
                                        governmental agency or instrumentality
                                        or any other person.

                                        If specified in the related Prospectus
                                        Supplement, Mortgage Loans which are
                                        converting or converted from an
                                        adjustable-rate to a fixed-rate or
                                        certain Mortgage Loans for which the
                                        Mortgage Rate has been reset may be
                                        repurchased by the Company or
                                        purchased by the related Master
                                        Servicer, the applicable Seller or
                                        another party, or a designated
                                        remarketing agent will use its best
                                        efforts to arrange the sale thereof as
                                        further described herein under "The
                                        Mortgage Pools--The Mortgage Loans."

                                        If so specified in the related
                                        Prospectus Supplement, some Mortgage
                                        Loans may be delinquent or non-
                                        performing as of the date of their
                                        deposit in the related Trust Fund.

                                        If specified in the related Prospectus
                                        Supplement, a Trust Fund may include
                                        or consist solely of mortgage
                                        participations or pass-through
                                        certificates evidencing interests in
                                        Mortgage Loans ("Mortgage
                                        Securities"), as described herein. See
                                        "The Mortgage Pools--General" herein.

                                        Each Mortgage Loan and Mortgage
                                        Security included in a Trust Fund will
                                        have been selected by the Company from
                                        among those purchased, either directly
                                        or indirectly, from a prior holder
                                        thereof (a "Seller"), which prior
                                        holder may or may not be the
                                        originator of such Mortgage Loan or
                                        the issuer of such Mortgage Security
                                        and may be an affiliate of the

                                        Company. A Mortgage Security included
                                        in a Trust Fund, however, may also
                                        have been issued previously by the
                                        Company or an affiliate thereof.

                                        A Current Report on Form 8-K will be
                                        available upon request to purchasers
                                        of the Offered Certificates of the
                                        related series and will be filed,
                                        together with the related Pooling
                                        Agreement, with the Securities and
                                        Exchange Commission within fifteen
                                        days after such initial issuance.

 Interest Distributions................ Except as otherwise specified in the related Prospectus Supplement,
                                        interest on each class of Offered
                                        Certificates of each series, other
                                        than Strip Certificates or Accrual
                                        Certificates (prior to the time when
                                        accrued interest becomes payable
                                        thereon), will accrue at the
                                        applicable Pass-Through Rate (which
                                        may be a fixed, variable or adjustable
                                        rate or any combination thereof) on
                                        such class's principal balance
                                        outstanding from time to time and will
                                        be remitted on the 25th day (or, if
                                        such day is not a business day, on the
                                        next succeeding business day) of each
                                        month, commencing with the month
                                        following the month in which the Cut-
                                        off Date (as defined in the applicable
                                        Prospectus Supplement) occurs (each, a
                                        "Distribution Date"). Distributions,
                                        if any, with respect to interest on
                                        Strip Certificates will be calculated
                                        and made on each Distribution Date as
                                        described herein under "Description of
                                        the Certificates--Distribution of
                                        Interest and Principal on the
                                        Certificates" and in the related
                                        Prospectus Supplement. Interest that
                                        has accrued but is not yet payable on
                                        any Accrual Certificates will be added
                                        to the principal balance of such class
                                        on each Distribution Date, and will
                                        thereafter bear interest.
                                        Distributions of interest with respect
                                        to one or more classes of Offered
                                        Certificates (or, in the case of a
                                        class of Accrual Certificates, accrued
                                        interest to be added to the principal
                                        balance thereof) may be reduced as a
                                        result of the occurrence of certain
                                        delinquencies not covered by advances,
                                        losses, prepayments and other
                                        contingencies described herein and in
                                        the related Prospectus Supplement. See
                                        "Yield Considerations" and
                                        "Description of the Certificates--
                                        Distributions of Interest and
                                        Principal on the Certificates."

 Principal Distributions............... Except as otherwise specified in the related Prospectus Supplement,
                                        principal distributions on the
                                        Certificates of each series will be
                                        payable on each Distribution Date,
                                        commencing with the Distribution Date
                                        in the month following the month in
                                        which the Cut-off Date occurs, to the
                                        holders of the Certificates of such
                                        series, or of the class or classes of
                                        Certificates then entitled thereto, on
                                        a pro rata basis among all such
                                        Certificates or among the Certificates
                                        of any such class, in proportion to
                                        their respective outstanding principal
                                        balances, or in the priority and
                                        manner otherwise specified in the
                                        related Prospectus Supplement. Strip
                                        Certificates with no

                                        principal balance will not receive
                                        distributions in respect of principal.
                                        Distributions of principal with
                                        respect to any series of Certificates,
                                        or with respect to one or more classes
                                        included therein, may be reduced to
                                        the extent of certain delinquencies
                                        not covered by advances or losses not
                                        covered by the applicable form of
                                        credit enhancement. See "The Mortgage
                                        Pools," "Maturity and Prepayment
                                        Considerations" and "Description of
                                        the Certificates."

 Credit Enhancement.................... If so specified in the Prospectus
                                        Supplement, the Trust Fund with
                                        respect to any series of Certificates
                                        may include any one or any combination
                                        of a letter of credit, mortgage pool
                                        insurance policy, special hazard
                                        insurance policy, bankruptcy bond or
                                        reserve fund to provide partial
                                        coverage for certain defaults and
                                        losses relating to the Mortgage Loans.
                                        Credit support also may be provided in
                                        the form of subordination of one or
                                        more classes of Certificates in a
                                        series under which losses are first
                                        allocated to any Subordinate
                                        Certificates up to a specified limit.
                                        Any form of credit enhancement will
                                        have certain limitations and
                                        exclusions from coverage thereunder,
                                        which will be described in the related
                                        Prospectus Supplement. Losses not
                                        covered by any form of credit
                                        enhancement will be borne by the
                                        holders of the related Certificates
                                        (or certain classes thereof). The
                                        amount and types of coverage, the
                                        identification of any entity providing
                                        the coverage, the terms of any
                                        subordination and related information
                                        will be set forth in the Prospectus
                                        Supplement relating to a series of
                                        Certificates. See "Description of
                                        Credit Enhancement."

 Advances.............................. If and to the extent described in the related Prospectus Supplement, and
                                        subject to any limitations specified
                                        therein, the Master Servicer for any
                                        Trust Fund will be obligated to make,
                                        or have the option of making, certain
                                        advances with respect to delinquent
                                        scheduled payments on the Mortgage
                                        Loans in such Trust Fund. Any such
                                        advance made by the Master Servicer
                                        with respect to a Mortgage Loan is
                                        recoverable by it as described herein
                                        under "Description of the
                                        Certificates--Advances" either from
                                        recoveries on or in respect of the
                                        specific Mortgage Loan or, with
                                        respect to any advance subsequently
                                        determined to be nonrecoverable from
                                        recoveries on or in respect of the
                                        specific Mortgage Loan, out of funds
                                        otherwise distributable to the holders
                                        of the related series of Certificates,
                                        which may include the holders of any
                                        Senior Certificates of such series. If
                                        and to the extent provided in the
                                        Prospectus Supplement for a series of
                                        Certificates, the Master Servicer will
                                        be entitled to receive interest on its
                                        advances for the period that they are
                                        outstanding payable from amounts in
                                        the related Trust Fund. As specified
                                        in the Prospectus Supplement with
                                        respect to any series of Certificates
                                        as to which the Trust Fund includes
                                        Mortgage Securities, the advancing
                                        obligations in respect of the

                                        underlying Mortgage Loans will be
                                        pursuant to the terms of such Mortgage
                                        Securities, as may be supplemented by
                                        the terms of the applicable Pooling
                                        Agreement, and may differ from the
                                        provisions described herein.

 Optional Termination.................. The Master Servicer, the Company or,
                                        if specified in the related Prospectus
                                        Supplement, the holder of the residual
                                        interest in a REMIC may at its option
                                        either (i) effect early retirement of
                                        a series of Certificates through the
                                        purchase of the assets in the related
                                        Trust Fund or (ii) purchase, in whole
                                        but not in part, the Certificates
                                        specified in the related Prospectus
                                        Supplement; in each case under the
                                        circumstances and in the manner set
                                        forth herein under "The Pooling
                                        Agreement--Termination; Retirement of
                                        Certificates" and in the related
                                        Prospectus Supplement.

 Legal Investment...................... At the date of issuance, as to each series, each class of Offered
                                        Certificates will be rated at the
                                        request of the Company in one of the
                                        four highest rating categories by one
                                        or more nationally recognized
                                        statistical rating agencies (each, a
                                        "Rating Agency"). Unless otherwise
                                        specified in the related Prospectus
                                        Supplement, each class of Offered
                                        Certificates that is rated in one of
                                        the two highest rating categories by
                                        at least one Rating Agency will
                                        constitute "mortgage related
                                        securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA"). Investors whose
                                        investment authority is subject to
                                        legal restrictions should consult
                                        their own legal advisors to determine
                                        whether and to what extent the Offered
                                        Certificates of any series constitute
                                        legal investments for them. See "Legal
                                        Investment Matters."

 ERISA Considerations.................. A fiduciary of an employee benefit plan and certain other retirement
                                        plans and arrangements, including
                                        individual retirement accounts and
                                        annuities, Keogh plans, and collective
                                        investment funds and separate accounts
                                        in which such plans, accounts,
                                        annuities or arrangements are
                                        invested, that is subject to the
                                        Employee Retirement Income Security
                                        Act of 1974, as amended ("ERISA"), or
                                        Section 4975 of the Code (each, a
                                        "Plan") should carefully review with
                                        its legal advisors whether the
                                        purchase or holding of Offered
                                        Certificates could give rise to a
                                        transaction that is prohibited or is
                                        not otherwise permissible either under
                                        ERISA or Section 4975 of the Code.
                                        Investors are advised to consult their
                                        counsel and to review "ERISA
                                        Considerations" herein and in the
                                        related Prospectus Supplement.

 Federal Income Tax Consequences....... Offered Certificates of each series will constitute either (i) interests
                                        ("Grantor Trust Certificates") in a
                                        Trust Fund treated as a grantor trust
                                        under applicable provisions of the
                                        Code, or (ii) "regular interests"
                                        ("REMIC Regular Certificates") or
                                        "residual interests" ("REMIC Residual
                                        Certificates") in a Trust Fund, or a
                                        portion thereof, treated as a REMIC
                                        under Sections 860A through 86OG of
                                        the Code.

                                        Investors are advised to consult their
                                        tax advisors as to the tax
                                        consequences of an investment in the
                                        Certificates in light of each
                                        investor's individual circumstances
                                        and to review "Federal Income Tax
                                        Consequences" herein and in the
                                        related Prospectus Supplement for a
                                        general discussion of material tax
                                        matters related to the Certificates.
                                        Such discussion, to the extent it
                                        relates to matters of law or legal
                                        conclusions with respect thereto,
                                        represents the opinion of counsel to
                                        the Company, subject to any
                                        qualifications set forth therein. See
                                        "Federal Income Tax Consequences."

 Ratings............................... It is a condition to the issuance of any class of Offered Certificates that
                                        they shall have been rated not lower
                                        than investment grade, that is, in one
                                        of the four highest rating categories,
                                        by at least one Rating Agency. Ratings
                                        on mortgage pass-through certificates
                                        address the likelihood of receipt by
                                        the holders thereof of all collections
                                        on the underlying mortgage assets to
                                        which such holders are entitled. These
                                        ratings address the structural, legal
                                        and issuer-related aspects associated
                                        with such certificates, the nature of
                                        the underlying mortgage assets and the
                                        credit quality of the guarantor, if
                                        any. Ratings on mortgage pass-through
                                        certificates do not represent any
                                        assessment of the likelihood of
                                        principal prepayments by borrowers or
                                        of the degree by which such
                                        prepayments might differ from those
                                        originally anticipated. As a result,
                                        Certificateholders might suffer a
                                        lower than anticipated yield, and, in
                                        addition, holders of stripped interest
                                        certificates in extreme cases might
                                        fail to recoup their initial
                                        investments.

 Listing Application................... The Company does not currently intend to make an application to list the
                                        Offered Certificates on a national
                                        securities exchange or to quote the
                                        Offered Securities in the automated
                                        quotation system of a registered
                                        securities association.

 Risk Factors.......................... There are material risks associated with an investment in the
                                        Certificates. See "Risk Factors"
                                        beginning on page 12 herein and on
                                        page S-24 of the Prospectus Supplement
                                        for a discussion of significant
                                        matters affecting investments in the
                                        Certificates.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

  Limited Liquidity. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates of any series. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Offered Certificates will not be listed on any securities exchange.

  Limited Obligations. The Offered Certificates will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates, the Mortgage Loans or any Mortgage Securities will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Mortgage Securities, the Master Servicer's servicing obligations under the related Pooling Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

  Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same series; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; or any combination thereof. See "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes thereof). The Company, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Certificates. See "Description of Credit Enhancement--Reduction of Substitution of Credit Enhancement" herein.

  Risks of Declining Property Values and High Loan-to-Value Ratios. An investment in securities such as the Certificates which generally represent interests in mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged Properties subject to high Loan-to-Value Ratios are at greater risk since such properties initially have less equity than Mortgaged Properties with low Loan-to-Value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of Mortgaged Properties, especially those with high Loan-to-Value Ratios, would cause losses to the Trust and, to the extent not covered by credit enhancement, would adversely affect the yield to maturity on the Certificates.

  Risks of Negatively Amortizing Loans. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by any reserve fund or instrument of credit enhancement in the related Trust Fund, holders of Certificates of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans.

  Risks of Buydown Mortgage Loans. Certain of the Mortgage Loans contained in a Mortgage Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Certificates--Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. The inability of a Mortgagor to make such larger monthly payments could lead to losses on the Mortgage Loans, and to the extent not covered by credit enhancement, may adversely affect the yield to maturity on the Certificates.

  Geographic Concentration of Mortgaged Properties. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available.

  Risks of Loans With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

  Risks of Lending on Non-Owner Occupied Properties. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

  Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

  Risks of Non-Conforming Loans. Mortgage Loans to be included in a Mortgage Pool may be non-conforming Mortgage Loans. Non-conforming Mortgage Loans are Mortgage Loans that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac due to credit characteristics that to not satisfy such Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming Mortgage Loans and non-conforming Mortgage Loans include the applicable Loan-to-Value Ratios, the credit and income histories of the related Mortgagors, the documentation required for approval of the related Mortgage Loans, the types of properties securing the Mortgage Loans, the loan sizes and the Mortgagors' occupancy status with respect to the Mortgaged Properties. As a result of these and other factors, the interest rates charged on non-conforming Mortgage Loans are often higher than those charged for conforming Mortgage Loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming Mortgage Loans as compared to conforming Mortgage Loans.

  Risks of Underwriting Standards of Unaffiliated Sellers. Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" as more particularly described in the underwriting criteria included in the related Prospectus Supplement. Nevertheless, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was completed by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be re-underwritten or the underwriting criteria cannot be verified, the Mortgage Loans might suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Certificates.

  Risks Associated With Limited or No Documentation Loans. Mortgage Loans to be included in a Mortgage Pool may have been originated in accordance with underwriting standards that require documentation from Mortgagors that is more limited than that required under standard loan underwriting programs or that require no documentation from Mortgagors. Such programs rely on a combination of independent credit ratings, asset evaluations, collateral value, work history, and lower Loan-to Value Ratios. Such Mortgage Loans could experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than Mortgage Loans originated in accordance with underwriting standards that require full documentation.

  Risks Associated with Junior Lien Mortgage Loans. Certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens and the related senior liens may not be included in the Mortgage Pool. An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior (i.e., second, third, etc.) lines are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value oat the time the junior lien Mortgage Loan was originated. As a result, the Loan-to-Value Ratio may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the related Mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

  Other factors may affect the prepayment rate of junior lien Mortgage Loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien Mortgage Loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on such junior lien Mortgage Loans.

  Risks of Nonperfection of Security Interests. Any Contract included in a Mortgage Pool will be secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In the event the Master Servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a Manufactured Home securing a Contract could lead to losses that may adversely affect the yield to maturity of the Certificates.

  Risks Relating to Liquidation of Mortgaged Properties. Substantial delays can be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Certificateholders could experience a loss on their investment.

  Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

  Environmental Risks. The Mortgaged Properties are subject to certain environmental risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operation knew of, or was responsible for, the presence of such hazardous or toxic substances. A lender also risks such liability on foreclosure of the mortgage on such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, Mortgage Loans contained in a Mortgage Pool may be secured by Mortgaged Properties in violation of environmental laws, ordinances or regulations. The Master Servicer is generally prohibited from foreclosing on a Mortgaged Property unless it has taken adequate steps to ensure environmental compliance with respect to such Mortgaged Property. However, to the extent the Master Servicer errs and forecloses on Mortgaged Property that is subject to environmental law violations, and to the extent a Seller does not provide adequate representations and warranties against such violations, or is unable to honor such obligations, including the obligation to repurchase a Mortgage Loan upon the breach of a representation or warranty, a Mortgage Pool could experience losses.

  Limited Nature of Ratings. It is a condition to the issuance of the Certificates that each series of Certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and accordingly, there can be no assurance that the ratings assigned to any Certificate on the date on which such Certificate is originally issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. in the event any rating is revised or withdrawn, the liquidity or the market value of the related Certificate may be adversely affected. See "Rating" herein.

  Limited Representations by and Against the Seller. Each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Certificates. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Certificateholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to cure, repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises. A Seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Certificates.

  In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Certificates. Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Certificates.

  All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Certificates or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Certificates. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. The occurrence of events during this period that are not covered by a Seller's purchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Certificates.

  Subordination of Certain Classes of Certificates. Credit support for a particular series of Certificates may be provided in the form of subordination of one or more classes of Certificates in a series under which losses are first allocated to any Subordinate Certificates up to a specified limit. Losses not covered by any form of credit enhancement will be borne by the holders of the related Certificates (or certain classes thereof). Therefore, in the event of substantial losses in any Mortgage Pool, such losses may be borne by such holders.

  Book Entry Registration May Affect Liquidity. Because transfers and pledges of DTC Registered Securities can be effected only through book entries at DTC through Participants, the liquidity of the secondary market for DTC Registered Securities may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of DTC and the ability to pledge DTC Registered Securities may be limited due to the lack of a physical certificate. Beneficial Owners of DTC Registered Securities may, in certain cases experience delay in the receipt of payments of principal and interest such payments will be forwarded by the related Trustee to DTC who will then forward payment to the Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of DTC or a Participant in whose name DTC Registered Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage is otherwise unavailable) ultimate payment of principal and interest on DTC Registered Securities may be impaired.

  Yield to Maturity May Vary. The yield to maturity of the Offered Certificates of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Certificates may receive an additional prepayment. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

  ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

  Federal Tax Considerations Regarding REMIC Residual Certificates. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

  Risks of Optional Termination. The Master Servicer or the Company will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company.

  Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer or the Company at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, and will be subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. A Trust Fund may also be terminated and the Certrificates retired upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. The termination of a Trust Fund and the early retirement of Certificates by the Master Servicer or the Company may adversely affect the yield to holders of certain classes of such Certificates.

                              THE MORTGAGE POOLS

GENERAL

  Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

  The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

  The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its Mortgage Rate. Unless specified otherwise in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to maturity of 5 to 40 years. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

  The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the Mortgage Rate on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

  Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

  The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality or other person. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance."

  A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Certificates is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance and any other information relevant for a prospective purchaser to make an investment decision.

  Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from affiliates of the Company, including ICI Funding and ICMH (collectively "Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

  Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Certificates (a "Designated Seller Transaction"). Such Certificates may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, ICI Funding or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

  If specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include mortgage participations and pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Certificates offered hereunder. As to any such series of Certificates, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series. To the extent the issuance of such Mortgage Securities has been registered under the Exchange Act, the underlying securities will be registered and the underlying issuer will be a reporting entity pursuant to Sections 12 or 15(d) of the Exchange Act. Additionally, the material terms of such underlying securities will be disclosed in the related Prospectus Supplement. Furthermore, the Company will include only Mortgage Securities acquired in the secondary market and not in a public offering of such securities.

THE MORTGAGE LOANS

  Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (8) below, with any variations thereto described in the related Prospectus Supplement:

    (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

    (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

    (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index./1/ The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

    (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

--------
/1/The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board,
   (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) another index substantially similar to the indexes described in (i) through (v) above as described in the related Prospectus Supplement.

    (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

    (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan;

    (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered (1) through
  (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term; or

    (8) Another type of mortgage loan having terms substantially similar to those described in one or more of the preceding paragraphs numbered (1) through (7) as described in the related Prospectus Supplement.

  If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear
(i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

  If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty"). A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related Mortgaged Property (an "Equity Participation"). If the holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

  Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Certificates, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, unless otherwise specified in the related Prospectus Supplement, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing.

  The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

  If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

  If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Certificates--Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

  The Prospectus Supplement for each series of Certificates will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Certificates will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans, (x) the number of Buydown Mortgage Loans, if applicable, and
(xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Certificates and will be filed, together with the related Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

  The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Certificates" and "The Pooling Agreement." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans-- Subservicers," and "Description of the Certificates--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Certificates--Advances") or pursuant to the terms of any Mortgage Securities.

UNDERWRITING STANDARDS

  Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated or acquired in accordance with underwriting standards acceptable to the Company or alternative underwriting criteria. The underwriting standards for the Mortgage Loans included in each Mortgage Pool are described below and in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

  Unless otherwise specified in the related Prospectus Supplement, the underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

  The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

  In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

  It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

  Unless otherwise specified in the related Prospectus Supplement, Mortgaged Properties will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("Fannie Mae") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

FEDERAL HOME LOAN MORTGAGE CORPORATION ("FREDDIE MAC")

  Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

  If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

  With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance".

  To the extent available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s) and/or Master Servicer.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

  Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions or unless otherwise specified in the related Prospectus Supplement, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company. These criteria include, but are not limited to requirements that each Seller must (i) be properly licensed to originate and sell loans; (ii) have been conducting business for a pre-determined time period; (iii) meet minimum net worth standards; (iv) maintain insurance at pre-determined levels of coverage; and (v) be in "good standing" with governmental licensing and revenue collection agencies.

REPRESENTATIONS BY SELLERS

  Unless otherwise specified in the related Prospectus Supplement, each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Certificates. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (ii) the Seller has good title to such Mortgage

Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Certificateholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

  All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Certificates or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Certificates. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the only representations and warranties to be made for the benefit of holders of Certificates in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Certificates--Assignment of Trust Fund Assets" below.

  The Company will assign to the Trustee for the benefit of the holders of the related series of Certificates all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Certificateholders therein within a specified period after having discovered or received notice of such breach, then, unless otherwise specified in the related Prospectus Supplement, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

  Unless otherwise specified in the related Prospectus Supplement, as to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Certificates, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate

Account by the Master Servicer in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution, and (vi) be covered under a primary insurance policy if such Mortgage Loan has a Loan-to-Value Ratio greater than 80%. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, an Unaffiliated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty, and neither an Affiliated Seller nor an Unaffiliated Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

  The Master Servicer will be required under the applicable Pooling Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Certificateholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Certificates. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

  Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Certificates--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Certificates.

  If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.

                          SERVICING OF MORTGAGE LOANS

GENERAL

  The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to a Pooling Agreement. Forms of Pooling Agreements have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe the material servicing-related provisions that may appear in a Pooling Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling Agreement and the description of such provisions in the related Prospectus Supplement.

  With respect to any series of Certificates as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.

THE MASTER SERVICER

  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and may be ICI Funding or another affiliate of the Company. The Master Servicer is generally required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and the terms of such Pooling Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

  As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

  Under a Pooling Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related Prospectus Supplement, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

  In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

  Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

  Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

  In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

  The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

  A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Certificates--Certificate Account."

SPECIAL SERVICERS

  If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

  Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement).

  Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

    (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

    (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

  In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Certificateholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

  With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Certificates of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Certificateholders on a present value basis than would liquidation of the related Mortgaged Property.

  In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

  Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal

Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 86OG(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 86OF(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 86OG(c)(2), with respect to such property.

  If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will not be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

  The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. If so specified in the related Prospectus Supplement, the Master Servicer will retain all Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

  In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Certificate Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

  The Prospectus Supplement for a series of Certificates will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Certificates entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement.

  If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

  Each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related Pooling Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

  Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

  Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under "The Master Servicer; the Sub-Servicer" in the Prospectus Supplement. Such requests should be sent to the attention of the President of the Master Servicer.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Pooling Agreement" below) describe the material provisions relating to the Certificates common to each Pooling Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Pooling Agreement are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Certificates as from time to time are subject to the Pooling Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

  If provided in the related Prospectus Supplement, the original principal amount of a series of Certificates may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund, which Mortgage Loans will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Certificates at the time and in the manner set forth in the related Prospectus Supplement. A Pre-Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal of the Certificates. The related agreement providing for the transfer of additional Mortgage Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds from the sale of the Certificates) or 12 months (as to amounts representing principal collections on the Mortgage Loans) after the Closing Date, and that amounts to be set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

  The Company will be required to provide data regarding any additional Mortgage Loans or Mortgage Securities to the Rating Agencies and the credit support provider, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of any additional Mortgage Loans or Mortgage Securities will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Certificates or, in the case of a series guaranteed or supported by a credit support provider, will not adversely affect the capital requirements of such credit support provider. Additionally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans or Mortgage Securities have been satisfied will be required. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Certificateholders will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Certificates.

  Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which will be senior ("Senior Certificates") in right of payment to one or more of the other classes ("Subordinate Certificates"), and as to which certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Certificates, one or more classes ("Strip Certificates") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Certificates ("Accrual Certificates") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Certificates, as described in the related Prospectus Supplement. As to each series, all Certificates offered hereby (the "Offered Certificates") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Offered Certificates of each series may be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation or Reserve Fund as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Certificates as described under "Description of Credit Enhancement--Subordinate Certificates" or by any combination of the foregoing.

  If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF CERTIFICATES

  Unless otherwise specified in the related Prospectus Supplement, the Offered Certificates of each series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Certificate Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Certificateholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Certificate Registrar (consisting of or including the "Certificate Register") as the registered holder of a Certificate, except as otherwise indicated in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, specified classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Certificates ("DTC Registered Certificates"), the record Holder of such Certificates will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

  Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any DTC Registered Certificates (each such person, a "Beneficial Owner") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Certificates for purposes of the related Pooling Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

  Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Certificates under the Pooling Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Certificates of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

  At the time of issuance of a series of Certificates, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Certificates of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

  In addition, unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Certificates. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Security included in a Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

  The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Certificateholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement, and within the time period specified in the related Pooling Agreement in the case of all other documents delivered. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Certificateholders in the affected Mortgage Loan or Mortgage Security, then, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools-- Representations of Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools-- Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to the related Certificateholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

  The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

  With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

  Pursuant to the related Pooling Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master

Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement.

CERTIFICATE ACCOUNT

  General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Such Permitted Investments will, however, consist of investments only to the extent that such investments would not require registration of a Trust Fund as an investment company under the Investment Company Act of 1940, as amended. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

  Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

    (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

    (iii) all payments on the Mortgage Securities;

    (iv) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

    (v) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Certificates as described under "Description of Credit Enhancement";

    (vi) any advances made as described under "--Advances" below;

    (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

    (viii) all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a

  Seller or any other person pursuant to the terms of the related Pooling Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Pooling Agreement-- Termination; Retirement of Certificates" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

    (ix) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

    (x) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

    (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

    (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described herein or in the related Prospectus Supplement.

  With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Certificateholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

  If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool

Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

  Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

    (i) to make distributions to the related Certificateholders on each Distribution Date;

    (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

    (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

    (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

    (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans";

    (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Pooling Agreement--Certain Matters Regarding the Master Servicer and the Company";

    (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

    (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Pooling Agreement--Certain Matters Regarding the Trustee";

    (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

    (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

    (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS-- Prohibited Transactions and Other Possible REMIC Taxes";

    (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

    (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of the related Certificateholders;

    (xv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

    (xvi) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

    (xvii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

  Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE CERTIFICATES

  Each class of Certificates of each series (other than certain classes of Strip Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Strip Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Strip Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Strip Certificates entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Certificates of the same series. Reference to such a notional amount with respect to a class of Strip Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

  As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the principal balance(s) of such Certificates have been reduced to zero. In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

  If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. "Equity Participations" are financial participations in the equity portions of mortgage pools.

ALLOCATION OF LOSSES AND SHORTFALLS

  The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES

  If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

  If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

  If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

  If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

  As specified in the related Prospectus Supplement with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement, and may differ from the provisions described above.

REPORTS TO CERTIFICATEHOLDERS

  With each distribution to Certificateholders of a particular class of Offered Certificates, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Certificates a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement, which generally will include the following as applicable except as otherwise provided therein:

    (i) the amount, if any, of such distribution allocable to principal;

    (ii) the amount, if any, of such distribution allocable to interest;

    (iii) the amount, if any, of such distribution allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

    (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

    (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

    (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

    (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

    (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

    (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

    (xi) the amount of coverage under any Letter of Credit or Mortgage Pool Insurance Policy covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

    (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

    (xiii) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

    (xiv) with respect to any series of Certificates as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

  In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling Agreement, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Certificates at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Certificates during a portion of such calendar year, for the applicable portion of such a year.

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

  Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Certificates of each series may be comprised of one or more of the following components. Each component will have a dollar limit and, unless otherwise specified in the related Prospectus Supplement, will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Unless otherwise specified in the related Prospectus Supplement, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Certificates of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

  As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Certificates to provide credit support to one or more classes of Senior Certificates, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

  The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Certificates of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Certificates of one series may cover the Offered Certificates of one or more other series.

  The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder, while setting forth the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

  In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Certificates, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto.

SUBORDINATE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available. The Offered Certificates of any series may include one or more classes of Subordinate Certificates.

  If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LETTER OF CREDIT

  If any component of credit enhancement as to the Offered Certificates of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

  Any mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "--Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

  Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Certificateholders will experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Certificateholders will also experience losses with respect to the related Certificates in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

  Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Certificateholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

  The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Certificates. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

  Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

  Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Certificates from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

  Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

  As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of Special Hazard

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

Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

  In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the Federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

RESERVE FUNDS

  If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Certificates, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Certificates, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Certificates.

  In connection with the establishment of any Reserve Fund, unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Certificateholders which could adversely affect the yield to investors on the related Certificates.

  Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

  To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

  If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Certificates is scheduled to expire prior to the date the final distribution on such Certificates is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Certificateholders.

  If a Mortgage Pool Insurance Policy has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by Freddie Mac, Fannie Mae or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Certificateholders.

  In lieu of the Master Servicer's obligation to maintain a Letter of Credit or Mortgage Pool Insurance Policy as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit or Mortgage Pool Insurance Policy, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Certificates that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Certificates by such Rating Agency or Agencies.

  If a Special Hazard Instrument has been obtained for a series of Certificates, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "-- Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Certificates that such substitution shall not adversely affect the then-current ratings assigned to such Certificates by such Rating Agency or Agencies.

  If a Bankruptcy Bond has been obtained for a series of Certificates, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Certificates that such substitution shall not adversely affect the then-current ratings assigned to such Certificates by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

  The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Certificateholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

  If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

  Unless otherwise specified in the Prospectus Supplement, the amount of credit support provided pursuant to any form of credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Purchase Obligation, or any alternative form of credit enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Certificates. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Certificates are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                             PURCHASE OBLIGATIONS

  With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Certificates themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Certificateholders to the related series.

  The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Certificateholders of the related series and will be nontransferable. Unless otherwise provided in the related Prospectus Supplement, each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Certificates must look solely to the credit of such entity for payment under the Purchase Obligation.

                 PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

  Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder, while setting forth the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

  Unless otherwise specified in the related Prospectus Supplement, (i) each Single Family Loan having a Loan-to-Value Ratio at origination of over 80% is required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%, and (ii) the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

  While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

  The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.


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

  As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

  For any Certificates offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Certificates for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Certificates. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement-- Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

  The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

  As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. The Pooling Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

  The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

  Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

  The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

  There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221
(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

  Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value

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

of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

  The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.

                                  THE COMPANY

  The Company is a wholly-owned subsidiary of ICI Funding. The Company was incorporated in the State of California on May 6, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets.

  The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (714) 556-0122.

                            ICI FUNDING CORPORATION

  ICI Funding, the Company's parent, will be a Seller and may act as Master Servicer with respect to a Mortgage Pool. ICI Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. ICI Funding is a non-consolidating subsidiary of ICMH. ICI Funding primarily acquires mortgage loans from approved correspondents.

  Prior to November 1995, ICI Funding was a division of ICII. In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to ICMH, in exchange for approximately 10% of the common stock of ICMH. All of the outstanding shares of common stock of ICI Funding were retained by ICII.

  At June 30, 1996, ICI Funding had approximately 81 employees. ICI Funding's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

  ICMH is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and securities backed by such loans. The conduit operations, conducted by ICI Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to the Company by Imperial Credit Industries, Inc. ("ICII"), a leading specialty finance company, in November 1995. ICMH is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

  ICMH's day-to-day operations are overseen by Imperial Credit Advisors, Inc., a wholly-owned subsidiary of ICII ("ICAI") pursuant to a management agreement between ICMH and ICAI. ICMH's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

                             THE POOLING AGREEMENT

GENERAL

  The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Company, the Trustee, the Master Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

  Forms of Pooling Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof set forth below. The summaries herein, while setting forth the material provisions that may be included in a Pooling Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Company."

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

  The Pooling Agreement for each series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Certificates. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement.

  Each Pooling Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

  Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

  Events of Default under the Pooling Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

  No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

  The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause (i) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder.

AMENDMENT

  Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

  The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

  Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

  The obligations created by the Pooling Agreement for each series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

  Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. The foregoing is subject to the provision that if a REMIC election has been made, the termination of the related Trust Fund will be effected only in connection with a "qualified liquidation" within the meaning of Section 860F(a)(4) of the Code.

THE TRUSTEE

  The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates.

LIMITATIONS ON THE DUTIES OF THE TRUSTEE

  The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

  As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for

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

any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             YIELD CONSIDERATIONS

  The yield to maturity of an Offered Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors.

  A class of Certificates may be entitled to payments of interest at a fixed Pass-Through Rate, a variable Pass-Through Rate or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, each as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional balance of Certificates entitled only to payments of interest) and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools-- Representations by Sellers" and "Descriptions of the Certificates--Assignment of Trust Fund Assets" above. Holders of certain Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

  With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

  In general, if a class of Certificates is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Certificates is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield

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

will be particularly significant in the case of a series of Certificates having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates.

  The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

  When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread."

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

  With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan. The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Certificates will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Certificates.

  With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

  The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by

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

Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures; Mortgage Loan Modifications" and "Certain Legal Aspects of Mortgage Loans-- Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Certificates.

  There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

  Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Certificates. See "The Pooling Agreement-- Termination; Retirement of Certificates."

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

  General. Each Single Family and Multifamily Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property

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

is located. Mortgages, deed of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

  Types of Mortgage Instruments. There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

  Leases and Rents. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

  Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

  The Master Servicer will be required under the related Pooling Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not

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have a first priority security interest in the Manufactured Home securing a
Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

  The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of

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title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, subject to the terms of the loan, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

  A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the

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senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

  In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

REPOSSESSION WITH RESPECT TO CONTRACTS

  General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

  (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and

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

maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

  (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

  (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

  Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

  Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

  So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

  Single Family Properties and Multifamily Properties. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until

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the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

  The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Single Family Loans and Multifamily Loans. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For

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example, under the federal Bankruptcy Code, as amended from time to time
(Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrears, which may be cured within a reasonable time period.

  In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

  Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

JUNIOR MORTGAGES

  Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as

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the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" above.

  Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

  Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract.


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ENVIRONMENTAL LEGISLATION

  Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the Offered Certificates of the related series might realize a loss if such costs were required to be paid by the Trust Fund.

ENFORCEABILITY OF CERTAIN PROVISIONS

  Transfer of Single Family Properties and Multifamily Properties. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

  Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes.

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

Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

  Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

  When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V, Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

  Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

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

  As indicated above under "The Mortgage Pools-Representations by Sellers," each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

  Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

  A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

  Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Certificateholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such

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

Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificate holders of the related series.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Prospective investors should note that no rulings have been or will be sought from the "Internal Revenue Service" (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take a contrary position. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another

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

specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 86OG (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

  Classification of REMICS. Prior to the sale of each series of REMIC Certificates, Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company, will have delivered its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. Such opinion will be filed with the Commission either as an exhibit to the Registration Statement of which this Prospectus Supplement is a part or in a Current Report on Form 8-K.

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

  Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of
Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 86OG(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

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

  The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

  Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICS, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

 Taxation of Owners of REMIC Regular Certificates.

  General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

  Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

  The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

  The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

  In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

  Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

  In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

  Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the

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

amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.

  If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

  As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

  Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a

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

Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

  However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

  Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

  Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

  Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

 Taxation of Owners of REMIC Residual Certificates

  General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

  A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus

Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

  A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

  Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

  For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained

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

initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

  Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

  A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

  A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

  If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

  As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-

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

Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

  A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

  Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

  The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

  Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

  In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose,

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

the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

  For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

  Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1996, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

  As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICS.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could

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

apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

  Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

  The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

  Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that on January 3, 1995, the IRS released proposed regulations (the "Proposed Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark-to-Market Regulations apply to all REMIC Residual Certificates acquired on or after January 4, 1995.

  Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.


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

  With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

  Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

  Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

  REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

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

  A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

  In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

  REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts." Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

  Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

  Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

  For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

  Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual

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

Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

  Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

  As the tax matters person or as agent for the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the Service concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the Service; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the Service. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

  As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."


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

  Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means (i) a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof; or
(ii) an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (ii) above, unless the trust elects to have its United States status determined under criteria set forth under (ii) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

  In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

  Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

  Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

  Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company, will deliver their opinion to the effect that assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

  For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

  Characterization of Investments in Grantor Trust Certificates

  Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (iii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 86OG(a)(3) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

  The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

  Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

  The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 86OG(a)(3)(A) of the Code.

  Taxation of Owners of Grantor Trust Fractional Interest
Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

  The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

  If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

  The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such

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

Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

  Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

  In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

  If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

  Under Treasury regulation Section 1. 1286-IT, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

  If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

  The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

  In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

  Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

  If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

  A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

  In addition to its regular reports, the Trustee, unless otherwise provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

  Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above, or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

  Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

  Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

  Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

  Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates-- Market Discount," below, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

  Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

  It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

  Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

  The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

  Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

  As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

  The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

  It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

  Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments. As in the case of the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

  If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a " noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

  Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates".

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

  Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale of a Grantor Trust Certificate, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

  Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the Service as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the Service will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the Service, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

  Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

  Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "REMICS-- Foreign Investors in REMIC Certificates--REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

  To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

  A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, interests therein, Mortgage Securities or Contracts and other assets included in a related Trust Fund to be deemed assets of such Plan.
Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25 % or more of any class of Certificates is held by benefit plan investors.

  Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, interests therein, Mortgage Securities or Contracts and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any SubServicer, any Special Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

  The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of Section 406(a) of ERISA, and from the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c)(1)(A), (B), (C) and (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of certificates in the initial issuance of certificates and the servicing and operation of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust in single-family residential property. PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans, related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property and the acquisition and holding of certain mortgage pool pass-through certificates representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on single-family, non-farm residential property; (b) property which had secured such obligations and which has been acquired by foreclosure; and (c) undistributed cash.

  The Company anticipates that each pool of Mortgage Loans (other than pools including MultiFamily Loans, interests in Mortgage Loans, Mortgage Securities or Contracts) (such Mortgage Loans eligible under PTCE 83-1, "Eligible Mortgage Loans") will be a "mortgage pool" within the meaning of PTCE 83-1. The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The Company believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include:
(i) Offered Certificates representing interests in a Trust Fund consisting of Eligible Mortgage Loans issued in a series consisting of only a single class of Certificates; (ii) Senior Certificates representing interests in a Trust Fund consisting of Eligible Mortgage Loans issued in a series in which there is only one class of Senior Certificates; provided that the Certificates described in clauses (i) and (ii) evidence the beneficial ownership of a specified portion of both future interest payments (greater than 0%) and future principal payments (greater than 0%) on the Eligible Mortgage Loans. It is not clear whether other types of Offered Certificates that may be offered hereunder would be "mortgage pass-through certificates" for purposes of PTCE 83-1, including but not limited to: (a) a class of Offered Certificates that evidences the beneficial ownership of interest payments only or principal payments only, or disproportionate interest or principal payments, or nominal principal or interest payments, such as the Strip Certificates; or
(b) Offered Certificates in a series including classes of Certificates which differ as to timing, sequential order, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Accrual Certificates; or (d) Offered Certificates evidencing an interest in a Trust Fund as to which two or more REMIC elections have been made; or (e) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not purchase Offered Certificates representing interests as described in the immediately preceding sentence based upon the availability of PTCE 83-1. It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration interests in pools of the exact nature described herein. PTCE 83-1 is not available for mortgage pools consisting of Multi-Family Loans, interests in Mortgage Loans, Mortgage Securities or Contracts. PTCE 83-1 is not available for Certificates that are subordinate to any other class of Certificates of the same series.

  PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage; (2) the pool trustee must not be an affiliate of the pool sponsor; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pools plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest are fiduciaries.

  The Prospectus Supplement with respect to a series will set forth whether the Trustee in respect of such series is affiliated with the Company. Unless otherwise provided in the Prospectus Supplement with respect to a series, the Company believes that it will receive total compensation for forming and providing services to the Mortgage Pools which will not be more than adequate consideration. If the credit support with respect to a series of Certificates constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and if it is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan, then the Company believes the first general condition referred to above will be satisfied. Each Plan fiduciary responsible for making the investment decision whether to purchase and to hold Offered Certificates must make its own determination as to whether
(i) the Offered Certificates constitute "mortgage pool pass-through certificates" for purposes of PTCE 83-1, (ii) the first and third general conditions will be satisfied, and (iii) the specific conditions not discussed herein, of PTCE 83-1 have been satisfied.

  Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of PTCE 83-1 or any other prohibited transaction exemption. In addition, such fiduciary should consider the availability of: PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company polled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional assets managers." The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in the Certificates or, even if an exemption would apply to all prohibited transactions that may occur in connection with such investment.

TAX EXEMPT INVESTORS

  A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                           LEGAL INVESTMENT MATTERS

  Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

  The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Certificates will be treated as high-risk under the Policy Statement.

  The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

  Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

  There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools. The Company expects that it will make additional sales of securities similar to the Offered Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

  The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

  The Company intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

    1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    2. By placements by the Company with institutional investors through dealers; and

    3. By direct placements by the Company with institutional investors.

  If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Company or from purchasers of such Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

  It is anticipated that the underwriting agreement pertaining to the sale of Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Certificates of such series.

  The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

  Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series will be passed upon for the Company by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California.

                             FINANCIAL INFORMATION

  A new Trust fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

  It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----
Accrual Certificates.................................................. 6, 38, 46
Accrued Certificate Interest..........................................        46
Affiliated Sellers....................................................        20
ARM Loans.............................................................        21
Available Distribution Amount.........................................        45
Balloon Loans.........................................................        22
Balloon Payment.......................................................        22
Bankruptcy Code.......................................................        77
Bankruptcy Loss.......................................................        49
Beneficial Owner......................................................        39
Buydown Account.......................................................    13, 24
Buydown Agreement.....................................................        43
Buydown Funds.........................................................    13, 24
Buydown Mortgage Loans................................................    13, 24
Buydown Period........................................................    13, 24
CERCLA................................................................        26
Certificate...........................................................        62
Certificate Account...................................................        42
Certificate Register..................................................        39
Certificate Registrar.................................................        38
Certificateholder.....................................................        39
Certificateholders....................................................         1
Certificates..........................................................      1, 5
Closing Date..........................................................        85
Code..................................................................     6, 82
Commission............................................................         3
Committee Report......................................................        84
Company...............................................................      1, 5
Contracts.............................................................        19
Contributions Tax.....................................................        95
Convertible Mortgage Loan.............................................        23
Debt Service Coverage Ratio...........................................        25
Debt Service Reduction................................................        54
Defaulted Mortgage Loss...............................................        49
Deferred Interest.....................................................        21
Deficient Valuation...................................................        54
Deleted Mortgage Loan.................................................        28
Designated Seller Transaction.........................................        20
Determination Date....................................................        45
Distribution Date.....................................................         8
DOL...................................................................       108
DTC...................................................................        39
DTC Registered Certificates...........................................        39
Due Period............................................................        47
Eligible Mortgage Loans...............................................       109
Equity Participation..................................................    22, 47
ERISA.................................................................   10, 108
Exchange Act..........................................................         3

                                                                            Page
                                                                            ----
Extraordinary Losses...................................................       50
Fannie Mae.............................................................       26
FDIC...................................................................       20
FHA....................................................................       20
FHA Loans..............................................................       20
FHLMC..................................................................       26
FIRREA.................................................................       26
Fraud Loss.............................................................       50
Freddie Mac............................................................       26
FTC Rule...............................................................       78
Garn-St Germain Act....................................................       79
Grantor Trust Certificates.............................................   11, 83
Grantor Trust Fractional Interest Certificate..........................       99
Grantor Trust Fund.....................................................       83
Grantor Trust Strip Certificate........................................       99
Holder.................................................................       39
Housing Act............................................................       27
HUD....................................................................       60
ICAI...................................................................       62
ICI Funding............................................................    5, 61
ICII...................................................................       61
ICMH...................................................................        5
Index..................................................................       21
Insurance Proceeds.....................................................       42
Intermediaries.........................................................       39
Internal Revenue Service...............................................       82
IRS....................................................................   82, 85
Issue Premium..........................................................       90
Letter of Credit.......................................................       51
Letter of Credit Bank..................................................       51
Liquidated Mortgage Loan...............................................       34
Liquidation Proceeds...................................................   42, 43
Loan-to-Value Ratio....................................................       23
Lock-out Expiration Date...............................................       22
Lock-out Period........................................................       22
Loss...................................................................       58
Manufactured Homes.....................................................       19
Manufacturer's Invoice Price...........................................       23
Master Servicer........................................................ 1, 5, 30
Mortgage Loans......................................................... 1, 7, 50
Mortgage Notes.........................................................       19
Mortgage Pool..........................................................     1, 7
Mortgage Rate..........................................................       21
Mortgage Securities....................................................    7, 20
Mortgaged Property.....................................................        7
Mortgages..............................................................       19
Multifamily Loans......................................................       19
Multifamily Properties.................................................       19
Net Mortgage Rate......................................................       67

                                                                            Page
                                                                            ----
Net Operating Income...................................................       25
Nonrecoverable Advance.................................................       48
Note Margin............................................................       21
Offered Certificates................................................... 1, 5, 38
OID Regulations........................................................       83
OTS....................................................................      112
Participants...........................................................       39
Parties in Interest....................................................      108
Pass-Through Rate......................................................        6
Permitted Investments..................................................       42
Plan...................................................................       10
Policy Statement.......................................................      111
Pool Insurer...........................................................       44
Pooling Agreement...................................................... 1, 6, 62
Pre-Funding Account....................................................       37
Prepayment Assumption..................................................  84, 101
Prepayment Interest Shortfall..........................................       68
Prepayment Penalty.....................................................       22
Primary Insurance Policy...............................................       58
Primary Insurer........................................................       58
Prohibited Transactions Tax............................................       95
Proposed Mark-to-Market Regulations....................................       93
Prospectus Supplement..................................................        1
PTCE 83-1..............................................................      109
Purchase Obligation....................................................       57
Purchase Price.........................................................       28
Qualified Substitute Mortgage Loan.....................................       28
Rating Agency..........................................................       10
Realized Losses........................................................       49
Record Date............................................................       45
Related Proceeds.......................................................       47
Relief Act.............................................................       81
REMIC.................................................................. 1, 6, 83
REMIC Administrator....................................................       83
REMIC Certificates.....................................................       82
REMIC Provisions.......................................................       83
REMIC Regular Certificates.............................................   11, 83
REMIC Regulations......................................................       83
REMIC Residual Certificates............................................   11, 83
REO Mortgage Loan......................................................       34
REO Property...........................................................       32
Reports to Certificateholders..........................................        3
Reserve Fund...........................................................       54
RTC....................................................................       20
Securities Act.........................................................        3
Seller.................................................................        7
Sellers................................................................    1, 20
Senior Certificates....................................................    6, 38
Senior Liens...........................................................       22
Senior/Subordinate Series..............................................       38

                                                                            Page
                                                                            ----
Servicing Standard......................................................      30
Single Family Loans.....................................................      19
Single Family Property..................................................      19
SMMEA................................................................... 10, 111
Special Hazard Instrument...............................................      50
Special Hazard Insurance Policy.........................................      53
Special Hazard Insurer..................................................      53
Special Hazard Loss.....................................................      49
Special Hazard Losses...................................................      53
Special Servicer........................................................   5, 33
Spread..................................................................       5
Strip Certificates......................................................   6, 38
Subordinate Certificates................................................   6, 38
Subservicer.............................................................      32
Subservicers............................................................      24
Tax Exempt Investor.....................................................     111
Tiered REMICs...........................................................      84
Title V.................................................................      80
Title VIII..............................................................      81
Trust Fund..............................................................    1, 5
Trustee.................................................................       5
UBTI....................................................................     111
Unaffiliated Sellers....................................................      20
United States person....................................................      98
Value...................................................................      23

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